As filed with the Securities and Exchange Commission on March 4, 2021

Registration No. 333-253846

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S- 1/A

 Amendment No. 1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PACIFIC VENTURES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	2080	75-2100622
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

117 West 9th Street Suite 316

Los Angeles California 90015

310-392-5606

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shannon Masjedi

Chief Executive Officer

117 West 9th Street Suite 316

Los Angeles California 90015

310-392-5606

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

JDT Legal, PLLC

Jeff Turner, Esq.

897 Baxter Drive

South Jordan, Utah 84095

(801) 810-4465

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer [ ]
Non-Accelerated filer	[ ]	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share		Estimated Proposed Maximum Aggregate Offering Price		Amount of Registration Fee (2)

Common Stock, $0.001 par value per share		$	[●]	$10,000,000	(1)	$1,091

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

(2)	Calculated pursuant to Rule 457(a) based on an estimate of the proposed maximum aggregate offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY __, 2021

Pacific Ventures Group, Inc.

[●] Shares of Common Stock

$[●] Per Share

We are offering to the public on a “best-efforts” basis a total of [●] shares of our Common Stock, par value $0.001(the “Offering”). There is no minimum number of shares of Common Stock required in order the close the Offering.

This Offering will be conducted on a “best-efforts” basis, which means our officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our officers will not receive any commission or any other remuneration for these sales.

If we sell all ____ shares of Common Stock subject to the Offering pursuant to this prospectus, at the Offering price of $____ per share, we will receive approximately $10,000,000 in gross proceeds and approximately $9,900,000 in net proceeds, after deducting estimated offering expenses of $100,000 payable by us, assuming all of the ______ shares of Common Stock are sold, and estimated offering expenses payable by us.

Our Common Stock is quoted on the OTC Markets’ Pink Tier, under the trading symbol “PACV.” There is no established trading market for the Common Stock, nor can there be any assurance that a trading market will develop or be sustained for the shares of Common Stock subject to the Offering.

As of September 30, 2020, the executive officers and directors beneficially own 1,582,828 of the outstanding shares of our Common Stock, 6,000,000 shares of the Series E Preferred Shares, and 10,000 shares Series F Preferred Stock representing approximately 90% of the outstanding voting shares.

The Company intends to use the proceeds of this offering for general working capital purposes to fund the growth of its business. See “Use of Proceeds” in this prospectus.

Investing in our Common Stock involves significant risks. You should carefully consider the risk factors beginning on page 6 of this prospectus before purchasing any of the Common Stock offered by this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Per Share
Public Offering price	$
Proceeds, before expenses, to Pacific Ventures	$

The date of this prospectus is February____, 2021

You should rely only on the information contained or incorporated into this prospectus. We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date. You should also read this prospectus together with the additional information described under “Where You Can Find More Information” and “Incorporation of Information by Reference.”

Unless the context otherwise requires, we use the terms “PACV,” “we,” “us,” the “Company,” the “Registrant” and “our” to refer to Pacific Ventures Group, Inc. and its wholly-owned subsidiaries.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contains forward-looking statements within the meaning of the federal securities laws. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “outlook,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecast,” “mission,” “strive,” “more,” “goal,” or similar expressions and are based upon various assumptions and our experience in the industry, as well as historical trends, current conditions, and expected future developments. However, you should understand that these statements are not guarantees of performance or results, and there are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those expressed in the forward-looking statements, including, among others:

●	any declines in the consumption of food prepared away from home;
●	the extent and duration of the negative impact of the COVID-19 pandemic on us;
●	cost inflation/deflation and commodity volatility;
●	competition;
●	reliance on third-party suppliers and interruption of product supply or increases in product costs;
●	changes in our relationships with customers and group purchasing organizations;
●	our ability to increase or maintain the highest margin portions of our business;
●	effective integration of acquired businesses;
●	achievement of expected benefits from cost savings initiatives;
●	increases in fuel costs;
●	economic factors affecting consumer confidence and discretionary spending;
●	changes in consumer eating habits;
●	reputation in the industry;
●	labor relations and costs and continued access to qualified and diverse labor;
●	cost and pricing structures;
●	changes in tax laws and regulations and resolution of tax disputes;
●	environmental, health and safety and other government regulation, including actions taken by national, state and local governments to contain the COVID-19 pandemic, such as travel restrictions or bans, social distancing requirements, and required closures of non-essential businesses;
●	product recalls and product liability claims;
●	adverse judgments or settlements resulting from litigation;
●	disruption of existing technologies and implementation of new technologies;
●	cybersecurity incidents and other technology disruptions;
●	management of retirement benefits and pension obligations;
●	extreme weather conditions, natural disasters and other catastrophic events, including pandemics and the rapid spread of contagious illnesses;
●	risks associated with intellectual property, including potential infringement; indebtedness and restrictions under agreements governing indebtedness; and
●	interest rate increases.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this prospectus sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing regulatory environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the U.S., we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or other investments or strategic transactions we may engage in.

ii

THE OFFERING

The following summary contains basic terms about this Offering and the Common Stock and is not intended to be complete. It may not contain all of the information that is important to you. For a more complete description of the terms of the Common Stock, see “Description of the Common Stock.”

Issuer	Pacific Ventures Group, Inc.

Common Stock to be outstanding after this Offering if the maximum number of shares are sold	_____________ shares of Common Stock, Par Value $.001 per share (the “Common Stock”).

Offering Price	$______ per share of Common Stock.

Common Stock Outstanding Before the Offering	6,871,351 (as of September 30, 2020).

Quotation	Our Common Stock is currently subject to quotation on the OTC Market under the symbol “PACV.”

Use of Proceeds	The Company intends to use the proceeds of this offering for general working capital purposes to fund the growth of its business. See “Use of Proceeds” in this prospectus. Reference is made to the disclosure in the section entitled “Use of Proceeds.”

Risk Factors	Please read the section entitled “Risk Factors” beginning on page 6 for a discussion of some of the factors you should carefully consider before deciding to invest in our Common Stock.

Transfer Agent	The registrar and transfer agent with respect to the Common Stock is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598.

Material U.S. Federal Income Tax Considerations	For a discussion of the federal income tax consequences of purchasing, owning and disposing of the Common Stock, please see the section entitled “Material U.S. Federal Income Tax Considerations.” You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the Common Stock in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

1

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire Prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Pacific Ventures Group, Inc.,” “Company,” “Registrant,” “we,” “us” and “our” refer to Pacific Ventures Group, Inc., a Delaware corporation.

Business

Pacific Ventures was incorporated under the laws of the State of Delaware on October 3, 1986, under the name AOA Corporation. On November 12, 1991, the Company changed its name to American Eagle Group, Inc. On October 22, 2012, the Company changed its name to Pacific Ventures Group, Inc.

The current structure of Pacific Ventures resulted from a share exchange with Snöbar Holdings, Inc. (“Snöbar”), which was treated as a reverse merger for accounting purposes. As the result of the Share Exchange, Snöbar Holdings became Pacific Venture’s wholly owned operating subsidiary and the business of Snöbar Holdings became the Company’s sole business operations, and Snöbar Holdings’ majority owned subsidiary, MAS Global Distributors, Inc., a California corporation (“MGD”), became indirect subsidiary of Pacific Ventures.

Snöbar Holdings was formed under the laws of the State of Delaware on January 7, 2013. Snöbar Holdings is the trustor and sole beneficiary of Snöbar Trust, a California trust (“Trust”), which was formed on June 1, 2013. The current trustee that holds legal title to the Trust is Clark Rutledge, who is the father of Shannon Masjedi, who is the Company’s President, Chief Executive Officer and majority stockholder. The Trust owns 100% of the shares of International Production Impex Corporation, a California corporation (“IPIC”), which was formed on August 2, 2001. IPIC is in the business of selling alcohol-infused ice cream and ice-pops and holds all of the rights to the liquor licenses to sell such products and trade names “SnöBar”. As such, the Trust holds all ownership interest of IPIC and its liquor licenses, permitting IPIC to sell its product to distributors, with all income, expense, gains and losses rolling up to the Trust, of which Snöbar Holdings is the sole beneficiary. Snöbar Holdings also owns 99.9% of the shares of MAS Global Distributors, Inc., a California corporation (“MGD”). MGD is in the business of selling and leasing freezers and providing marketing services. As a result of the foregoing, Snöbar Holdings is the primary beneficiary of all assets, liabilities and any income received from the business of the Trust and IPIC through the Trust and is the parent company of MGD.

MGD, a majority owned subsidiary of Snöbar Holdings, is the sole marketer for SnöBar ice cream and SnöBar ice pops. MGD handles all the marketing and promotional aspect for the SnöBar product line.

On May 1, 2018, Royalty Foods Partners, LLC – a Florida Limited Liability Corporation and a subsidiary of Pacific Ventures Group, Inc. – completed an asset acquisition of San Diego Farmers Outlet, Inc., a California Corporation. San Diego Farmers Outlet provides primarily restaurants customers in southern California’s three largest counties with quality food and produce and does business under the name of Farmers Outlet and San Diego Farmers Outlet.

On December 17, 2019, the Company completed an asset acquisition of Seaport Meat Company, (Seaport Meat), a California Corporation with over thirty (30) years in business servicing restaurant and retail, and institutional customers in Southern California and Arizona. Seaport Meat is a USDA meat processing plant that supplies quality meats, seafood, dry goods, dairy and produce. Seaport Meat Company built a state-of-the-art food distribution and manufacturing facility in Spring Valley, California. Seaport operates out of a facility is HACCP-compliant and is a USDA Licensed processing facility with on-site daily inspections. HACCP is a management system in which food safety is addressed through the analysis and control of biological, chemical, and physical hazards from raw material production, procurement and handling, to manufacturing, distribution and consumption of the finished product. Having a USDA certified facility allows consumers to be confident that the Food Safety and Inspection Service (FSIS), the public health agency in the USDA, ensured that meat and poultry products are safe, wholesome, and correctly labeled and packaged.

2

The Company’s customers range from a wide variety of restaurants, including many well known in Southern CA, to institutions, schools (UCSD, SDSU, etc.) and re-distributors such as US Foods and Sysco as well as to local distributors. They supply wholesale food and restaurant supplies to San Diego, Los Angeles, Orange and Riverside and offer same day service. In addition, they have clients in Arizona and Colorado that come to their facility to pick up their orders.

Operations

As of the date of this S-1 Registration, Snöbar products are currently being sold in the east coast of United States by the Company’s distributor. The Company’s management has been actively constructing an online platform that will allow Snöbar distribution on a national level.

The Company’s San Diego Farmers Outlet (SDFO) acquisition has increased sales of its wholesale business, and still plan on expanding our current delivery territory from 25 miles to a 40-mile radius. SDFO is also in the process of obtaining 2 new delivery trucks to add to the current fleet of trucks. The Company has begun marketing to new restaurants in the area, most notably Asian and Italian restaurants, and have let restaurants know that SDFO can deliver the finest produce in market. SDFO installed new signage around the retail market, added additional landscaping to enhance the appearance of the market, and purchased a new Point of Sale system to improve efficiency and ordering processes.

Due to the impact that the COVID-19 pandemic had on our customers, particularly our larger customers have been forced to close. Some of these accounts remain closed such as Petco Park the Major League ballpark “Padre Stadium” and the LA, San Diego, and Del Mar County Fairs. Despite these customer closures, Seaport Meat Company has expanded its customer base and maintained at or above the same revenue for the three months ended September 2020 as for the same quarter in 2019.

Because Seaport Meat Company can efficiently add new product lines, they can easily expand the distribution of Pacific Ventures’ San Diego Farmers Outlet and SnoBar product line, thereby accelerating Pacific Ventures’ revenue growth. The combination of a distribution and product company is unique in the San Diego area and will position the company for rapid growth.

They manufacture and wholesale custom processed beef, pork, chicken, lamb, veal and seafood. In addition, they are redistributors of a wide variety of dry goods, frozen foods, disposables and janitorial products. Their sales, distribution and finance processes are very efficient and can be expanded to add new product lines, including fresh produce and dairy.

Summary of Risk Factors

This offering involves substantial risk. Our ability to execute our business strategy is also subject to certain risks. The risks described under the heading “Risk Factors” included elsewhere in this prospectus may cause us not to realize the full benefits of our business plan and strategy or may cause us to be unable to successfully execute all or part of our strategy.

There are a number of potential difficulties that we might face, including the following:

●	Competitors may develop alternatives that render our products redundant or unnecessary;
●	We may not obtain and maintain sufficient protection of our SnöBar product line;
●	Our products may not become widely accepted by consumers and merchants; and
●	Strict, new government regulations and inappropriate policies, especially in food and beverages business, may hinder the growth of our business; and
●	We may not be able to raise sufficient additional funds to operate and grow our business.

During the years ended December 31, 2019 and 2018, we borrowed $ 9,284,769 and we may be expected to require up to an additional $__ million in capital during the next 12 months to fund our operations.

3

Some of the most significant challenges and risks include the following:

●	Our Auditor has expressed substantial doubt as to our ability to continue as a going concern.
●	Our limited operating history does not afford investors a sufficient history on which to base an investment decision.
●	Our revenues will be dependent upon acceptance of our SnöBar product line by consumers and distributors. The failure of such acceptance will cause us to curtail or cease operations.
●	We are seeking to market and advertise alcohol infused frozen products and may not be able to accomplish our goal; the alcohol and dessert industries are highly competitive and if we are unable to compete successfully, our business will be harmed.
●	We rely on the performance of wholesale distributors and other marketing arrangements and could be adversely affected by consolidation, poor performance or other disruptions in our distribution channels and customers.
●	Our business is subject to extensive regulatory requirements regarding distribution, production, labeling, and marketing. Changes to regulation of the alcohol industry could include increased limitations on advertising and promotional activities or other non-tariff measures that could adversely impact our business.
●	The availability of a large number of authorized but unissued shares of Common Stock may, upon their issuance, lead to dilution of existing stockholders.
●	Our stock is thinly traded, sale of your holding may take a considerable amount of time.

Before you invest in our common stock, you should carefully consider all the information in this prospectus, including matters set forth under the heading “Risk Factors.”

Where You Can Find Us

The Company’s principal executive office and mailing address is at 117 West 9th Street Suite 316, Los Angeles California 90015.

Telephone: 310-392-5606.

4

Our Filing Status as a “Smaller Reporting Company”

We are a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. As a “smaller reporting company,” the disclosure we will be required to provide in our SEC filings are less than it would be if we were not considered a “smaller reporting company.” Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being permitted to provide two years of audited financial statements in annual reports rather than three years. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related MD&A;

●	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”);

●	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

●	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this Prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Act”) for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements contained in this Form S-1 may not be comparable to companies that comply with public company effective dates. The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply to our filings for so long as our Company is an emerging growth company, regardless of whether the Company remains a smaller reporting company.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

5

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference into this prospectus. The risks and uncertainties described in this prospectus are not the only ones we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business, business prospects, results of operations or financial condition. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference into this prospectus actually occurs, then our business, results of operations and financial condition could be adversely affected in a material way. This could cause the market price of the Common Stock to decline, perhaps significantly, and you may lose part or all of your investment.

Risks Related to this Offering and Ownership of Shares of Our Common Stock

Risks Relating to Our Business and Industry

COVID-19 Impact

In March 2020, the World Health Organization characterized a novel strain of coronavirus (“COVID-19”) as a pandemic amidst a rising number of confirmed cases and thousands of deaths worldwide. As of December 28, 2019, the COVID-19 pandemic had not had a significant impact on our business. However, since mid-March 2020, our business has been significantly impacted. Beginning in mid-March2020, many countries, including the United States, took steps to restrict travel, temporarily close or enforce capacity restrictions in businesses, schools and other public gathering spaces. Restrictions on public gatherings and attendance at retail or other establishments, including restaurants, and recreational, sporting and other similar venues, continue to evolve and are expected to continue to remain in effect in some capacity for the near-term. It remains unclear when and to what extent the COVID-19 pandemic will fully abate. Since mid-March2020, the operations of our restaurant, hospitality and education customers (and our operations that are dependent upon these customers) have been significantly disrupted by the spread of COVID-19 and the corresponding sudden and significant decline in consumer demand for food prepared away from home.

We are seeking to market and advertise alcohol infused frozen products and may not be able to accomplish our goal.

A key feature of our growth strategy is to engage in the marketing and advertising of alcohol infused frozen products. Doing so presents significant challenges and subjects our business to significant risks. For example, we face substantial competition in these areas, and do not have as extensive a history of operating in these areas as some of our competitors. If we are unsuccessful in marketing and advertising alcohol infused frozen products, our ability to grow our business could be significantly limited.

The alcohol and dessert industries are highly competitive and if we are unable to compete successfully, our business will be harmed.

The alcoholic beverage industry and the dessert industry are extremely competitive. If we are unable to compete successfully against current or future competitors in such industries, our revenues, margins and market share could be adversely affected, any of which could significantly harm our business, operating results or financial condition.

Our success depends on certain key personnel.

Our performance to date has been and will continue to be largely dependent on the talents, efforts and performance of our senior management and key technical personnel. It is anticipated that our executive officers will enter into employment agreements. However, while it is customary to use employment agreements as a method of retaining the services of key personnel, these agreements do not guarantee us the continued services of such employees. In addition, we have not entered into employment agreements with most of our key personnel. The loss of our executive officers or our other key personnel, particularly with little or no notice, could cause delays on projects and could have an adverse impact on our client and industry relationships, our business, operating results or financial condition.

6

We rely on highly skilled and qualified personnel, and if we are unable to continue to attract and retain such qualified personnel it will adversely affect our businesses.

Our success depends to a significant extent on our ability to identify, attract, hire, train and retain qualified creative, technical and managerial personnel. We expect competition for personnel with the specialized creative and technical skills needed to create our products and provide our services will continue to intensify. We often hire individuals on a project-by-project basis, and individuals who work on one or more projects for us may not be available to work on future projects. If we have difficulty identifying, attracting, hiring, training and retaining such qualified personnel, or incur significant costs in order to do so, our business and financial results could be negatively impacted.

Risks associated with commodity price volatility and energy availability could adversely affect our business.

We are exposed to risks associated with commodity price volatility arising from supply conditions, geopolitical and economic variables, weather, and other unpredictable external factors. We buy commodities such as fresh produce for the production, packaging and distribution of our products. Availability increases and volatility in the prices of these commodities, as well as products sourced from third parties and energy used in making, distributing and transporting our products, could increase the manufacturing and distribution costs of our products. While in the past we have been able to mitigate the impact of these cost increases through productivity improvements and pricing adjustments, there is no assurance that we will be able to offset such cost increases in the future.

The Common Stock ranks junior to all of our indebtedness and other liabilities.

In the event of our bankruptcy, liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Common Stock only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Common Stock to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors and any future series or class of preferred stock we may issue that ranks senior to the Common Stock. Also, the Common Stock effectively ranks junior to all existing and future indebtedness and to the indebtedness and other liabilities of our existing subsidiaries and any future subsidiaries. Our existing subsidiaries are, and future subsidiaries would be, separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Common Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Common Stock then outstanding. We have incurred and may in the future incur substantial amounts of debt and other obligations that will rank senior to the Common Stock. At December 31, 2019, we had total liabilities of $13,386,354.

Certain of our existing or future debt instruments may restrict the authorization, payment or setting apart of dividends on the Common Stock. There can be no assurance that we will always remain in compliance with certain of our existing or future debt instruments, and if we default, we may be contractually prohibited from paying dividends on the Common Stock. Also, future offerings of debt or senior equity securities may adversely affect the market price of the Common Stock. If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instruments containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Common Stock and may result in dilution to owners of the Common Stock. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. The holders of the Common Stock will bear the risk of our future offerings, which may reduce the market price of the Common Stock and will dilute the value of their holdings in us.

7

Our stock price has been extremely volatile, and our common stock is not listed on a national stock exchange; as a result, stockholders may not be able to resell their shares at or above the price paid for them.

The market price of our common stock has been historically volatile and could be subject to significant fluctuations due to changes in sentiment in the market regarding our operations or business prospects, among other factors. Further, our common stock is not listed on a national stock exchange; we intend to list the common stock on a national stock exchange once we meet the entry criteria. An active public market for our common stock currently exists on the OTC Markets (www.otcmarkets.com) but may not be sustained. Therefore, stockholders may not be able to sell their shares at or above the price they paid for them.

Among the factors that could affect our stock price are:

●	Industry trends and the business situation of our suppliers

●	Actual or anticipated fluctuations in our quarterly financial and operating results and operating results that vary from the expectations of our management or of securities analysts and investors

●	our failure to meet the expectations of the investment community and changes in investment community recommendations or estimates of our future operating results

●	Announcements of strategic developments, acquisitions, dispositions, financings, product developments and other materials events by us or our competitors

●	Regulatory and legislative developments

●	Litigation

●	General market conditions

●	Other domestic and international macroeconomic factors unrelated to our performance

●	Changes in key personnel

We may issue additional shares of Common Stock and additional series of preferred stock that rank senior to the Common Stock as to dividend rights, rights upon liquidation or voting rights.

We are allowed to issue additional shares of Common Stock and additional series of preferred stock that would rank equally to or above the Common Stock as to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs pursuant to our articles of incorporation and the articles of amendment relating to the Common Stock without any vote of the holders of the Common Stock. The issuance of additional shares of Common Stock and additional series of preferred stock could have the effect of reducing the amounts available to the Common Stock issued in this offering upon our liquidation or dissolution or the winding up of our affairs.

Also, although holders of Common Stock are entitled to voting rights, as described in “Description of the Common Stock — Voting Rights,” with respect to the circumstances under which the holders of Common Stock are entitled to vote, the Common Stock will vote separately as a class along with all other series of our preferred stock that we may issue upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of holders of Common Stock may be significantly diluted, and the holders of such other series of preferred stock that we may issue may be able to control or significantly influence the outcome of any vote.

Future issuances and sales of senior or pari passu preferred stock to that already issued, or the perception that such issuances and sales could occur, may cause prevailing market prices for our Common Stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

We do not expect to pay any cash dividends in the foreseeable future.

We intend to retain our future earnings, if any, in order to reinvest in the development and growth of our business and, therefore, do not intend to pay dividends on our common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, and such other factors as our board of directors deems relevant. Accordingly, investors may need to sell their shares of our common stock to realize a return on their investment, and they may not be able to sell such shares at or above the price paid for them.

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Our revenues, operating results and cash flows may fluctuate in future periods and we may fail to meet investor expectations, which may cause the price of our Common Stock to decline.

Variations in our quarterly and year-end operating results are difficult to predict and our income and cash flow may fluctuate significantly from period to period, which may impact our board of directors’ willingness or legal ability to declare a monthly dividend. If our operating results fall below the expectations of investors or securities analysts, the price of our Common Stock could decline substantially. Specific factors that may cause fluctuations in our operating results include:

●	competition;

●	need for acceptance of our products;

●	ability to develop a brand identity;

●	ability to anticipate and adapt to a competitive market;

●	ability to effectively manage rapidly expanding operations;

●	amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and

●	dependence upon key personnel to market our product and the loss of one of our key managers may adversely affect the marketing of our product.

We can sell additional shares of common stock without consulting stockholders and without offering shares to existing stockholders, which would result in dilution of existing stockholders’ interests in the Company and could depress our stock price.

Our Articles of Incorporation authorize 900,000,000 shares of common stock, of which 6,871,351 were outstanding as of September 30, 2020 (reflecting the 1-for-500 reverse stock split that occurred on April 13, 2020); 6,000,000 shares of Series E Preferred Stock, of which 6,000,000 shares were outstanding as of September 30, 2020; and 10,000 shares of Series F Preferred Stock of which 10,000 shares were outstanding as of September 30, 2020. Moreover, our Board of Directors is authorized to issue additional shares of our common stock and preferred stock. Although our Board of Directors intends to utilize its reasonable business judgment to fulfill its fiduciary obligations to our then existing stockholders in connection with any future issuance of our capital stock, the future issuance of additional shares of our common stock or preferred stock convertible into common stock would cause immediate, and potentially substantial, dilution to our existing stockholders, which could also have a material effect on the market value of the shares.

The market price of the Common Stock could be substantially affected by various factors.

The market price of the Common Stock depends on many factors, which may change from time to time, including:

●	prevailing interest rates, increases in which may have an adverse effect on the market price of the Common Stock;

●	trading prices of similar securities;

●	our history of timely dividend payments;

●	the annual yield from dividends on the Common Stock as compared to yields on other financial instruments;

●	general economic and financial market conditions;

●	government action or regulation;

●	the financial condition, performance and prospects of us and our competitors;

●	changes in financial estimates;

●	our issuance of additional preferred equity or debt securities; and

●	actual or anticipated variations in quarterly operating results of us and our competitors.

As a result of these and other factors, investors who purchase the Common Stock in this offering may experience a decrease, which could be substantial and rapid, in the market price of the Common Stock, including decreases unrelated to our operating performance or prospects.

As a holder of Common Stock, you will have extremely limited voting rights.

Your voting rights as a holder of Common Stock will be limited. Mrs. Shannon Masjedi, our Chief Executive Officer, beneficially owns shares equivalent to approximately 90% of our outstanding voting shares. As a result, Mrs. Masjedi exercises a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation, and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of our company or changes in management and will make the approval of certain transactions difficult or impossible without his support, which in turn could reduce the price of our Common Stock.

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If our common stock is delisted, your ability to transfer or sell your shares of the Common Stock may be limited and the market value of the Common Stock will likely be materially adversely affected.

If our common stock ceased to be subject to quotation on OTC Markets, your ability to transfer or sell your shares of the Common Stock may be limited and the market value of the Common Stock will likely be materially adversely affected.

We will have broad discretion in using the proceeds of this offering, and we may not effectively spend the proceeds.

We intend to use the net proceeds of this offering for working capital and general corporate purposes, which may include, developing new products and funding capital expenditures and investments. We will have significant flexibility and broad discretion in applying the net proceeds of this offering, and we may not apply these proceeds effectively. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds, and you will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

Delaware law contains provisions that could discourage, delay or prevent a change in control of our Company, prevent attempts to replace or remove current management and reduce the market price of our stock.

Provisions in our certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition involving us that our stockholders may consider favorable. For example, our certificate of incorporation authorizes our board of directors to issue up to ten million shares of “blank check” preferred stock without further stockholder approval. The board of directors has the authority to attach special rights, including voting and dividend rights, to this preferred stock. With these rights, preferred stockholders could make it more difficult for a third party to acquire us.

We are also subject to the anti-takeover provisions of the DGCL. Under these provisions, if anyone becomes an “interested stockholder,” we may not enter into a “business combination” with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change in control of us. An “interested stockholder” is, generally, a stockholder who owns 15% or more of our outstanding voting stock or an affiliate of ours who has owned 15% or more of our outstanding voting stock during the past three years, subject to certain exceptions as described in the DGCL.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002 and if we fail to comply in a timely manner, our business could be adversely affected and the price of our Preferred Stock could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal controls over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards.

We expect to incur expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In addition, although attestation requirements by our independent registered public accounting firm are not presently applicable to us, we could become subject to these requirements in the future and we may encounter problems or delays in completing the implementation of any resulting changes to internal controls over financial reporting. In the event that our Chief Executive Officer or Chief Financial Officer determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how the market prices of our shares will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively affected.

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If we fail to maintain effective internal controls over financial reporting, the price of our Common Stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our Common Stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

The JOBS Act allows us to postpone the date by which we must comply with certain laws and regulations and to reduce the amount of information provided in reports filed with the SEC. We cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We are and we will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our IPO (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt, or (iv) the date on which we are deemed a “large accelerated filer” under the Securities and Exchange Act of 1934, as amended, or the Exchange Act. For so long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption and, will therefore be subject to the same new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We cannot predict if investors will find our Common Stock less attractive because we rely on some of the exemptions available to us under the JOBS Act. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile. If we avail ourselves of certain exemptions from various reporting requirements, our reduced disclosure may make it more difficult for investors and securities analysts to evaluate us and may result in less investor confidence.

Risks Associated With Our Business

Our Independent Registered Public Accounting Firm expressed substantial doubt as to our ability to continue as a going concern.

The audited financial statements have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern.

As noted in our consolidated financial statements, we had an accumulated stockholders’ deficit of $10,040,367 and recurring losses from operations as of December 31, 2019 and an accumulated deficit of $13,936,898 as of September 30, 2020. Our net loss for the fiscal year ended December 31, 2019 was $2,652,626 and our net loss for the nine (9) months ended September 30, 2020 was $3,896,531. We also had a working capital deficit of approximately $1,118,654 as of December 31, 2019 and a working capital deficit of $2,640,489, as of September 30, 2020. We have and continue to fund operations through raising additional capital through debt financing and/or equity issuances and increased lending activities which may have been insufficient to fund our capital expenditures, working capital or other cash requirements for the year ending December 31, 2020 and may be insufficient on a going-forward basis. We are continuing to seek additional funds to finance our immediate and long-term operations. The successful outcome of future financing activities cannot be determined at this time and there is no assurance that if achieved, we will have sufficient funds to execute our intended business plan or generate positive operating results. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The audit report for the fiscal years ended December 31, 2019 and 2018, and the nine months ended September 30, 2020 contain a paragraph that emphasizes the substantial doubt as to our continuance as a going concern. This is a significant risk that we may not be able to remain operational for an indefinite period of time.

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We are seeking to market and advertise alcohol infused frozen products and may not be able to accomplish our goal.

A key feature of our growth strategy is to engage in the marketing and advertising of alcohol infused frozen products. Doing so presents significant challenges and subjects our business to significant risks. For example, we face substantial competition in these areas, and do not have as extensive a history of operating in these areas as some of our competitors. If we are unsuccessful in marketing and advertising alcohol infused frozen products, our ability to grow our business could be significantly limited.

The alcohol and dessert industries are highly competitive and if we are unable to compete successfully, our business will be harmed.

The alcoholic beverage industry and the dessert industry are extremely competitive. If we are unable to compete successfully against current or future competitors in such industries, our revenues, margins and market share could be adversely affected, any of which could significantly harm our business, operating results or financial condition.

Our success depends on certain key personnel.

Our performance to date has been and will continue to be largely dependent on the talents, efforts and performance of our senior management and key technical personnel. It is anticipated that our executive officers will enter into employment agreements. However, while it is customary to use employment agreements as a method of retaining the services of key personnel, these agreements do not guarantee us the continued services of such employees. In addition, we have not entered into employment agreements with most of our key personnel. The loss of our executive officers or our other key personnel, particularly with little or no notice, could cause delays on projects and could have an adverse impact on our client and industry relationships, our business, operating results or financial condition.

We rely on highly skilled and qualified personnel, and if we are unable to continue to attract and retain such qualified personnel it will adversely affect our businesses.

Our success depends to a significant extent on our ability to identify, attract, hire, train and retain qualified creative, technical and managerial personnel. We expect competition for personnel with the specialized creative and technical skills needed to create our products and provide our services will continue to intensify. We often hire individuals on a project-by-project basis, and individuals who work on one or more projects for us may not be available to work on future projects. If we have difficulty identifying, attracting, hiring, training and retaining such qualified personnel, or incur significant costs in order to do so, our business and financial results could be negatively impacted.

Risks associated with commodity price volatility and energy availability could adversely affect our business.

We are exposed to risks associated with commodity price volatility arising from supply conditions, geopolitical and economic variables, weather, and other unpredictable external factors. We buy commodities such as corn and other grains, molasses, grapes, sticks and plastic for the production, packaging and distribution of our products. Availability, increases and volatility in the prices of these commodities, as well as products sourced from third parties and energy used in making, distributing and transporting our products, could increase the manufacturing and distribution costs of our products. While in the past we have been able to mitigate the impact of these cost increases through productivity improvements and pricing adjustments, there is no assurance that we will be able to offset such cost increases in the future.

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We rely on the performance of wholesale distributors and other marketing arrangements and could be adversely affected by consolidation, poor performance or other disruptions in our distribution channels and customers.

Our alcohol-infused popsicles and ice cream products are sold principally through wholesale distributors for resale to retail outlets. The replacement, poor performance or financial default of a major distributor or one of its major customers could adversely affect our business. Industry consolidation could also adversely affect our margins and profitability. Though large customers can offer efficiencies and unique opportunities, they can also seek to make significant changes in their volume of purchases, represent a large number of competing products, negotiate more favorable terms and seek price reductions, which could negatively impact our financial results.

Our operations may be adversely affected by failure to maintain or renegotiate distribution, supply, manufacturing or license agreements on favorable terms.

We have a number of distribution, supply, manufacturing and license agreements for our supplies and products. These agreements vary depending on the particular supply and/or product, but tend to be for a fixed number of years. There can be no assurance that we will be able to renew these agreements on favorable terms or that these agreements will not be terminated. Termination of these agreements or failure to renew these agreements on favorable terms could have a negative effect on our results of operations and financial condition.

If we are unable to effectively manage organizational productivity and global supply chain efficiency and flexibility, then our business could be adversely affected.

We need to continually evaluate our organizational productivity and supply chains and assess opportunities to reduce costs. We must also enhance quality, speed and flexibility to meet changing and uncertain market conditions. Our success also depends in part on refining our cost structure and supply chains so that we have flexibility and are able to respond to market pressures to protect profitability and cash flow or ramp up quickly and effectively to meet demand. Failure to achieve the desired level of quality, capacity or cost reductions could adversely affect our financial results. Despite our efforts to control costs and increase efficiency in our facilities, increased competition could still cause us to realize lower operating margins and profitability.

Our operating results may fluctuate significantly, which may cause the market price of our common stock to decrease significantly.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. As a result of these fluctuations, financial planning and forecasting may be more difficult and comparisons of our operating results on a period-to-period basis may not necessarily be meaningful. Accordingly, you should not rely on our annual and quarterly results of operations as any indication of future performance. Each of the risk factors described in this “Risks Related to Our Business” section, and the following factors, may affect our operating results:

●	our ability to continue to attract clients for our services and products;

●	the amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our businesses, operations and infrastructure;

●	our focus on long-term goals over short-term results;

●	the results of our investments in high risk products;

●	general economic conditions and those economic conditions specific to our industries;

●	changes in business cycles that affect the markets in which we sell our products and services; and

●	geopolitical events such as war, threat of war or terrorist actions.

In response to these fluctuations, the value of our common stock could decrease significantly in spite of our operating performance. In addition, our business, and the alcoholic beverage business, has historically been cyclical and seasonal in nature, reflecting overall economic conditions as well as client budgeting and buying patterns.

The cyclicality and seasonality in our business could become more pronounced and may cause our operating results to fluctuate more widely.

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We have a history of losses, have generated limited revenue to date, and may continue to suffer losses in the future.

We have a history of losses and have generated limited revenue to date. We expect to continue to incur losses for the foreseeable future. If we cannot become profitable, our financial condition will deteriorate, and we may be unable to achieve our business objectives, including without limitation, having to cease operations due to a lack of capital.

We will require substantial additional funding, which may not be available to us on acceptable terms, or at all, and, if not available may require us to delay, scale back or cease our marketing or product development activities and operations.

We will require substantial additional capital in order to continue the marketing of our existing products and complete the development of our contemplated products. Raising funds in the current economic climate may be difficult and additional funding may not be available on acceptable terms, or at all.

The amount and timing of our future funding requirements, both near- and long-term, will depend on many factors, including, but not limited to:

●	the number and characteristics of products that we pursue;

●	our potential need to expand operations, including the hiring of additional employees;

●	the costs of licensing, acquiring or investing in complimentary businesses, products and technologies;

●	the effect of any competing technological or market developments;

●	the need to implement additional internal systems and infrastructure, including financial and reporting systems;

●	obtaining market acceptance of our alcohol-infused popsicles and ice cream; and

●	the economic and other terms, timing of and success of our co-branding, licensing, collaboration or marketing relationships into which we have entered or may enter in the future.

Some of these factors are outside of our control. We will require an additional capital infusion in order to expand the marketing of our alcohol-infused popsicles and ice cream to all 50 states. Such additional fundraising efforts may divert our management from our day-to-day activities, which may adversely affect our ability to develop and market our alcohol-infused products. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. If we are unable to raise additional capital when required or on acceptable terms, we may be required to significantly delay, scale back or discontinue the development or marketing of one or more of our products or product candidates or curtail our operations, which will have a Material Adverse Effect on our business, operating results and prospects.

We may sell additional equity or debt securities or enter into other arrangements to fund our operations, which may result in dilution to our stockholders and impose restrictions or limitations on our business.

We may seek additional funding through a combination of equity offerings, debt-financings, or other third-party funding or other collaborations, strategic alliances or licensing arrangements. These financing activities may have an adverse impact on our stockholders’ rights as well as our operations. For instance, any debt financing may impose restrictive covenants on our operations or otherwise adversely affect the holdings or the rights of our stockholders. In addition, if we seek funds through arrangements with partners, these arrangements may require us to relinquish rights to some of our technologies, products or product candidates or otherwise agree to terms unfavorable to us.

Acquisitions we pursue in our industry and related industries could result in operating difficulties, dilution to our stockholders and other consequences harmful to our business.

As part of our growth strategy, we may selectively pursue strategic acquisitions in our industry and related industries. We may not be able to consummate such acquisitions, which could adversely impact our growth. If we do consummate acquisitions, integrating an acquired company, business or technology may result in unforeseen operating difficulties and expenditures, including:

●	increased expenses due to transaction and integration costs;

●	potential liabilities of the acquired businesses;

●	potential adverse tax and accounting effects of the acquisitions;

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●	diversion of capital and other resources from our existing businesses;

●	diversion of our management’s attention during the acquisition process and any transition periods;

●	loss of key employees of the acquired businesses following the acquisition; and

●	inaccurate budgets and projected financial statements due to inaccurate valuation assessments of the acquired businesses.

Foreign acquisitions also involve unique risks related to integration of operations across different cultures and languages, currency risks and the particular economic, political and regulatory risks associated with specific countries.

Our evaluations of potential acquisitions may not accurately assess the value or prospects of acquisition candidates, and the anticipated benefits from our future acquisitions may not materialize. In addition, future acquisitions or dispositions could result in potentially dilutive issuances of our equity securities, including our common stock, the incurrence of debt, contingent liabilities or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition.

Interruption or failure of our information technology systems could impair our ability to effectively and timely provide our services and products, which could damage our reputation and have an adverse impact on our operating results.

Our systems are vulnerable to damage or interruption from earthquakes, hurricanes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses or other attempts to harm our systems, and similar events. Our facilities are located in areas with a high risk of major earthquakes and are also subject to break-ins, sabotage and intentional acts of vandalism. Some of our systems are not fully redundant, and our disaster recovery planning cannot account for all eventualities. The occurrence of a natural disaster or other unanticipated problems at our Santa Monica, California facility or manufacturing facility located in Orange County, California could result in lengthy interruptions in our projects and our ability to deliver services. An error or defect in the software, a failure in the hardware, a failure of our backup facilities could delay our delivery of products and services and could result in significantly increased production costs, hinder our ability to retain and attract clients and damage our brand if clients believe we are unreliable. Given our reliance on our industry relationships, it could also result in a decrease in our revenues and otherwise adversely affect our business and operating results.

We cannot predict the effect that rapid changes in consumer taste may have on our business or industry.

The alcoholic beverage and dessert industries are rapidly evolving, primarily due to changing consumer preferences and technological developments. The rapid growth of technology and shifting consumer tastes prevent us from being able to accurately predict the overall effect that changing consumer preferences may have on our potential revenue and profitability. If we are unable to develop and effectively market new products that adequately or competitively address the needs of these changing consumer preferences, it could have an adverse effect on our business and growth prospects.

Changes in regulatory standards could adversely affect our business.

Our business is subject to extensive domestic and international regulatory requirements regarding distribution, production, labeling, and marketing. Changes to regulation of the alcohol industry could include increased limitations on advertising and promotional activities or other non-tariff measures that could adversely impact our business. In addition, we face government regulations pertaining to the health and safety of our employees and our consumers as well as regulations addressing the impact of our business on the environment, domestically as well as internationally. Compliance with these health, safety and environmental regulations may require us to alter our manufacturing processes and our sourcing. Such actions could adversely impact our results of operations, cash flows and financial condition, and our inability to effectively and timely comply with such regulations could adversely impact our competitive position.

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Changes in excise taxes, incentives and customs duties related to products containing alcohol could adversely affect our business.

Products containing alcohol are subject to excise taxation in many markets at the federal, state and/or local level. Any increase in federal, state or local excise taxes could have an adverse effect on our business by increasing prices and reducing demand, particularly if excise tax levels increase substantially relative to those for beer and wine. In addition, products containing alcohol are the subject of customs duties in many countries around the world. An unanticipated increase in customs duties in the markets where we may sell our products could also adversely affect our results of operations and cash flows.

Our insurance policies are expensive and only protect us from some business risks, which will leave us exposed to significant uninsured liabilities.

We do not carry insurance for all categories of risk that our business may encounter. Some of the policies that we generally maintain include general liability, automobile and property insurance. We do not know, however, if we will be able to maintain insurance with adequate levels of coverage. In addition, we do not know if we will be able to obtain and maintain coverage for the business in which we engage. No assurance can be given that an insurance carrier will not seek to cancel or deny coverage after a claim has occurred. Any significant uninsured liability may require us to pay substantial amounts, which would adversely affect our business, financial condition and business results.

We face potential product liability and, if successful claims are brought against us, we may incur substantial liability costs. If the use of our products harm customers or third parties or is perceived to harm such persons even when such harm is unrelated to our products, our regulatory approvals could be revoked or otherwise negatively impacted and we could be subject to costly and damaging product liability claims.

The sale and use of our products may expose us to the risks of product liability claims. Product liability claims may be brought against us by consumers or other third parties. In addition, there is a risk that the use of our products could cause our customers to have an adverse health event. If we cannot successfully defend our product liability claims, we could incur substantial liability and costs. In addition, regardless of merit or eventual outcome, product liability claims may result in: impairment of our business reputation; costs due to related litigation; distraction of management’s attention from our primary business; substantial monetary awards to customers or other claimants; the inability to commercialize our products; and/or decreased demand for our products.

We believe our product liability insurance coverage as supplemented by our umbrella insurance policy is sufficient in light of our current financial condition; however, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses due to liability.

We rely on a third-party copacker, with whom we co-developed our proprietary freezing technology, to manufacture our alcohol infused frozen products.

The Company developed its proprietary technology with a third party who is also solely responsible for manufacturing all of our products. The Company is subject to all of the risks inherent in relying upon a third party for all of its products, including the fact that the manufacturer only has facilities in Southern California and is subject to the risk of earthquakes and other disasters. We do not have any other supplier for our products and if anything were to happen to this supplier, including such supplier’s business failure, our own business could be materially adversely affected.

Our business is subject to the risks of earthquakes, fires, floods, power outages and other catastrophic events, and to interruption by manmade problems such as terrorism. A disruption at our production facility could adversely impact our results of operations, cash flows and financial condition.

All of our products are produced in one location, which is located in Southern California. A significant natural disaster, such as an earthquake, fire or a flood or a significant power outage could have a material adverse impact on our business, financial condition or operating results. If there were a catastrophic failure at our major production facility, our business would be adversely affected. The loss of a substantial amount of inventory – through fire, other natural or man-made disaster, contamination, or otherwise – could result in a significant reduction in supply of the affected product or products. Similarly, if we experienced a disruption in the supply of our products, our business could suffer. A consequence of any of these supply disruptions could be our inability to meet consumer demand for the affected products for a period of time. In addition, there can be no assurance that insurance proceeds would cover the replacement value of our products or other assets if they were to be lost. In addition, if a catastrophe such as an earthquake, fire, flood or power loss should affect one of the third parties on which we rely, our business prospects could be harmed. Moreover, acts of terrorism could cause disruptions in our business or the business of our third-party service providers, partners, customers or the economy as a whole.

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Others may assert intellectual property infringement claims against us.

We use alcohol products from other companies in the making of our alcohol infused frozen desserts. Infringement or misappropriation claims (or claims for indemnification resulting from such claims) against us may be asserted or prosecuted, regardless of their merit, and any such assertions or prosecutions may adversely affect our business and/or our operating results. Irrespective of the validity or the successful assertion of such claims, we would incur significant costs and diversion of resources relating to the defense of such claims, which could have an adverse effect on our business and/or our operating results.

The inability to successfully manage the growth of our business may have an adverse effect on our operating results.

We expect to experience growth in the number of employees and the scope of our operations. Such growth will result in increased responsibilities for our management. If our management is unable to successfully manage expenses in a manner that allows us to both improve operations and at the same time pursue potential market opportunities, the growth of our business could be adversely impacted, which may, in turn, negatively affect our operating results or financial condition. In addition, we believe that a critical contributor to our success has been our creative culture. As we attempt to grow, we may find it difficult to maintain important aspects of our corporate culture, which could negatively affect our future success.

We operate in a highly regulated area.

The alcohol industry is highly regulated on the national and state levels. These regulations are highly complex and, at times, may even be contradictory. Our failure to comply with these overlapping regulatory structures could materially adversely affect our business, financial condition and results of operation.

Changes in U.S., regional or global economic conditions could adversely affect our profitability and COVID-19 has had an effect as well.

A decline in economic conditions in the United States or in other regions of the world could lead to a decrease in discretionary consumer spending, which in turn could adversely affect alcoholic type products. In addition, an increase in price levels generally, or in price levels in a particular sector such as the energy sector, could result in a shift in consumer demand away from alcohol type products. Further, we cannot fully predict the effects of COVID-19 on our business in the US. We supply food products to retail and institutional customers. In particular, due to the various “stay at home” orders precipitated by the spread of COVID-19 in California and specifically in Southern California, where our customers are located, we expect a significant decline in sales as many of these clients are not currently in operation as result of such orders. It is impossible for us to predict the effect this will have on our long-term operations as the duration of the “stay at home” orders is unknown.

Current global economic challenges may continue, including COVID-19 and a recovery may be slow or reverse, adversely impacting our results of operations, cash flows and financial condition.

Stable economic conditions globally, including strong employment, consumer confidence and credit availability, are important not only to the basic health of our consumer markets, but also to our own financial condition. There are presently significant challenges in the global economy, including high unemployment rates, low consumer confidence, record budget deficits and levels of government debt, a fragile credit and housing markets and the effects of COVID-19. In addition, instability due to COVID-19, instability in the global credit markets, and any instability in the geopolitical environment in many parts of the world and other disruptions, may continue to put pressure on global economic conditions. As a result, consumers’ increased price consciousness may endure, which may affect consumers’ willingness to pay for premium brands as well as the overall level of consumption of products containing alcohol, particularly in bars, restaurants, nightclubs and other public environments where consumers drink spirits, since COVID-19 has limited social gatherings. Furthermore, our suppliers and customers could experience cash flow problems, increased costs or reduced availability of financing, credit defaults, and other financial hardships. These factors may increase our bad debt expense, cause us to reduce the levels of unsecured credit that we may provide to customers and otherwise adversely impact our results of operations, cash flows and financial condition. A prolonged global economic stagnation may impact our access to capital markets, result in increased interest rates on debt that we may take on to expand operations, and weaken operating cash flow and liquidity. Decreased cash flow and liquidity could potentially impact our ability to finance operations.

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Demand for our alcohol-infused products may be adversely affected by many factors, including changes in consumer preferences and trends.

Consumer preferences may shift due to a variety of factors including changes in demographic and social trends, public health initiatives, product innovations, changes in travel, vacation or leisure activity patterns and a downturn in economic conditions, which may reduce consumers’ willingness to purchase products that contain alcohol or cause a shift in consumer preferences toward non-alcoholic alternatives. In addition, concerns about health issues relating to alcohol consumption, dietary effects, regulatory action or any litigation against companies in the industry may have an adverse effect on our business. Our success depends in part on fulfilling available opportunities to meet consumer needs and anticipating changes in consumer preferences with successful new products and product innovations. While we devote significant focus to the development of new products, we may not be successful in their development or these new products may not be commercially successful. In addition, global economic conditions or market trends could cause consumer preferences to trend away from our premium alcohol-infused popsicles and ice cream alternatives, which may also adversely impact our results of operations and cash flows.

We face substantial competition in our industry and many factors may prevent us from competing successfully.

We compete on the basis of product taste and quality, brand image, price, service and ability to innovate in response to consumer preferences. It is possible that our competitors may either respond to industry conditions or consumer trends more rapidly or effectively or resort to price competition to sustain market share, both of which could adversely affect our sales and profitability. Further, while we believe that our scale, portfolio breadth and entrepreneurial organization relative to that of our competitors gives us the ability to outperform our market, we nevertheless face a risk that a continuing consolidation of the large distilled spirits companies could cause us to experience competitive disadvantages. Our inability to manage these and other competitive factors successfully could adversely affect our results of operations, cash flows and financial condition.

Future tax law changes and/or interpretation of existing tax laws may adversely affect our effective income tax rate and the resolution of unrecognized tax benefits.

We are subject to income taxation in the U.S. It is possible that future income tax legislation may be enacted that could have a material impact on our income tax provision. We believe that our tax estimates are reasonable and appropriate, however, there are inherent uncertainties in these estimates. As a result, the ultimate outcome from any potential audit could be materially different from amounts reflected in our income tax provisions and accruals. Future settlements of income tax audits may have a material effect on earnings between the period of initial recognition of tax estimates in the financial statements and the timing of ultimate tax audit settlement.

Some provisions of our charter documents and Delaware law may have anti-takeover effects that could discourage an acquisition of us by others, even if an acquisition would be beneficial to our stockholders.

Provisions in our charter documents, as well as provisions of Delaware law, could make it more difficult for a third-party to acquire us, even if doing so would benefit our stockholders.

Potential liabilities and costs from litigation and other legal proceedings could adversely affect our business.

From time to time we may be subject to various lawsuits, claims, disputes and investigations in the normal conduct of our operations. These include, but are not limited to, commercial disputes, including purported class actions, employment claims, actions by tax and customs authorities, and environmental matters. Some of these legal proceedings may include claims for substantial or unspecified damages. It is possible that some of the actions could be decided unfavorably and could adversely affect our results of operations, cash flows or financial condition. In addition, because litigation and other legal proceedings can be costly to defend, even actions that are ultimately decided in our favor could have a negative impact on our results of operations and cash flows. If Tara Spencer enforces the Labor Commission judgment against the Company for the amount owed, this may result in a material adverse effect on our financial condition.

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Historical financial statements may not be reflective of our future results of operations, cash flows, and financial condition.

Although we believe that you have been provided access to all material information necessary to make an informed assessment of our assets and liabilities, financial position, profits and losses and prospects, historical financial statements do not represent what our results of operations, cash flows, or financial position will be in the future.

Risks Related to Our Common Stock

There currently is only a minimal public market for our common stock. Failure to develop or maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your shares.

There currently is only a minimal public market for shares of our common stock and an active market may never develop. Our common stock is currently subject to quotation on the OTC Pink Market operated by the OTC Market’s Group, Inc. under the symbol “PACV”. While we plan to apply to the NASDAQ Capital Market for listing our Common Stock, we may not be able to satisfy the listing requirements for our Common Stock to be listed on the NASDAQ Capital Market which are often more widely traded and liquid markets. Some, but not all, of the factors which may delay or prevent the listing of our Common Stock on a more widely-traded and liquid market include the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our common stock may not be sufficiently widely held; we may not be able to secure market makers for our common stock; and we may fail to meet the rules and requirements mandated by, any of the several exchanges and markets to have our common stock listed.

The market price for our common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your conversion price, which may result in substantial losses to you.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common stock is sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain their current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

The SEC has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

●	that a broker or dealer approve a person’s account for transactions in penny stocks, and
●	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

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In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person, and
●	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination, and
●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

The application of Rule 144 creates some investment risk to potential investors; for example, existing shareholders may be able to rely on Rule 144 to sell some of their holdings, driving down the price of the shares you purchased.

The SEC adopted amendments to Rule 144 which became effective on February 15, 2008 that apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

We are dependent upon our ability to successfully complete acquisitions to grow our business.

We intend to continue to build our business through strategic acquisitions. During the second quarter of 2018, we closed the acquisition of San Diego Farmers Outlet, Inc., a California corporation (“SDFO”) and in the fourth quarter of 2019 we acquired the assets of Seaport Meat Company. Reference is made to the disclosure under “Description of Business — Recent Developments and Initiatives,” below.

We also intend to pursue and consummate one or more additional acquisitions and to use part of the Offering Proceeds from the sale of our Common Stock as well as other funding sources, which have not yet been determined, if any, to fund any cash portion of the consideration we will pay in connection with those acquisitions. However, such additional acquisitions may also be subject to conditions and other impediments to closing, including some that are beyond our control, and we may not be able to close any of them successfully, in a timely manner. In addition, our future acquisitions will be required to be closed within certain timeframes as negotiated between us and the acquisition target, and if we are unable to meet the closing deadlines for a given transaction, we may be required to forfeit payments we have made, if any, be forced to renegotiate the transaction on less advantageous terms and could fail to consummate the transaction at all.

While we were able to close the SDFO and Seaport acquisitions, there can be no assurance that we will be able to successfully close any planned or future acquisitions. This could significantly alter our business strategy and impede our prospects for growth. Further, we may not be able to identify suitable acquisition candidates to replace these acquisitions, and even if we were to do so, we may only be able to consummate them on less advantageous terms. In addition, some of the businesses we acquire may incur significant losses from operations, which, in turn, could have a material and adverse impact on our business, results of operations and financial condition.

We may face unforeseen difficulties in the future in fully-integrating the operations of SDFO, Seaport or any other businesses we have acquired and may acquire in the future. As shown by our acquisition of Snöbar Holdings, acquisitions have been and will continue to be an important component of our growth strategy; however, we will need to integrate these acquired businesses successfully in order for our growth strategy to succeed and for us to become profitable. We expect that the management teams of the acquired businesses will adopt our policies, procedures and best practices, and cooperate with each other in scheduling events, booking talent and in other aspects of their operations. We may face difficulty with the integration of SDFO, Seaport, and any other business we acquire, such as coordinating geographically dispersed organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures, the diversion of management’s attention from other business concerns, the inherent risks in entering markets or lines of business in which we have either limited or no direct experience; and the potential loss of key employees, individual service providers, customers and strategic partners of acquired companies.

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Further, we expect that future target companies may have material weaknesses in internal controls relating to the proper application of accrual based accounting under the accounting principles generally accepted in the United States of America (“GAAP”) prior to our acquiring them. The Public Company Accounting Oversight Board (the “PCAOB”) defines a material weakness as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis. We will be relying on the proper implementation of our policies and procedures to remedy any such material weaknesses and prevent any potential material misstatements in our financial reporting. Any such misstatement could adversely affect the trading price of our common stock, cause investors to lose confidence in our reported financial information, and subject us to civil and criminal fines and penalties. If our acquired companies fail to integrate in these important ways, or we fail to adequately understand the business operations of our acquired companies, our growth and financial results could suffer.

We may enter into acquisitions and take actions in connection with such transactions that could adversely affect our business and results of operations.

Our future growth rate depends in part on our selective acquisition of additional businesses and assets. We may be unable to identify suitable targets for acquisition or make further acquisitions at favorable prices. If we identify a suitable acquisition candidate, our ability to successfully complete the acquisition would depend on a variety of factors and may include our ability to obtain financing on acceptable terms and requisite government approvals. In addition, any credit agreements or credit facilities that we may enter into in the future may restrict our ability to make certain acquisitions. In connection with future acquisitions, we could take certain actions that could adversely affect our business, including:

●	using a significant portion of our available cash;
●	issuing equity securities, which would dilute current stockholders’ percentage ownership;
●	incurring substantial debt;
●	incurring or assuming contingent liabilities, known or unknown;
●	incurring amortization expenses related to intangibles; and
●	incurring large accounting write-offs or impairments.

We may also enter into joint ventures, which involve certain unique risks, including, among others, risks relating to the lack of full control of the joint venture, potential disagreements with our joint venture partners about how to manage the joint venture, conflicting interests of the joint venture, requirement to fund the joint venture and its business not being profitable.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the total number of securities of the same class then outstanding (shares of common stock as of the date of this Report); or
●	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

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Shannon Masjedi, our majority stockholder, director and chief executive officer, owns a large percentage of our voting stock, which allows her to exercise significant influence over matters subject to stockholder approval.

Shannon Masjedi, our majority stockholder, director and executive officer, will have substantial influence over the outcome of corporate actions requiring shareholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transaction. In particular, because our President, Chief Executive Officer, Interim Chief Financial Officer, Treasurer, Secretary and a director, Mrs. Masjedi, who owns 10,000,000 shares of our common stock, 6,000,000 shares of Series E Preferred Stock (with 10 votes per share) and 10,000 shares of Series F Preferred Stock as of September 30, 2020 will be able to exert such influence. This shareholder may also delay or prevent a change of control or otherwise discourage a potential acquirer from attempting to obtain control of us, even if such a change of control would benefit our other shareholders. This significant concentration of stock and voting ownership may adversely affect the value of our common stock due to investors’ perception that conflicts of interest may exist or arise.

We do not intend to pay dividends on our common stock.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently anticipate that we will retain all of our available cash, if any, for use as working capital and for other general corporate purposes. Any payment of future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that the Board of Directors deems relevant. Investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

Compliance with changing regulations concerning corporate governance and public disclosure may result in additional expenses.

In recent years, there have been several changes in laws, rules, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and various other new regulations promulgated by the SEC and rules promulgated by the national securities exchanges. The Dodd-Frank Act, enacted in July 2010, expands federal regulation of corporate governance matters and imposes requirements on publicly-held companies, including us, to, among other things, provide stockholders with a periodic advisory vote on executive compensation and also adds compensation committee reforms and enhanced pay-for-performance disclosures. While some provisions of the Dodd-Frank Act were effective upon enactment, others will be implemented upon the SEC’s adoption of related rules and regulations. The scope and timing of the adoption of such rules and regulations is uncertain and accordingly, the cost of compliance with the Dodd-Frank Act is also uncertain.

In addition, Sarbanes-Oxley specifically requires, among other things, that we maintain effective internal control over financial reporting and disclosure of controls and procedures.

These and other new or changed laws, rules, regulations and standards are, or will be, subject to varying interpretations in many cases due to their lack of specificity. As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Further, compliance with new and existing laws, rules, regulations and standards may make it more difficult and expensive for us to maintain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. Members of our board of directors and our principal executive officer and principal financial officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified directors and executive officers, which could harm our business. We continually evaluate and monitor regulatory developments and cannot estimate the timing or magnitude of additional costs we may incur as a result.

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USE OF PROCEEDS

Because the offering is a best-efforts offering, we are presenting this information assuming that we sell 25%, 50%, 75% and 100% of the shares offered hereby. For purposes of this table, we used [___], the per-share offering price.

The net proceeds of the maximum offering, after deducting total offering expenses of up to $100,000, assuming the maximum number of Offered Shares are sold, would be approximately $9,900,000. The following table sets forth the use of proceeds given each funding level.

Because the offering is a “best efforts” offering without a minimum offering amount, we may close the offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this offering.

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the industry, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

	Maximum Offering	Seventy-Five Percent (75%) of Offering	Fifty Percent (50%) of Offering	Twenty-Five Percent (25%) of Offering
Offering expense	$500,000	$375,000	$250,000	$125,000
Product development	$2,000,000	$1,400,000	$750,000	$375,000
Operations/Inventory	$2,000,000	$1,400,000	$750,000	$375,000
Marketing	$200,000	$95,000	$75,000	$37500
Sales and business development	$200,000	$90,000	$87,500	$45,000
Customer training and support	$100,000	$90,000	$87,500	$42,500
Debt (1)	$5,000,000	$4,000,000	$3,000,000	$1,500,000
TOTAL PROCEEDS	$10,000,000	$7,500,000	$5,000,000	$2,500,000

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DETERMINATION OF OFFERING PRICE

Our common stock is quoted by the OTC Markets Group under the symbol “PACV.” On [DATE], the closing price of our common stock was $[__] per share. Nonetheless, there is a limited public market for our Common Stock. Accordingly, the price of the Offered Shares in this Offering was determined by the Company. The principal factors we considered in determining such price include:

§	the information set forth in this Offering Circular and otherwise available;

§	our history and prospects and the history of and prospects for the industry in which we compete;

§	our past and present financial performance;

§	our prospects for future earnings and the present state of our development;

§	the general condition of the securities markets at the time of this Offering;

§	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

§	other factors deemed relevant by us.

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DILUTION

If you invest in the Shares, your ownership interest in PACV will be immediately diluted equal to the difference between the initial public offering price per share and the adjusted net tangible book value per share of our common stock after this Offering. The price of the current offering is fixed at $[__] per common share. This price is significantly higher than the tangible book value of the stocks which was $(1.89) as at September 30, 2020.

“Dilution” represents the difference between the offering price of the shares of common stock hereby being offered and the net book value per share of common stock immediately after completion of this Offering.

“Net book value” is the amount that results from subtracting total liabilities from total assets. In this Offering, the level of dilution is increased as a result of the relatively low net book value of our issued and outstanding common stock and because the proceeds of the offering are substantially less than our estimated costs.

If you invest in our Shares, your interest will be diluted to the extent of the difference between the initial public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after this Offering. Pro forma net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding at September 30, 2020.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after our estimated offering expenses of up to $500,000, assuming the maximum offering amount is sold):

Funding Level		100%			75%			50%			25%
Offering Price	$			$			$			$
Pro forma net tangible book value per common stock share before the Offering		$(1.89)			$(1.89)			$(1.89)			$(1.89)
Increase per common share attributable to investors in this Offering	$	[_____]		$			$			$
Pro forma net tangible book value per common stock share after the Offering	$			$			$			$
Dilution to investors	$		)	$		)	$		)	$		)
Dilution as a percentage of Offering Price			%			%			%			%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations together with the audited consolidated financial statements and notes to the financial statements included elsewhere in this registration statement. This discussion contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry, business and future financial results. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including those discussed under “Risk Factors” and other sections in this registration statement.

This registration statement and other written and oral statements that we make from time to time contain such forward-looking statements that set out anticipated results based on management’s plans and assumptions regarding future events or performance. We have tried, wherever possible, to identify such statements by using words such as “anticipate,”“estimate,”“expect,”“project,”“intend,”“plan,”“believe,”“will” and similar expressions in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance or results of current and anticipated sales efforts, expenses, the outcome of contingencies, such as legal proceedings, and financial results.

We caution that the factors described herein, and other factors could cause our actual results of operations and financial condition to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

General

The Company was incorporated under the laws of the State of Delaware on October 3, 1986, under the name “AOA Corporation”. On October 22, 2012, the Company changed its name to “Pacific Ventures Group, Inc.”. Prior to the Share Exchange described below, the Company operated as an insurance holding company and through its subsidiaries, marketed and underwrote specialized property and casualty coverage in the general aviation insurance marketplace.

The current structure of the Company resulted from a share exchange with Snöbar Holdings, Inc. (“Snöbar”), which was treated as a reverse merger for accounting purposes. On August 14, 2015, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with Snöbar Holdings, Inc. (“Snöbar Holdings”), pursuant to which the Company acquired 100% of the issued and outstanding shares of Snöbar Holdings’ Class A and Class B common stock in exchange for 22,500,000 restricted shares of the Company’s common stock, as well as issuing 2,500,000 restricted shares of the Company’s common stock to certain other persons (the “Share Exchange”). As the result of the Share Exchange, Snöbar Holdings. became the Company’s wholly owned operating subsidiary and the business of Snöbar Holdings became the Company’s sole business operations. In addition, Snöbar Holdings’ majority owned subsidiary, MAS Global Distributors, Inc., a California corporation (“MGD”), became an indirect subsidiary of the Company.

International Production Impex Corporation, a California corporation (“IPIC”), which was formed on August 2, 2001. IPIC is in the business of selling alcohol-infused ice cream and ice-pops and holds all of the rights to the liquor licenses to sell such products and trade names “SnöBar”. Accordingly, the Trust holds all ownership interest of IPIC and its liquor licenses, permitting IPIC to sell its product to distributors, with all income, expense, gains and losses rolling up to the Trust, of which Snöbar Holdings is the sole beneficiary. Snöbar Holdings also owns 99.9% of the shares of MAS Global Distributors, Inc., a California corporation (“MGD”). As a result of the foregoing structure, Snöbar Holdings is the primary beneficiary of all assets, liabilities and any income received from the business of the Trust and IPIC through the Trust and is the parent company of MGD.

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Description of the Business Operations of Snöbar Holdings

Snöbar Holdings is the trustor and sole beneficiary of the Trust. The Trust owns 100% of the shares of IPIC. IPIC is the owner of liquor licenses and the trade name “SnöBar” and is in the business of selling and distributing alcohol-infused ice creams and ice-pops through its distributors. As a result of the foregoing,

IPIC is a food, beverage and alcohol distribution company that is in the business of selling alcohol-infused ice cream and ice-pops and holds all of the rights to the liquor licenses to sell such products and trade names “SnöBar”. IPIC is initially marketing two products: SnöBar alcohol infused ice pops, and SnöBar alcohol infused ice cream and sorbet. SnöBar ice pops are original frozen alcohol beverage bars, similar to popsicles on a stick, but made with premium liquor such as premium tequila and vodka and are currently manufactured in three flavors, Margarita, Cosmopolitan and Mojito. The alcohol freezing technology used to produce these beverage bars can be applied to almost any alcohol type and mixture, presenting significant market potential and an almost unlimited variety of flavors and employment of premium brands. Each ice pop is the equivalent of a full cocktail.

SnöBar ice cream is an additional innovative product that the Company is marketing using proprietary formulas and technology. These products are premium ice cream and sorbets that are distilled spirit cocktails containing up to 15% quality liqueurs and liquors. Currently, there are four flavors available: Brandy Alexander; Brandy Alexander with chocolate chips; Grasshopper; and Pink Squirrel. There are also numerous different liquor ice cream flavors in development in classic ice cream drink styles such as Coffee Liqueur Ice Cream, Piña Colada Sorbet, Sherry Ice Cream, and Strawberry Margarita Sorbet. The product contains ultra-premium dairy and the highest quality of ingredients.

The SnöBar brand is fully trademarked within the USA and is currently seeking worldwide trademark rights.

As of June 30, 2020, Snöbar products are currently being sold in the east coast by our distributor. The Company’s management has been actively constructing an online platform that will allow Snöbar distribution on a national level. Please see “Plan of Operations” below for further detail.

On May 1, 2018, Royalty Foods Partners, LLC – a Florida Limited Liability Corporation and a subsidiary of Pacific Ventures Group, Inc. – completed an asset acquisition of San Diego Farmers Outlet, Inc. (SDFO), a California Corporation. San Diego Farmers Outlet was started over thirty-five years ago to provide primarily restaurant customers in southern California’s three largest counties with quality food and produce and does business under the name of Farmers Outlet and San Diego Farmers Outlet.

On December 17, 2019, the Company completed an asset acquisition of Seaport Meat Company, (Seaport Meat), a California Corporation with over thirty (30) years in business servicing restaurant and retail, and institutional customers in Southern California and Arizona. Seaport Meat is a USDA meat processing plant that supplies quality meats, seafood, dry goods, dairy and produce. Seaport Meat Company built a state-of-the-art food distribution and manufacturing facility in Spring Valley, California and owns the land and the building. their 17,000 square foot facility is HACCP-compliant and is a USDA Licensed processing facility with on-site daily inspections. HACCP is a management system in which food safety is addressed through the analysis and control of biological, chemical, and physical hazards from raw material production, procurement and handling, to manufacturing, distribution and consumption of the finished product. Having a USDA certified facility allows consumers to be confident that the Food Safety and Inspection Service (FSIS), the public health agency in the USDA, ensured that meat and poultry products are safe, wholesome, and correctly labeled and packaged.

On April 13, 2020, the Company effected a 500 for 1 reverse split of its common stock. The number of authorized common shares remained 900,000,000. All share numbers reported herein have taken the reverse split into account.

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Operations

Snobar

As of the date of this registration statement, Snöbar products are currently being sold in the east coast of United States by the Company’s distributor. The Company’s management has been actively constructing an online platform that will allow Snöbar distribution on a national level. The Company’s platform is complete and ready to “go live” and, with the aim of purchasing inventory as well as increasing sales and marketing efforts.

The Company has recently signed an agreement with a new co-packer to produce and manufacture the Snobar Product Line. The new factory will produce the Snobar Product Line for a reduced price which will allow for greater profitability for the company. The new factory has all of the necessary licensing in place required to manufacture the Snobar Product Line. The company expects to place its first order with the new copacker in early 2020. The company will launch the state of California and be looking to expand sales across the nation.

In addition, the Company is planning to offer distribution rights throughout the country which will allow the Snöbar Product Line to expand its footprint very rapidly. The distribution rights will also bring in additional revenue to the Company.

The Company will need to access the capital markets or in order to sustain its operations for the next 12 months. The Company’s plan of action in the next 12 months is to continue development of the Snöbar Product Line and fulfill the current orders that the brand has in hand from the Company’s distributor in South Carolina as well as from other accounts. The Snöbar Product Line will have two fulfillment centers to ship the online orders, one in California to service west of the Mississippi and another fulfillment center in South Carolina to service east of the Mississippi. These fulfillment centers are established and ready to proceed as soon as inventory is purchased.

The Company’s anticipated general and administrative costs can be expected to increase due to additional marketing costs associated with online sales. Specifically, the Company expects to utilize marketing and promotions through social media, radio and other avenues to create more brand awareness. The Company expects to continue to utilize independent contractors and not increase the number of employees.

Seaport Meat Company

Seaport Meat Company, (Seaport Meat), a California Corporation with over thirty (30) years in business servicing restaurant and retail, and institutional customers in Southern California and Arizona. Seaport Meat is a USDA meat processing plant that supplies quality meats, seafood, dry goods, dairy and produce. Seaport Meat Company built a state-of-the-art food distribution and manufacturing facility in Spring Valley, California and owns the land and the building. their 17,000 square foot facility is HACCP-compliant and is a USDA Licensed processing facility with on-site daily inspections. HACCP is a management system in which food safety is addressed through the analysis and control of biological, chemical, and physical hazards from raw material production, procurement and handling, to manufacturing, distribution and consumption of the finished product. Having a USDA certified facility allows consumers to be confident that the Food Safety and Inspection Service (FSIS), the public health agency in the USDA, ensured that meat and poultry products are safe, wholesome, and correctly labeled and packaged.

The Company’s customers range from a wide variety of restaurants, including many well known in Southern CA, to institutions, schools (UCSD, SDSU, etc.) and re-distributors such as US Foods and Sysco as well as to local distributors. They supply wholesale food and restaurant supplies to San Diego, Los Angeles, Orange and Riverside and offer same day service. In addition, they have clients in Arizona and Colorado that come to their facility to pick up their orders.

Due to the impact that the COVID-19 pandemic had on our customers, particularly our larger customers have been forced to close. Some of these accounts remain closed such as Petco Park the Major League ballpark “Padre Stadium” and the LA, San Diego, and Del Mar County Fairs. Despite these customer closures, Seaport Meat Company has expanded its customer base and maintained at or above the same revenue for the three months ended September 2020 as for the same quarter in 2019.

Because Seaport Meat Company of America can efficiently add new product lines, it is expected that this will expand the distribution of Pacific Ventures’ San Diego Farmers Outlet and SnoBar product line, thereby accelerating Pacific Ventures’ revenue growth. We believe the combination of a distribution and product company is unique in the San Diego area and will position the company for rapid growth.

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Seaport Meat Company manufactures and wholesales custom processed beef, pork, chicken, lamb, veal and seafood. In addition, they are redistributors of a wide variety of dry goods, frozen foods, disposables and janitorial products. Their sales, distribution and finance processes are very efficient and can be expanded to add new product lines, including fresh produce and dairy.

Overview

Overview 2017 — During 2017, the South Carolina distributor expanded the account base for SnöBar and has many successful placements for the brand. Furthermore, additional funding has also been unavailable to pursue additional geographic markets, both domestic and international. Despite such challenges, during 2017, the Company continued development of the Snobar Product Line with the goal to fulfill the current orders that the brand has in hand from the Company’s distributor in South Carolina as well as from other accounts. In addition, the Company further continued with its strategy of selectively pursue strategic acquisitions in its industry and related industries, culminating in the execution of the Asset Purchase Agreement with San Diego Farmers Outlet, Inc. The Company is currently working on satisfying the closing conditions under the Asset Purchase Agreement, including obtaining the necessary Financing, and hope to close the transaction during the second quarter of 2018. There can be no assurance, however, that the Financing and the asset acquisition will be consummated or as to the date by which the asset acquisition may be consummated, if at all.

Overview 2018 — During the 2018 fiscal year, the Company completed an asset acquisition of San Diego Farmers Outlet, Inc. (SDFO), a California Corporation with over thirty-five (35) years in business servicing restaurant and retail produce customers in southern California’s three largest counties, supplying quality food and produce. SDFO does business under the name of Farmers Outlet and San Diego Farmers Outlet. On Sept. 24, 2018, the Company announced the signing of a definitive Asset Purchase Agreement to acquire a food and beverage distribution company that is involved in the sale of food, beverages and general merchandise to retailers, households, hotels, restaurants, “mom and pop” markets, liquor stores, gas stations and other retail outlets.

Overview 2019 — During the 2019 fiscal year, the Company completed an asset acquisition of Seaport Meat Company, (Seaport Meat), a California Corporation with over thirty (30) years in business servicing restaurant and retail, and institutional customers in Southern California and Arizona. Seaport Meat is a USDA meat processing plant that supplies quality meats, seafood, dry goods, dairy and produce. Seaport Meat Company built a state-of-the-art food distribution and manufacturing facility in Spring Valley, California and owns the land and the building. their 17,000 square foot facility is HACCP-compliant and is a USDA Licensed processing facility with on-site daily inspections. HACCP is a management system in which food safety is addressed through the analysis and control of biological, chemical, and physical hazards from raw material production, procurement and handling, to manufacturing, distribution and consumption of the finished product. Having a USDA certified facility allows consumers to be confident that the Food Safety and Inspection Service (FSIS), the public health agency in the USDA, ensured that meat and poultry products are safe, wholesome, and correctly labeled and packaged.

The Company’s customers range from a wide variety of restaurants, including many well known in Southern CA, to institutions, schools (UCSD, SDSU, etc.) and re-distributors such as US Foods and Sysco as well as to local distributors. They supply wholesale food and restaurant supplies to San Diego, Los Angeles, Orange and Riverside and offer same day service. In addition, they have clients in Arizona and Colorado that come to their facility to pick up their orders.

Due to the impact that the COVID-19 pandemic had on our customers, particularly our larger customers have been forced to close. Some of these accounts remain closed such as Petco Park the Major League ballpark “Padre Stadium” and the LA, San Diego, and Del Mar County Fairs. Despite these customer closures, Seaport Meat Company has expanded its customer base and maintained at or above the same revenue for the three months ended September 2020 as for the same quarter in 2019.

Because Seaport Meat Company of America can efficiently add new product lines, they can easily expand the distribution of Pacific Ventures’ San Diego Farmers Outlet and SnoBar product line, thereby accelerating Pacific Ventures’ revenue growth. The combination of a distribution and product company is unique in the San Diego area and will position the company for rapid growth.

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They manufacture and wholesale custom processed beef, pork, chicken, lamb, veal and seafood. In addition, they are redistributors of a wide variety of dry goods, frozen foods, disposables and janitorial products. Their sales, distribution and finance processes are very efficient and can be expanded to add new product lines, including fresh produce and dairy.

Although the Company has been able to extend the maturity dates as well as repayment terms of a substantial amount of its existing debt, there is no assurance that the Company will be able to further extend such repayments or maturity dates to avoid a default, as such further extension depends on the consent of the holders of such debt. If the Company is unable to make such payments and repayments and unable to extend and delay required payments or maturities of such debt, the holders of such debt will have the right to take legal action seeking enforcement of the debt. If any legal action is taken against it, the Company would face the risk of having to deplete our limited cash resources to defend against such suit or face the entry of a default judgment. In either event, such action would have grave impact on the Company’s operations. The Company’s ability to continue operations will be dependent upon the successful completion of additional long-term or permanent equity financing, the support of creditors and shareholders, and, ultimately, the achievement of profitable operations. There can be no assurances that the Company will be successful, which would in turn significantly affect our ability to be successful in its business plan. If not, the Company will likely be required to reduce operations or liquidate assets. The Company will continue to evaluate its projected expenditures relative to its available cash and to seek additional means of financing in order to satisfy the Company’s working capital and other cash requirements.

San Diego Farmers Outlet

SDFO covers a large market area servicing Los Angeles, Orange County and San Diego, which we have estimated to be a $2.5 billion addressable market.

Unlike some larger distributors who make their customers receive products on a day and time convenient to the distributor, SDFO delivers daily and pays attention to what the customer wants. Farmers Outlet added products to meet the needs of restaurants, Hotels, Clubs and bars, Resorts, food trucks and caterers. Free delivery was added to demonstrate that Farmers Outlet had customers interest first in mind.

Farmers Outlet provides a wide array of products to serve customers of all types. However, they do have a niche in providing fresh produce and food products. Farmers Outlet provides specialty produce that the larger distributors do not carry on a daily basis.

Farmers Outlet covers a large market area servicing Los Angeles, Orange County and San Diego, which we have estimated to be a $2.5 billion addressable market. Farmers Outlet currently services the San Diego territory and has over 125 active customers, and no customer represents more than five percent of Farmers Outlet gross revenues.

The company services customers in high, middle and low-income communities with a specialty in providing food and fresh produce to customers serving small to medium size restaurants of all nationalities, including Chinese, Korean, Mexican, American, Japanese and Thai.

Pacific Ventures intends to expand its business through the acquisition of other food manufacturing and distribution companies that serve the Los Angeles, Orange County and San Diego area, thereby combining and expanding upon a combined customer base with an expanding range of products and services.

Results of Operations

Nine Months ended September 30, 2020, as Compared to Nine Months Ended September 30, 2019

Revenues – The Company recorded $22,929,026 sales revenue for the nine months ended September 30, 2020 as compared to$3,600,317 for the same period of September 30, 2019. The Company had $1,703,162 inventory of saleable merchandise as of September 30, 2020 as compared to $830,504 for the period ending December 31, 2019.

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Operating Expenses – Total operating expenses for the nine months ended September 30, 2020 was $5,147,716 as compared to$1,544,119 in the same period in, 2019, due to increased operating activities during the period ended September 30, 2020, and an increase in selling, general and administrative expenses.

Selling, General and Administrative Expenses – Selling, general and administrative expenses for the nine months ended September 30, 2020 increased by $2,854,285 to $3,636,326 from $782,041 in the same period in 2019, which was due to an increase in various expenses and business expansion.

Marketing and Advertising Expenses – Marketing and advertising expenses for the nine (9) months ended September 30, 2020 was$27,698 compared to $98,885 in September 30, 2019.

Professional fees – Professional fees expense for the nine (9) months ended September 30, 2020 was $752,723, which includes accounting, legal fees and consulting services compared to $419,961 during the same period in 2019.

Depreciation and Amortization Expenses – Depreciation and Amortization expenses for the nine (9) months ended September 30,2020 and 2019 were $505,969 and $18,231, respectively.

Salaries and Wages – Salaries and wages expense, in the form of payroll expenses, which is included under selling & general expenses for the nine (9) months ended September 30, 2020 was $1,919,238, as compared to $365,050 for the prior same period.

Other Non-Operating Income and Expenses – For the nine (9) months period ended September 30, 2020, the Company recorded interest and penalty expenses in the amount of $1,261,273 for a non-operating loss in the same amount. In the nine (9) months ended September 30, 2019 the Company recorded other non-operating expenses of $537,673 in interest expense for a non-operating loss in the same amount.

Net Loss – Net loss for nine (9) months ended September 30, 2020 was $3,896,531, as compared to net loss of $1,088,193 for the nine (9) months ended September 30, 2019.

Financial Condition, Liquidity and Capital Resources

Nine Months ended September 30, 2020

As of September 30, 2020, the Company had a working capital deficit of $2,640,489, consisting of, $1,399,236 in accounts receivable, $1,703,162 in inventory, $231,897 in other assets and $16,845 in deposits, offset by an overdraft cash balance of $34,861, by accounts payable of $2,556,896, accrued expenses of $1,202,372, equipment of $94,527 and $2,102,971 in the current portion of notes payable.

For the nine (9) months period ended September 30, 2020, the Company used $2,651,613 of cash in operating activities, used cash of $177,590 for investing activities and obtained $2,478,385 cash from financing activities, resulting in a decrease in total cash of $350,819and an overdraft cash balance of $34,861 for the period. For the nine (9) months period ended September 30, 2019, the Company used cash of 579,908 in operating activities, used cash of $75,525 for investing activities and obtained cash of $517,952 from financing activities, resulting in a decrease in cash of $137,481 and a cash balance of $13,577 at the end of such period.

Total current assets as of September 30, 2020 was $3,316,279, while current liabilities were $5,956,767. The Company has incurred an operating loss of $3,896,531 for the nine (9) months period ended September 30, 2020, largely due the increase in operating expenses, business expansion and increase in interest and penalty fees. During the nine (9) months period ended September 30, 2020, the Company had an accumulated deficit of $13,936,898. These factors raise substantial doubt about our ability to continue as a going concern.

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Changes in the composition of our Notes Payable and Notes Payable-Related Parties are presented in the table below:

	As of September 30, 2020		As of December 31, 2021
	$ Current	$ Long-Term	$ Current	$ Long Term
Notes Payable	1,474,122	10,546,942	1,022,364	8,627,129
Notes Payable - Related	433,849	42,000	340,241	42,000
	$1,907,971	$10,588,942	$1,362,605	$8,669,129

Total Notes Payable for related and unrelated parties increased by $2,465,179 from the fiscal year ended December 31, 2019 from $10,031,734 to $12,496,913 in the nine (9) months period ended September 30, 2020.

As of September 30, 2020, total stockholders’ equity deficit increased to $8,386,037 from $4,617,321 as of December 31, 2019. Accumulated deficit increased from $10,040,367 in the fiscal year ended December 31, 2019 to $13,936,898 for the nine (9) months period ended September 30, 2020.

As of September 30, 2020, the Company had an overdraft cash balance of $34,861 (i.e. cash is used to fund operations). The Company does not believe our current cash balances will be sufficient to allow us to fund our operating plan for the next twelve months. Our ability to continue as a going concern is dependent on us obtaining adequate capital to fund operating losses until we become profitable. If we are unable to obtain adequate capital, we could be forced to cease operations or substantially curtail its drug development activities. These conditions raise substantial doubt as to our ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities should we be unable to continue as a going concern.

Our principal sources of liquidity in the past has been cash generated by issuing new shares of the Company’s common stock and cash generated from loans to us. In order to be able to achieve our strategic goals, we need to further expand our business and financing activities. Expanding market awareness of the SnöBar products and our international distribution networks, together with further improvement of the SnöBar products will require future capital and liquidity expansion. Since our inception in January 2013, our shareholders have contributed a significant amount of capital making it possible for us to develop and market the SnöBar products. To continue to develop our product offerings and generate sales, significant capital has been and will continue to be required. Management intends to fund future operations through additional private or public equity and/or debt offerings. We continue to engage in preliminary discussions with potential investors and broker-dealers, but no terms have been agreed upon. There can be no assurances, however, that additional funding will be available on terms acceptable to us, or at all. Any equity financing may be dilutive to existing shareholders. We do not currently have any contractual restrictions on our ability to incur debt and, accordingly we could incur significant amounts of indebtedness to finance operations. Any such indebtedness could contain covenants which would restrict our operations.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities in the consolidated financial statements and accompanying notes. The SEC has defined a company’s critical accounting policies as the ones that are most important to the portrayal of the company’s financial condition and results of operations, and which require the company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.

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Based on this definition, we have identified the critical accounting policies and judgments addressed which are described in Note 2 to our condensed consolidated financial statements for the foregoing accounting periods included or referenced elsewhere in this registration statement. Although we believe that our estimates, assumptions and judgments are reasonable, they are based upon information presently available. Actual results may differ significantly from these estimates under different assumptions, judgments or conditions.

Year ended December 31, 2019, as compared to the year ended December 31, 2018

Revenues and Cost of Goods Sold. Revenue for the fiscal year ended December 31, 2019 increased to $5,918,337 from $3,211,573 during the comparable period as a result of the acquisition of San Diego Market Outlet, Inc. and Seaport Meat Company.

Cost of goods sold (“COGS”) is comprised of production costs, shipping and handling and handling costs. For the fiscal year ended December 31, 2019, we had costs of goods sold of $5,070,322, as compared to $2,392,329 in the comparable period ended December 31, 2018. The percentage of COGS against sales was 74% in the fiscal year ended December 31, 2018 to 86% in the fiscal year ended December 31, 2019.

Operating Expenses. Our Selling, General and Administrative (“SG&A”) expenses consist of sales and marketing, professional services, rents, and general office expenses (including wages for non-officer personnel). During the fiscal year ended December 31, 2019 our SG&A expenses increased to $2,322,524 from $1,732,109 in the comparable prior period, an increase of $590,415. These increases were the result of increases in general office expenses, professional services and marketing expenses. In December 31, 2019, total general office expense was $1,365,942, marketing expenses was $100,508. Depreciation expenses increased from $17,626 to $229,036 for the fiscal years December 31, 2018 and December 31, 2019, respectively, due to the addition of depreciable assets in the second quarter of 2019 related to the acquisition of San Diego Market Outlet, Inc and Seaport Meat Company.

Total operating expenses for the fiscal year ended December 31, 2019 were $2,551,560 representing an increase of $801,825, as compared to $1,749,735 for the comparable prior period ended December 31, 2018.

Other Non-Operating Income and Expenses. Non-operating expenses for the fiscal year ended December 31, 2019 were $970,488, consisting all in interest expense compared to a non-operating expense of $617,368, consisting of also all in interest expense, in the comparable prior period ended December 31, 2018.

Net Loss. Net loss for the fiscal year ended December 31, 2019 was $2,652,626, an increase of $1,105,029 from $1,547,598 in the comparable prior period ended December 31, 2018.

Financial Condition, Liquidity and Capital Resources

Fiscal years ended December 31, 2019 and 2018

As of December 31, 2019, we had a working capital deficit of $1,118,654 comprised of $315,957 in cash and cash equivalents, $1,290,637 of accounts receivable, $830,504 inventory assets, other current assets of $283,379 (includes current portion of Rent to Use Asset) and $16,845 in deposits which were offset by accounts payable of $1,409,420, $714,962 in accrued expenses, $119,988 in lease payables, $1,362,605 in current note payables and $249,000 in lease liability. For the fiscal year ended December 31, 2019 we used $2,620,665 in operating activities. Cash used in investing activities totaled $4,202,000, consisting of purchase of equipment, building and improvement and fixed assets for $1,384,382 and for goodwill and intangible assets $2,783,239, all of which related to the recent acquisition of Seaport Meat Company. Cash provided in financing activities totaled $6,987,564, consisting of $2,960,899 in proceeds from notes payable, $3,461,606 in proceeds from long term loans, of which $3,015,780 was for the acquisition and working capital of Seaport Meat Company, $119,542 from proceeds from note payables from related parties, $166,000 for debt conversion, $60,000 for issuance of preferred “E” shares, $446,711 in common shares issued for debt conversion and $111,304 in prior year adjustments.

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In the comparable prior period in 2018, we had working capital deficit of $1,355,944 comprised of $151,058 in cash and cash equivalents, $280,142 of accounts receivable, $160,858 inventory assets, and $1,500 in deposits which were offset by accounts payable of $597,888, $286,598 in accrued expenses, $772,334 in current notes payable, $203,786 in current note payable to a related party and $88,896 in lease payable. For the fiscal year ended December 31, 2018 we used $1,597,563 in operating activities. Cash used in investing activities totaled $1,101,839, consisting of purchase of computers of $10,426, purchase of equipment, building and improvement for $141,413 and for goodwill and intangible assets $950,000, all of which related to the acquisition of San Diego Farmers Market in 2018. Cash provided in financing activities totaled $2,850,389, consisting of $2,742,721 in proceeds from notes payable, $432,641 in common shares issued for debt conversion and $324,973 in repayment of notes payable.

At December 31, 2019, we had cash and cash equivalents of $315,957 as compared to $118,579 at December 31, 2018.

Cash used in operations for the fiscal year ended December 31, 2019 was $2,620,665 as compared to $1,597,563 in the comparable prior fiscal year ended December 31, 2018. Cash used increased by $1,023,102 between periods.

For the fiscal year ended December 31, 2019, cash used in investing totaled $4,202,000, all of which is related to the recent acquisition of Seaport Meat Company in December 2019. We had no cash from investing activities December 31, 2019.

Cash provided from financing activities at December 31, 2019 was $6,987,564 as compared to $2,850,390 at December 31, 2018.

As of December 31, 2019, we had total current liabilities of $3,855,976 and total liabilities were $13,386,354 as compared to $1,949,502 and $4,250,582, respectively, for December 31, 2018.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities in the consolidated financial statements and accompanying notes. The SEC has defined a company’s critical accounting policies as the ones that are most important to the portrayal of the company’s financial condition and results of operations, and which require the company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.

Based on this definition, we have identified the critical accounting policies and judgments addressed which are described in Note 2 to our condensed consolidated financial statements for the foregoing periods included elsewhere in this registration statement. Although we believe that our estimates, assumptions and judgments are reasonable, they are based upon information presently available. Actual results may differ significantly from these estimates under different assumptions, judgments or conditions.

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DESCRIPTION OF BUSINESS

Unless the context requires otherwise or unless otherwise stated, references to “our Company,” “Pacific Ventures,” “PACV,” “we,” “us,” “our” and similar references refer to Pacific Ventures Group, Inc. and its consolidated subsidiaries.

Overview

Pacific Ventures was incorporated under the laws of the State of Delaware on October 3, 1986, under the name AOA Corporation. On November 12, 1991, the Company changed its name to American Eagle Group, Inc. On October 22, 2012, the Company changed its name to Pacific Ventures Group, Inc.

The current structure of Pacific Ventures resulted from a share exchange with Snöbar Holdings, Inc. (“Snöbar”), which was treated as a reverse merger for accounting purposes. On August 14, 2015, Pacific Ventures and its stockholders entered into a share exchange agreement (the “Share Exchange Agreement”) with Snöbar Holdings, Inc. (“Snöbar Holdings”), pursuant to which Pacific Ventures acquired 100% of the issued and outstanding shares of Snöbar Holdings’ Class A and Class B common stock in exchange for 22,500,000 restrictedfde shares of Pacific Ventures’ common stock, while simultaneously issuing 2,500,000 shares of Pacific Ventures’ restricted common stock to certain other persons, including for services provided and to a former officer of the Company (the “Share Exchange”).As the result of the Share Exchange, Snöbar Holdings. became Pacific Venture’s wholly owned operating subsidiary and the business of Snöbar Holdings became the Company’s sole business operations, and Snöbar Holdings’ majority owned subsidiary, MAS Global Distributors, Inc., a California corporation (“MGD”), became indirect subsidiary of Pacific Ventures.

Prior to the Share Exchange, the Company operated as an insurance holding company and through its subsidiaries, marketed and underwrote specialized property and casualty coverage in the general aviation insurance marketplace. However, in 1997, after selling several of its divisions, the Company’s remaining insurance operations were placed into receivership and the Company ceased operating its insurance business.

Since the Share Exchange represented a change in control of the Company and a change in business operations, the business operations changed to that of Snöbar Holdings and the discussions of business operations accompanying this filing are solely that of Snöbar Holdings and its affiliates and subsidiaries comprising of Snöbar Trust, IPIC, and MGD.

Snöbar Holdings was formed under the laws of the State of Delaware on January 7, 2013. Snöbar Holdings is the trustor and sole beneficiary of Snöbar Trust, a California trust (“Trust”), which was formed in June 1, 2013. The current trustee that holds legal title to the Trust is Clark Rutledge, who is the father of Shannon Masjedi, who is the Company’s President, Chief Executive Officer, Interim Chief Financial Officer, Treasurer, Secretary and majority stockholder. The Trust owns 100% of the shares of International Production Impex Corporation, a California corporation (“IPIC”), which was formed on August 2, 2001. IPIC is in the business of selling alcohol-infused ice cream and ice-pops and holds all of the rights to the liquor licenses to sell such products and trade names “SnöBar”. As such, the Trust holds all ownership interest of IPIC and its liquor licenses, permitting IPIC to sell its product to distributors, with all income, expense, gains and losses rolling up to the Trust, of which Snöbar Holdings is the sole beneficiary. Snöbar Holdings also owns 99.9% of the shares of MAS Global Distributors, Inc., a California corporation (“MGD”). MGD is in the business of selling and leasing freezers and providing marketing services. As a result of the foregoing, Snöbar Holdings is the primary beneficiary of all assets, liabilities and any income received from the business of the Trust and IPIC through the Trust and is the parent company of MGD.

The Trust and IPIC are considered variable interest entities (“VIEs”) and Snöbar Holdings is identified as the primary beneficiary of the Trust and IPIC. Under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, Snöbar Holdings performs ongoing reassessments of whether it is the primary beneficiary of a VIE. As the assessment of Snöbar Holdings’ management is that Snöbar Holdings has the power to direct the activities of a VIE that most significantly impact the VIE’s activities (it is responsible for establishing and operating IPIC), and the obligation to absorb losses of the VIE that could potentially be significant to the VIE and the right to receive benefits from the VIE that could potentially be significant to the VIE’s economic performance, it was therefore concluded by management that Snöbar Holdings is the primary beneficiary of the Trust and IPIC. As such, the Trust and IPIC were consolidated in the financial statements of Snöbar Holdings since the inception of the Trust, in the case of the Trust, and since the inception of Snöbar Holdings, in the case of IPIC.

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On May 1, 2018, Royalty Foods Partners, LLC – a Florida Limited Liability Corporation and a subsidiary of Pacific Ventures Group, Inc. – completed an asset acquisition of San Diego Farmers Outlet, Inc. (SDFO), a California Corporation. San Diego Farmers Outlet was started in over thirty-five years ago to provide primarily restaurants customers in southern California’s three largest counties with quality food, produce, and dairy and does business under the names of Farmers Outlet and San Diego Farmers Outlet.

On December 17, 2019, the Company completed an asset acquisition of Seaport Meat Company, (Seaport Meat), a California Corporation with over thirty (30) years in business servicing restaurant and retail, and institutional customers in Southern California and Arizona. Seaport Meat is a USDA meat processing plant that supplies quality meats, seafood, dry goods, dairy and produce. Seaport Meat Company built a state-of-the-art food distribution and manufacturing facility in Spring Valley, California. Seaport operates out of a facility is HACCP-compliant and is a USDA Licensed processing facility with on-site daily inspections. HACCP is a management system in which food safety is addressed through the analysis and control of biological, chemical, and physical hazards from raw material production, procurement and handling, to manufacturing, distribution and consumption of the finished product. Having a USDA certified facility allows consumers to be confident that the Food Safety and Inspection Service (FSIS), the public health agency in the USDA, ensured that meat and poultry products are safe, wholesome, and correctly labeled and packaged.

Our principal executive office is located at 117 West 9th Street, Suite 316, Los Angeles, California. Our main telephone number is (310) 392-5606.

Description of Operations of Pacific Ventures Group, Inc.

General

On May 1, 2018, Royalty Foods Partners, LLC – a Florida Limited Liability Corporation and a subsidiary of Pacific Ventures Group, Inc. – completed an asset acquisition of San Diego Farmers Outlet, Inc. (SDFO), a California Corporation. San Diego Farmers Outlet was started in over thirty-five years ago to provide primarily restaurants customers in southern California’s three largest counties with quality food and produce and does business under the name of Farmers Outlet and San Diego Farmers Outlet.

Farmers Outlet provides a wide array of products to serve customers of all types. However, they do have a niche in providing fresh produce and food products. Farmers Outlet provides specialty produce that the larger distributors do not carry on a daily basis. Unlike some larger distributors who make their customers receive products on a day and time convenient to the distributor, Farmers Outlet delivers daily and pays attention to what the customer wants. Farmers Outlet added products to meet the needs of Restaurants, Hotels, Clubs and Bars, Resorts, Food Trucks and Caterers. Free delivery was added to demonstrate that Farmers Outlet had customers interest first in mind.

Since the acquisition, SDFO has increased sales of its wholesale business, and still plan on expanding our current delivery territory from 25 miles to a 40-mile radius. SDFO has obtained 2 new delivery trucks to add to the current fleet of trucks. The Company has begun marketing to new restaurants in the area, most notably Asian and Italian restaurants, and have let restaurants know that SDFO can deliver the finest produce in market.

SDFO installed new signage around the retail market, added additional landscaping to enhance the appearance of the market, and purchased a new Point of Sale system to improve efficiency and ordering processes.

The Company will continue to evaluate its projected expenditures relative to its available cash and to seek additional means of financing in order to satisfy the Company’s working capital and other cash requirements.

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Market and Strategy

SDFO covers a large market area servicing Los Angeles, Orange County and San Diego, which we have estimated to be a $2.5 billion addressable market.

Unlike some larger distributors who make their customers receive products on a day and time convenient to the distributor, SDFO delivers daily and pays attention to what the customer wants. Farmers Outlet added products to meet the needs of restaurants, Hotels, Clubs and bars, Resorts, food trucks and caterers. Free delivery was added to demonstrate that Farmers Outlet had customers interest first in mind.

Farmers Outlet provides a wide array of products to serve customers of all types. However, they do have a niche in providing fresh produce and food products. Farmers Outlet provides specialty produce that the larger distributors do not carry on a daily basis.

Farmers Outlet covers a large market area servicing Los Angeles, Orange County and San Diego, which we have estimated to be a $2.5 billion addressable market. Farmers Outlet currently services the San Diego territory and has over 125 active customers, and no customer represents more than five percent of Farmers Outlet gross revenues.

The company services customers in high, middle and low-income communities with a specialty in providing food and fresh produce to customers serving small to medium size restaurants of all nationalities, including Chinese, Korean, Mexican, American, Japanese and Thai.

Pacific Ventures intends to expand its business through the acquisition of other food manufacturing and distribution companies that serve the Los Angeles, Orange County and San Diego area, thereby combining and expanding upon a combined customer base with an expanding range of products and services.

Pacific Ventures will continue to market its SnöBar product line, which include proprietary premium ice cream and sorbets that are distilled spirit cocktails containing up to 15% quality liqueurs and liquors. Currently, there are four flavors available: Brandy Alexander; Brandy Alexander with chocolate chips; Grasshopper; and Pink Squirrel. There are also numerous different liquor ice cream flavors in development in classic ice cream drink styles such as Coffee Liqueur Ice Cream, Piña Colada Sorbet, Sherry Ice Cream, and Strawberry Margarita Sorbet. Pacific Ventures is establishing a new production relationship with a wholesale frozen food co-packing company that can meet our volume production and HAACP quality control requirements.

During the 2019 fiscal year, the Company completed an asset acquisition of Seaport Meat Company, (Seaport Meat), a California Corporation with over thirty (30) years in business servicing restaurant and retail, and institutional customers in Southern California and Arizona. Seaport Meat is a USDA meat processing plant that supplies quality meats, seafood, dry goods, dairy and produce. Seaport Meat Company built a state-of-the-art food distribution and manufacturing facility in Spring Valley, California and owns the land and the building. their facility is HACCP-compliant and is a USDA Licensed processing facility with on-site daily inspections. HACCP is a management system in which food safety is addressed through the analysis and control of biological, chemical, and physical hazards from raw material production, procurement and handling, to manufacturing, distribution and consumption of the finished product. Having a USDA certified facility allows consumers to be confident that the Food Safety and Inspection Service (FSIS), the public health agency in the USDA, ensured that meat and poultry products are safe, wholesome, and correctly labeled and packaged.

The Company’s customers range from a wide variety of restaurants, including many well known in Southern CA, to institutions, schools (UCSD, SDSU, etc.) and re-distributors such as US Foods and Sysco as well as to local distributors. They supply wholesale food and restaurant supplies to San Diego, Los Angeles, Orange and Riverside and offer same day service. In addition, they have clients in Arizona and Colorado that come to their facility to pick up their orders.

Due to the impact that the COVID-19 pandemic had on our customers, particularly our larger customers have been forced to close. Some of these accounts remain closed such as Petco Park the Major League ballpark “Padre Stadium” and the LA, San Diego, and Del Mar County Fairs. Despite these customer closures, Seaport Meat Company has expanded its customer base and maintained at or above the same revenue for the three months ended September 2020 as for the same quarter in 2019.

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Because Seaport Meat Company of America can efficiently add new product lines, it is expected that this will expand the distribution of Pacific Ventures’ San Diego Farmers Outlet and SnoBar product line, thereby accelerating Pacific Ventures’ revenue growth. We believe the combination of a distribution and product company is unique in the San Diego area and will position the company for rapid growth.

Seaport Meat Company manufactures and wholesales custom processed beef, pork, chicken, lamb, veal and seafood. In addition, they are redistributors of a wide variety of dry goods, frozen foods, disposables and janitorial products. Their sales, distribution and finance processes are very efficient and can be expanded to add new product lines, including fresh produce and dairy.

Trademarks

IPIC sells the SnöBar products under a number of trademarks, brand names and trade names that are important to its continued success. The SnöBar brand is fully trademarked within the United States. IPIC’s business could be adversely affected by the loss of any major brand or by material infringement of its intellectual property rights. The SnöBar products are also subject to intellectual property risks because existing trademark laws offer only limited protection, and the laws of some countries in which the SnöBar products are or may be developed, manufactured or sold may not fully protect the SnöBar products from infringement by others.

Employees

As of December 31, 2019, Pacific Ventures comprised five (5) employees who managed the affairs of the parent corporation and the operations of its subsidiaries. On an as needed basis, the Company hires independent contractors to perform specific tasks related to the Company’s business interests.

Property

The Company does not own real property but owns equipment and has several real property operating leases.

The Company is currently obligated under two operating leases for office spaces and associated building expenses. Both leases are on a month-to-month basis at a monthly rate of $450 and $330, respectively.

SDFO operations are located at 10407 Friars Rd, San Diego, CA 92110, where they occupy an aggregate of approximately 10,000 square feet pursuant to leases. The 5-year leases are on an annual basis at a monthly rate of $6,000 per month.

Seaport Group Enterprise LLC is located at 2533 Folex Way, Spring Valley CA 91978, where they occupy an aggregate of approximately 17,000 square feet pursuant to the lease. The 5-year leases are on an annual basis starting at a monthly rate of $14,750.00 per month.

San Diego Farmers Outlet and Seaport Meat Company also have Operating Leases. The Company in May 1, 2018 assumed a lease agreement for a facility site and entered into a lease agreement for office space for San Diego Farmers Outlet. The lease has a term of five years expiring on April 30, 2023. The minimum annual lease payments for this space are $72,000 for years 2020, 2021 and 2022 and $24,000 for year 2023.

The Company on December 1, 2019 entered into a lease agreement for a facility site for office space for Seaport Meat Company. The lease has a term of five years expiring on November 30, 2024. For years 2020-2023, the minimum annual lease payments for this space is $177,000 and for year 2024 is $162,250.

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Legal Proceedings

The Company is not aware of any other pending legal proceedings or recently settled legal proceedings except what is listed below.

On September 25, 2020 Pacific Ventures Group entered into a settlement agreement with BNA/TRA for a combined amount of $400,000 to be in monthly cash installments to be paid as follows. On or before October 10, 2020, PACV will pay the sum of thirty thousand dollars ($30,000); On or before November 1st, 2020, PACV will pay the sum of thirty thousand ($30,000); On or before December 1, 2020, and continuing through and including May 1st, 2023, PACV shall pay twenty-nine (29) consecutive monthly payments of eleven thousand five hundred ($11,500); On or before June 1st, 2023, PACV will pay the sum of six thousand five hundred ($6,500).

On or about May 13, 2020, SGE filed a lawsuit against PNC in Los Angeles Superior Court, based on PNC’s material breaches of the Asset Purchase Agreement and the Consulting and Covenant Not to Compete Agreement (the “Consulting Agreement”), as well material misrepresentations that PNC made to SGE. SGE’s complaint alleges causes of action against PNC for including but not limited to fraud. We intend to vigorously defend against this lawsuit. There is no assurance, however, that we will be successful in the defense. Moreover, we are unable to predict the outcome or reasonably estimate a range of possible losses at this time. Management does not believe that an adverse ruling would have any material effect on the operations of the Company.

Transfer Agent

Our stock transfer agent is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598. Their telephone number is (503) 227 2950, their fax number is (212) 828-8436, and their website is: www.vstocktransfer.com.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and Board of Directors

The following individuals serve as executive officers and directors of Pacific Ventures as of September 30, 2020:

Name	Age	Positions
Shannon Masjedi	48	President, Chief Executive Officer, Interim Chief Financial Officer, Secretary and Director
Marc Shenkman	60	Chairman of the Board of Directors

Marc Shenkman. Mr. Shenkman has served as a director of Snöbar Holdings since January 2013. From 2000 to present, Mr. Shenkman worked as the President of Priority Financial Network. Priority Financial Network is a mortgage brokerage company. Mr. Shenkman graduated from the University of Vermont with a Bachelor of Arts in Economics and a Bachelor of Arts in Political Science. Mr. Shenkman brings knowledge and experience in the banking and financial industries. Mr. Shenkman does not hold, and has not previously held, any directorships in any other reporting companies.

Shannon Masjedi. Mrs. Masjedi has served as a director and Chairman of the Board of Directors, Chief Executive Officer, President, Vice President, Treasurer, Chief Financial Officer, Secretary of Snöbar Holdings since January 2013. From June 1, 2010 to present, Mrs. Masjedi worked as a director of operations for IPIC, where she implemented all current operating platforms including development of SnöBar product line, packaging and research and development and oversaw all day-to-day operations of IPIC as well as managing all the contractors of IPIC. Mrs. Masjedi was in charge of all compliance and regulatory issues for IPIC and obtained all necessary licenses for IPIC to distribute and export products worldwide. Mrs. Masjedi attended Arizona State University where she studied Aeronautical Technology. Mrs. Masjedi also attended flight school and obtained her pilots license. Mrs. Masjedi has had extensive experience with creating the distribution platform for the SnöBar product line in the alcohol industry. Her knowledge in the frozen ice cream category and alcohol category combined make her indispensable to Pacific Ventures. Mrs. Masjedi has long standing relationships within these industries which allow Snöbar products to be distributed efficiently.

Committees of our Board of Directors.

Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

We have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by Board of Directors as a whole. Because we have only three directors, none of whom are independent, we believe that the establishment of these committees would be more form over substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees. In considering a director nominee, it is likely that our Board will consider the professional and/or educational background of any nominee with a view towards how this person might bring a different viewpoint or experience to our Board.

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None of our directors is an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

●	understands generally U.S. GAAP and financial statements,
●	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,
●	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,
●	understands internal controls over financial reporting, and
●	understands audit committee functions.

Family Relationships.

There are no family relationships between or among any of our directors or executive officers or persons nominated or chosen by us to become directors or executive officers.

Section 16(a) Compliance.

Section 16(a) of the Securities and Exchange Act of 1934 requires that directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Registrant’s Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Registrant pursuant to Section 16(a). Based solely on the reports received by the Registrant and on written representations from reporting persons, the Registrant was informed that our CEO has filed reports as required under Section 16(a). Based solely on the reports received by the Registrant and on written representations from reporting persons, the Registrant was informed that its officers and directors have not filed all reports as required under Section 16(a).

NASDAQ Rule 4200.

The NASDAQ Rule 4200, which sets forth several tests to determine whether a director of a listed company is independent. Rule 4200 provides that a director would not be considered independent if the director or an immediate family member accepted any compensation from the listed company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence (excluding compensation for board or board committee service, compensation paid to an immediate family member as a non-executive employee, benefits paid under a tax-qualified retirement plan and non-discretionary compensation).

Director Independence.

In determining whether or not our directors are considered independent, the Company used the definition of independence as defined in NASDAQ Rule 4200. Our board of directors has determined that neither of the members of our board of directors qualifies as an “independent” director under Nasdaq’s definition of independence.

Directors’ Term of Office.

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. All directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors.

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Compensation of Directors.

We have not established standard compensation arrangements for our directors and the compensation payable to each individual for their service on our Board is determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf. During the 2017 fiscal year, none of our directors received any compensation specifically for their services as a director.

Audit Committee and Financial Expert, Compensation Committee, Nominations Committee.

We do not have any of the above-mentioned standing committees because our corporate financial affairs and corporate governance are simple in nature at this stage of development and each financial transaction is approved by our sole officer or director.

Potential Conflicts of Interest.

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our Executives or Directors.

Board’s Role in Risk Oversight.

The Board assesses on an ongoing basis the risks faced by the Company. These risks include financial, technological, competitive, and operational risks. In addition, since the Company does not have an Audit Committee, the Board is also responsible for the assessment and oversight of the Company’s financial risk exposures.

Involvement in Certain Legal Proceedings.

There are no legal proceedings that have occurred within the past ten years concerning our directors or officers which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations. Except for Mrs. Masjedi, who filed for Chapter 7 personal bankruptcy in 2010, which was discharged in August 2011, and Mr. Shenkman, who filed for Chapter 11 business bankruptcy in 2010, which was dismissed in May 2012, none of our directors or officers have filed for or have been affiliated with any company that has filed for bankruptcy within the last ten years.

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EXECUTIVE COMPENSATION

The following table sets forth certain compensation information for: (i) Pacific Ventures’ principal executive officer serving in such capacity during fiscal years ended December 31, 2019 and 2018; (ii) our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2019 and 2018; and (iii) up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2019 and 2018. Compensation information is shown for the fiscal years ended December 31, 2019 and 2018:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	All Other Compensation ($)	Total ($)
	2020
Shannon Masjedi, CEO	2019	60,000	-0-	-0-	-0-	-0-	60,000
	2018	-0-	-0-	-0-	-0-	-0-	-0-

Snöbar Holdings Compensation

The following table sets forth certain compensation information for: (i) Snöbar Holdings ‘ principal executive officer serving in such capacity during the fiscal years ended December 31, 2019 and 2018; (ii) Snöbar Holdings ‘ two most highly compensated executive officers other than its principal executive officer who were serving as executive officers at December 31, 2019 and 2018; and (iii) up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2019 and 2018. Compensation information is shown for the fiscal years ended December 31, 2019 and 2018:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	All Other Compensation ($)	Total ($)
	2020	$-0-	-0-	-0-	-0-	-0-	-0-
Shannon Masjedi, CEO/President	2019	$-0-	-0-	-0-	-0-	-0-	$-0-
	2018	$-0-	-0-	-0-	-0-	-0-	$-0-

Employment Agreements

We have no written employment agreements or other formal compensation agreements with our officers or directors.

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation payable to each individual for their service on our Board is determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf. During the 2019 fiscal year, none of our directors received any compensation specifically for their services as a director.

Compensation Committee Interlocks and Insider Participation

We have no compensation committee of our board of directors, and during the year ended December 31, 2019, our directors and officers participated in deliberations of our board of directors regarding officer compensation. During the year ended December 31, 2019, no executive officer of our Company (i) served as a member of the compensation committee (or other committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our board of directors, (ii) served as a director of another entity, one of whose executive officers served on our board of directors, or (iii) served as a member of the compensation committee (or other committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our Company.

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Narrative Disclosure of Compensation Policies and Practices as They Relate to the Company’s Risk Management

We believe that our compensation policies and practices for all employees and other individual service providers, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on us.

Securities Authorized for Issuance Under Equity Compensation Plans

On November 3, 2017, the Company’s Board of Directors adopted, by written consent, in accordance with the General Corporation Law of the State of Delaware, the Company’s 2017 Equity Incentive Plan (the “2017 Plan”), which reserves a total of 1,500,000 shares of the Company’s Common Stock for issuance under the 2017 Plan. Incentive awards authorized under the 2017 Plan include, but are not limited to, incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). If an incentive award granted under the 2017 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with the exercise of an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2017 Plan.

Outstanding Equity Awards

None of our Directors or executive officers holds stock that has not vested or equity incentive plan awards.

Option Grants

There were no individual grants of stock options to purchase our Common Stock made to our executive officers.

Aggregated Option Exercises and Fiscal Year-End Option Value

There were no stock options exercised during the year ending December 31, 2019 and 2018 and the Nine Months Ended September 20, 2020 by the executive officers.

Long-Term Incentive Plan (“LTIP”) Awards

There were no awards made to a named executive officers in the last completed fiscal year under any LTIP.

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Act is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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Indemnification of Directors and Officers

Section 145 of the Delaware Corporation Law provides in relevant parts as follows:

(1) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in (1) or (2) of this subsection, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the above discussed sections of the Delaware Corporation Law.

The Company’s Certificate of Incorporation and Bylaws provide that the Company “may indemnify” to the full extent of its power to do so, all directors, officers, employees, and/or agents. The Company indemnifies its officer and director to the full extent permitted by the above-quoted statute.

Insofar as indemnification by the Company for liabilities arising under the Securities Act may be permitted to officers and directors of the Company pursuant to the foregoing provisions or otherwise, the Company is aware that in the opinion of the U.S. Securities and Exchange Commission (the “SEC”), such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the number of shares of Common Stock of our Company as of September 30, 2020 that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the rules of the SEC, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he/she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power. As of September 30, 2020, the Company had 6,871,351 shares of Common Stock outstanding.

COMMON STOCK

	Amount and Nature of Beneficial Ownership (1)		Percentage of Class Common (2)
Executive Officers and Directors

Shannon Masjedi	183,000	(3)	2.7%
Marc Shenkman	1,502,828		21.82%
All officers and directors a group (2 persons)	1,502,828		24.5%

5% Shareholders
Azita Davidyan	3,000,000		43.65%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our common stock held by them.

(2)	Applicable percentage ownership is based on 6,871,351 shares of our common stock outstanding.

(3)	Includes 103,000 shares held by ACD Trust.

PREFERRED STOCK

	Amount and Nature of Beneficial Ownership(1)				Percentage of Class
	Series E		Series F		Preferred(1)
Executive Officers and Directors

Shannon Masjedi	6,000,000		10,000		100.0%
Marc Shenkman			0		0.0%
All officers and directors a group (2 persons)	6,000,000	(2)	10,000	(3)	100.0%

5% Shareholders
None			0		0%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our preferred stock held by them. Applicable percentage ownership is based on 6,000,000 shares of our Series E Preferred Stock and 10,000 of our Series F Preferred Stock issued and outstanding.

(2)

Each share of Series E Preferred Stock has a 10-to-1 voting preference where everyone share of Series E Preferred Stock is equivalent in votes to ten shares of Common Stock, resulting in the equivalent of 60,000,000 voting shares of common stock or 89.7% of our issued and outstanding shares on a fully diluted basis, excluding the Series F Preferred Shares.

(3)	Represents 10,000 shares of our Series F Preferred Stock owned directly by Mrs. Masjedi. Each share of Series F Preferred Stock is convertible into 0.1% of the issued and outstanding stock at the time of conversion and has voting rights equivalent to the conversion rights for a total of 6,871.351 common stock voting share equivalents representing 90% of the voting power on fully diluted basis, excluding the Series E Preferred Shares.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

The following includes a summary of transactions since January 1, 2017 to which we have been a party, in which the amount involved in the transaction exceeded $120,000 , and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation arrangement, which are described above under “Executive Compensation.”

We believe that all purchases from or transactions with affiliated parties were on terms and at prices substantially similar to those available from unaffiliated third parties.

The Snöbar Trust

The Snobar Trust (the “Trust”) a California Trust formed on June 1, 2013. Snöbar Holdings is the trustor and sole beneficiary of Trust. The current trustee that holds legal title to the Trust is Clark Rutledge, who is the father of Shannon Masjedi, who is the Company’s President, Chief Executive Officer, Interim Chief Financial Officer, Treasurer, Secretary and majority stockholder. So long as the trustor is in existence, on demand of the trustor or the beneficiary, the trustee shall distribute to the trustor any or all of the property contained in the beneficiary. Subject to the terms of the Trust, the trustor may remove any acting trustee, or designate one or more successor trustees. Any trustee may resign at any time. The Trust shall terminate upon the earlier of (i) withdrawal or distribution of all assets from the Trust or the date upon which the trustor ceases to be in existence. As of the date of this annual report, the Trust owns 100% of the shares of IPIC and its liquor licenses, permitting IPIC to sell its product to distributors, with all income, expense, gains and losses rolling up to the Trust. Snöbar Holdings also owns 99.9% of the shares of MGD, which is in the business of selling and leasing freezers and providing marketing services. As a result of the foregoing, Snöbar Holdings is the primary beneficiary of all assets, liabilities and any income received from the business of the Trust and IPIC through the Trust and is the parent company of MGD. The Trust and IPIC are considered variable interest entities.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

●	disclose such transactions in prospectuses where required;
●	disclose in any and all filings with the Securities and Exchange Commission, where required;
●	obtain disinterested directors’ consent; and
●	obtain shareholder consent where required.

Indemnification Agreements

Our Bylaws provide that none of our officers or directors shall be personally liable for any obligations of our Company or for any duties or obligations arising out of any acts or conduct of said officer or director performed for or on behalf of our Company, including without limitation, acts of negligence or contributory negligence. In addition, our Bylaws provide that we shall indemnify and hold harmless each person and their heirs and administrators who shall serve at any time hereafter as a director or officer of our Company from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of their having heretofore or hereafter been a director or officer of our Company, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him or her as such director or officer, and that we shall reimburse each such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim, judgment or liability, including our power to defend such persons from all suits or claims as provided for under the provisions of the Delaware General Corporation Law; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his (or her) own willful misconduct. In addition, in the future, we may enter into indemnification agreements with our directors and officers and some of our executives may have certain indemnification rights arising under their employment agreements with us. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Policies and Procedures for Transactions with Related Persons

We have not yet adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.”

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DESCRIPTION OF OUR CAPITAL STOCK

General

We are authorized to issue an aggregate number of 910,000,000 shares of capital stock, $0.001 par value per share, consisting of 10,000,000 shares of Preferred Stock and 900,000,000 shares of Common Stock.

Common Stock

We are authorized to issue 900,000,000 shares of Common Stock, $0.001 par value per share. As of September 30, 2020, we had 6,871,351 shares of the Company’s common stock issued and outstanding, $0.001 par value (which reflects the 1 for 500 reverse split effected by the Company on April 13, 2020). Prior to the reverse stock split, on December 31, 2019, we had outstanding 570,859,333 shares of common stock, and as of May 22, 2020, we had 1,142,781 shares of common stock outstanding.

Our Common Stock is subject to quotation on the OTC Pink Market under the trading symbol: “PACV.”

Each share of Common Stock has one (1) vote per share for all purposes. Our Common Stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stockholders are not entitled to cumulative voting for election of Board of Directors.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent and Registrar

The transfer agent of our Common Stock is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598, Phone: (212) 828-8436.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock or other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Series E Convertible Preferred Stock

In October 2016, the Company designated 1,000,000 shares of preferred stock as Series E Preferred Stock (the “Series E Preferred Stock”), subsequently amended to increase the number of authorized Series E Preferred to 6,000,000 shares. Under the rights, preferences and privileges of the Series E Preferred Stock, for every share of Series E Preferred Stock held, the holder thereof has the voting rights equal to 10 shares of common stock. The Series E Preferred Stock is not convertible into any class of stock of the Company and has no preferences to dividends or liquidation rights. As of December 31, 2019, there were 6,000,000 shares of Series E Preferred Stock issued and outstanding.

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Shannon Masjedi, our Chief Executive Officer and principal common stockholder, is the record and beneficial owner of all of the issued and outstanding shares of Series E Preferred Stock having ten (10) votes per share on all matters subject to the vote of the Company’s holders of Common Stock.

Series F Convertible Preferred Stock

Each share of Series F Preferred Stock is convertible into 0.1% of the issued and outstanding stock at the time of conversion and has voting rights equivalent to the conversion rights for a total of 6,871.351 common stock voting share equivalents representing 90% of the voting power on fully diluted basis, excluding the Series E Preferred Shares.

Anti-Takeover Provisions

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law, or DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years of the date on which it is sought to be determined whether such person is an “interested stockholder,” did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax considerations that may be applicable to “U.S. holders” and “non-U.S. holders” (each as defined below) with respect to the purchase, ownership and disposition of the Common Stock offered by this prospectus. This discussion only applies to purchasers who purchase and hold the Common Stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment). This discussion does not describe all of the tax consequences that may be relevant to each purchaser or holder of the Common Stock in light of its particular circumstances.

This discussion is based upon provisions of the Code, Treasury regulations, rulings and judicial decisions as of the date hereof. These authorities may change, perhaps retroactively, which could result in U.S. federal income tax consequences different from those summarized below. This discussion does not address all aspects of U.S. federal income taxation (such as the alternative minimum tax) and does not describe any foreign, state, local or other tax considerations that may be relevant to a purchaser or holder of the Common Stock in light of their particular circumstances. In addition, this discussion does not describe the U.S. federal income tax consequences applicable to a purchaser or a holder of the Common Stock who is subject to special treatment under U.S. federal income tax laws (including, a corporation that accumulates earnings to avoid U.S. federal income tax, a pass-through entity or an investor in a pass-through entity, a tax-exempt entity, pension or other employee benefit plans, financial institutions or broker-dealers, persons holding the Common Stock as part of a hedging or conversion transaction or straddle, a person subject to the alternative minimum tax, an insurance company, former U.S. citizens or former long-term U.S. residents). We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this discussion.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the Common Stock, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding the Common Stock, you should consult your tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of the Common Stock.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of these securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

U.S. Holders

Subject to the qualifications set forth above, the following discussion summarizes the material U.S. federal income tax considerations that may relate to the purchase, ownership and disposition of the Common Stock by “U.S. holders.” You are a “U.S. holder” if you are a beneficial owner of Common Stock and you are for U.S. federal income tax purposes;

- an individual citizen or resident of the United States;

-a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

- an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

- a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

A redemption payment will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in a U.S. holder’s aggregate stock interest in the company, which will depend on the U.S. holder’s particular facts and circumstances at such time. If the redemption payment is treated as a dividend, the rules discussed above in “Material U.S. Federal Income Tax Considerations — U.S. Holders: Distributions in General” apply.

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Satisfaction of the “complete redemption” and “substantially disproportionate” exceptions is dependent upon compliance with the objective tests set forth in Section 302(b)(3) and Section 302(b)(2) of the Code, respectively. A redemption will result in a “complete redemption” if either all of the shares of our stock actually and constructively owned by a U.S. holder are exchanged in the redemption or all of the shares of our stock actually owned by the U.S. holder are exchanged in the redemption and the U.S. holder is eligible to waive, and the U.S. holder effectively waives, the attribution of shares of our stock constructively owned by the U.S. holder in accordance with the procedures described in Section 302(c)(2) of Code. A redemption does not qualify for the “substantially disproportionate” exception if the stock redeemed is only non-voting stock, and for this purpose, stock which does not have voting rights until the occurrence of an event is not voting stock until the occurrence of the specified event. Accordingly, any redemption of the Common Stock generally will not qualify for this exception because the voting rights are limited as provided in the “Description of Common Stock-Voting Rights.” For purposes of the “redemption from non-corporate shareholders in a partial liquidation” test, a distribution will be treated as in partial liquidation of a corporation if the distribution is not essentially equivalent to a dividend (determined at the corporate level rather than the shareholder level) and the distribution is pursuant to a plan and occurs within the taxable year in which the plan was adopted or within the succeeding taxable year. For these purposes, a distribution is generally not essentially equivalent to a dividend if the distribution results in a corporate contraction. The determination of what constitutes a corporate contraction is factual in nature, and has been interpreted under case law to include the termination of a business or line of business. Each U.S. holder of the Common Stock should consult its own tax advisors to determine whether a payment made in redemption of the Common Stock will be treated as a dividend or a payment in exchange for the Common Stock. If the redemption payment is treated as a dividend, the rules discussed above in “Material U.S. Federal Income Tax Considerations — U.S. Holders: Distributions in General” apply. Under proposed Treasury regulations, if any amount received by a U.S. holder in redemption of Common Stock is treated as a distribution with respect to such holder’s Common Stock, but not as a dividend, such amount will be allocated to all shares of the Common Stock held by such holder immediately before the redemption on a pro rata basis. The amount applied to each share will reduce such holder’s adjusted tax basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If such holder has different bases in shares of the Common Stock, then the amount allocated could reduce a portion of the basis in certain shares while reducing all of the basis, and giving rise to taxable gain, in other shares. Thus, such holder could have gain even if such holder’s aggregate adjusted tax basis in all shares of the Common Stock held exceeds the aggregate amount of such distribution.

The proposed Treasury regulations permit the transfer of basis in the redeemed shares of the Common Stock to the holder’s remaining, unredeemed Common stock (if any), but not to any other class of stock held, directly or indirectly, by the holder. Any unrecovered basis in the Common Stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations are ultimately finalized.

Information Reporting and Backup Withholding. Information reporting and backup withholding may apply with respect to payments of dividends on the Common Stock and to certain payments of proceeds on the sale or other disposition of the Common Stock. Certain non-corporate U.S. holders may be subject to U.S. backup withholding (currently at a rate of 28%) on payments of dividends on the Common Stock and certain payments of proceeds on the sale or other disposition of the Common Stock unless the beneficial owner thereof furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the Internal Revenue Service.

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Non-U.S. Holders

Subject to the qualifications set forth above under the caption “Material U.S. Federal Income Tax Considerations,” the following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Common Stock by certain “Non-U.S. holders.” You are a “Non-U.S. holder” if you are a beneficial owner of the Common Stock and you are not a “U.S. holder.”

Distributions on the Common Stock. If distributions are made with respect to the Common Stock, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code and may be subject to withholding as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the Non-U.S. holder’s basis in the Common Stock and, to the extent such portion exceeds the Non-U.S. holder’s basis, the excess will be treated as gain from the disposition of the Common Stock, the tax treatment of which is discussed below under “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders: Disposition of Common Stock, Including Redemptions.” In addition, if we are a U.S. real property holding corporation, i.e. a “USRPHC,” and any distribution exceeds our current and accumulated earnings and profits, we will need to choose to satisfy our withholding requirements either by treating the entire distribution as a dividend, subject to the withholding rules in the following paragraph (and withhold at a minimum rate of 10% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), or by treating only the amount of the distribution equal to our reasonable estimate of our current and accumulated earnings and profits as a dividend, subject to the withholding rules in the following paragraph, with the excess portion of the distribution subject to withholding at a rate of 10% or such lower rate as may be specified by an applicable income tax treaty as if such excess were the result of a sale of shares in a USRPHC (discussed below under “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders: Disposition of Common Stock, Including Redemptions”), with a credit generally allowed against the Non-U.S. holder’s U.S. federal income tax liability in an amount equal to the amount withheld from such excess.

Foreign Account Tax Compliance Act. Sections 1471 through 1474 of the Code (provisions which are commonly referred to as “FATCA”), generally impose a 30% withholding tax on dividends on Common Stock paid on or after July 1, 2014 and the gross proceeds of a sale or other disposition of Common Stock paid on or after January 1, 2017 to: (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements; and (ii) specified other foreign entities unless such an entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity satisfies other specified requirements. Non-U.S. holders should consult their own tax advisors regarding the application of FATCA to them and whether it may be relevant to their purchase, ownership and disposition of Common Stock.

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PLAN OF DISTRIBUTION

This is a self-underwritten (“best-efforts”) offering. This prospectus is part of a registration statement that permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Presently, we expect that our officers and directors will personally contact existing shareholders, friends, family members and business acquaintances and inform them about the offering. In addition, we may market the offering to institutional investors through our officers and directors. We may also offer our shares of common stock through brokers, dealers or agents, although we have no current plans or arrangements to do so. The company has been contacted by multiple financial institutions, as well as fielded interest from existing shareholders that give the Company assurance as to the marketability of its shares to these identified parties. This offering will terminate on the date which is 180 days from the effective date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed or upon the vote of our board of directors.

In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set forth in Rule 3a4-1 under the Exchange Act. The officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer. In that regard, we confirm that:

a.None of our officers or directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act;

b.None of our officers or directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in the common stock;

c.None of our officers or directors is or will be, at the time of his participation in the offering, an associated person of a broker-dealer; and

D. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that each (A) primarily perform substantial duties for or on our behalf, other than in connection with transactions in securities, and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding 12 months, and (C) has not participated in selling and offering securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

None of our officers or directors, control persons or affiliates intend to purchase any shares in this offering.

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LEGAL MATTERS

No counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the Common Stock being offered hereby, and other certain legal matters will be passed upon for us by JDT Legal, PLLC

EXPERTS

No expert named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The audited financial statements for the years ended December 31, 2019 and 2018 included in this Prospectus and the Registration Statement have been audited by Albert Garcia, CPA of DylanFloyd Accounting & Consulting, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC0330. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov

All of our reports filed with the SEC (including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements) are accessible through the Investor Relations section of our website, free of charge, as soon as reasonably practicable after electronic filing. The reference to our website in this prospectus is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), that registers the distribution of the securities offered hereby. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities being offered. This prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Section 145 of the General Corporation Law of Delaware and our amended and restated bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Pacific Ventures Group, Inc.

_____________ Shares of Common Stock

$________ Per Share

PROSPECTUS

_________________________________

___________, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses, payable in connection with the issuance and distribution of the Common Stock being registered.

Securities and Exchange Commission registration fee	$1,298.00

Transfer agent and registrar fees and expenses	$5,000.00
Accounting fees and expenses	$26,000.00
Legal fees and expense	$25,000.00
Miscellaneous	$12,702.00
Total	$70.000.00

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the Offering listed above.

Item 14. Indemnification of Directors and Officers.

Our Bylaws provide that none of our officers or directors shall be personally liable for any obligations of our Company or for any duties or obligations arising out of any acts or conduct of said officer or director performed for or on behalf of our Company, including without limitation, acts of negligence or contributory negligence. In addition, our Bylaws provide that we shall indemnify and hold harmless each person and their heirs and administrators who shall serve at any time hereafter as a director or officer of our Company from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of their having heretofore or hereafter been a director or officer of our Company, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him or her as such director or officer, and that we shall reimburse each such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim, judgment or liability, including our power to defend such persons from all suits or claims as provided for under the provisions of the Delaware General Corporation Law; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his (or her) own willful misconduct. In addition, in the future, we may enter into indemnification agreements with our directors and officers and some of our executives may have certain indemnification rights arising under their employment agreements with us. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in its amended and restated certificate of incorporation and bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Registrant has purchased and intends to maintain insurance on behalf of each and any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

II-1

See also the undertakings set out in response to Item 17 herein.

Item 15. Recent Sales of Unregistered Securities.

During the last two fiscal years, the Registrant issued and/or sold the following restricted securities.

Unregistered Securities Issued in 2020

During the nine (9) months ended September 30, 2020, the Company issued 5,728,570 shares of its common stock.

Unregistered Securities Issued in 2019

During the year ended December 31, 2019, the Company issued 333,521,888 shares of its common stock to various investors for cash and other considerations.

During the year ended December 31, 2019, the Company issued 332,888,888 for repayment of debt (i.e. note conversion) and issued 633,000 shares of its common stock.

Unregistered Securities Issued in 2018

During the year ended December 31, 2019, the Company issued a total of 15,511,164 shares of its Common Stock in consideration of services valued at $7,500 and repayment of debt in the amount of $119,621.

The Company believes that the offers, sales and issuances of the securities described above were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about us. The sales of these securities were made without any general solicitation or advertising.

II-2

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description
2.1	Share Exchange Agreement, dated August 14, 2015, by and among the Company, Snöbar Holdings, Inc., and certain shareholders of Snöbar Holdings, Inc. (Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed with the SEC on August 14, 2015).
2.2	Amendment No. 1 to Share Exchange Agreement, dated August 21, 2015, by and among the Company, Snöbar Holdings, Inc., and certain shareholders of Snöbar Holdings, Inc. (Incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K, as filed with the SEC on September 25, 2015).
2.3††	Asset Purchase Agreement, dated as of January 31, 2018, by and among the Company, Royalty Foods, LLC and San Diego Farmers Outlet, Inc. (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on February 5, 2018).
3.1	Fourth Amended and Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on November 16, 2017).
3.2	By-laws of the Company (Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A, as filed with the SEC on June 14, 2017).
3.3	Amended and Restated Series F Preferred Stock
5.1*	Opinion of JDT Legal, PLLC, filed herewith
10.1	Co-Packaging Letter Agreement dated April 24, 2013, by and between International Production Impex Corporation and Brothers International Desserts, Inc. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report Form 8-K, as filed with the SEC on September 25, 2015).
10.2	Distribution Agreement, dated March 16, 2015, by and between International Production Impex Corporation and Spectrum Entertainment & Events LLC (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report Form 8-K, as filed with the SEC on September 25, 2015).
10.3	Distribution Agreement, dated June 5, 2015, by and between International Production Impex Corporation and Eddie Holman (Incorporated by reference to Exhibit 10.3 tothe Company’s Current Report Form 8-K, as filed with the SEC on September 25, 2015).
10.4	Exclusive Distribution Agreement, dated February 3, 2015, by and between International Production Impex Corporation and Yes Consolidated, LLC (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report Form 8-K, as filed with the SEC on September 25, 2015).
10.5	Distribution Agreement, dated May 1, 2015, by and between International Production Impex Corporation and Dejako Trading Company (Incorporated by reference to Exhibit 10.5 to the Company’s Current Report Form 8-K, as filed with the SEC on September 25, 2015).
10.6	Form of Lock-Up/Leak-Out Agreement between the Company and certain Snöbar Shareholders party thereto (Incorporated by reference to Exhibit 10.6 to the Company’s Current Report Form 8-K, as filed with the SEC on September 25, 2015).
10.7	Anti-Dilution Agreement, dated September 25, 2015, by and among the Company and Brett Bertolami and Danzig Ltd. (Incorporated by reference to Exhibit 10.7 to the Company’s Current Report Form 8-K, as filed with the SEC on September 25, 2015).
10.8	Piggyback Registration Rights Agreement, dated September 25, 2015, by and among the Company, Snöbar Shareholders and other persons thereto (Incorporated by reference to Exhibit 10.8 to the Company’s Current Report Form 8-K, as filed with the SEC on September 25, 2015).
10.9	Trust Agreement, dated June 1, 2013, by and between Snobar Holding, Inc. and Azizollah Masjedi (Incorporated by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-K/A, as filed with the SEC on October 16, 2017).
10.10	Form of Promissory Note by and between the Company and certain related parties (Incorporated by reference to Exhibit 10.10 to the Company’s Annual Report on Form 10-K/A, as filed with the SEC on October 16, 2017).
10.11†	Pacific Ventures Group, Inc. 2017 Equity Incentive Plan. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on November 8, 2017).

II-3

10.12†	Form of Pacific Ventures Group, Inc. Incentive Stock Option Agreement (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, as filed with the SEC on November 8, 2017).
10.13†	Form of Pacific Ventures Group, Inc. Nonqualified Stock Option Agreement (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, as filed with the SEC on November 8, 2017).
16.1	Letter from Anderson Bradshaw PLLC, dated April 20, 2016, addressed to the Securities and Exchange Commission (incorporated by reference from the Company’s Current Report on Form 8-K, as filed on April 20, 2016, Exhibit 16).
21.1	List of subsidiaries of the Company, filed as Exhibit 21.1 to the Company’s Form 10-K for the year-ended December 31, 2017 on April 2, 2018.
23.1*	Consent of Independent Registered Public Accounting Firm, filed herewith.
23.2*	Consent of JDT Legal, PLLC (contained in Exhibit 5.1)

†	Management contract or compensatory plan or arrangement required to be filed as an exhibit pursuant to the requirements of Item 15(a)(3) of Form 10-K.
††	Schedules have been omitted pursuant to Item 601(b)(ii) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.
*	Filed herewith.
**	Furnished herewith.

II-4

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

PACIFIC VENTURES GROUP, INC.

December 31, 2019

F-1

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors

Pacific Ventures Group Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Pacific Ventures Group Inc. (the “Company”) as of December 31, 2019 and 2018, the related statements of operations, changes in stockholders’ deficit, for each of the two years in the period ended December 31, 2019, and the related notes [and schedules] (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has an accumulated deficit of $ 10,040,367 and a negative cash flow from operations amounting to $2,652,626 for the year ended December 31, 2019. These factors as discussed in Note 3 of the financial statements raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

DylanFloyd Accounting & Consulting

We have served as the Company’s auditor since 2016. Newhall, California

May 7, 2020

F-2

PACIFIC VENTURES GROUP, INC.

Consolidated Balance Sheets

	December 31,	December 31,
	2019	2018

ASSETS
Current Assets:
Cash and cash equivalents	$315,957	$118,579
Accounts receivable	1,290,637	280,142
Inventory Asset	830,504	160,858
Other Current Asset	34,379	32,479
Right to Use Asset	249,000
Deposits	16,845	1,500
Total Current Assets	2,737,322	593,558
Fixed Assets
Fixed assets, net	$1,477,668	$112,793
Total Fixed Assets	1,477,668	112,793
Other Assets
Intangible Assets	$3,680,371	$950,000
Right to Use Asset	861,250
Rent Deposit and Employee Advances	12,421	11,520
	4,554,042	961,520
TOTAL ASSETS	$8,769,032	$1,667,871

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	1,409,420	597,888
Accrued expenses	714,962	286,598
Lease Liability	249,000
Current portion, notes payable	1,022,364	772,334
Current portion, notes payable - related party	340,241	203,786
Current portion, leases payable	119,988	88,896
Total Current Liabilities	3,855,975	1,949,502

Long-Term Liabilities:
Notes payable	$8,627,129	$2,259,081
Notes payable - related party	42,000
Lease Liability	861,250	42,000
Total Long-Term Liabilities	9,530,379	2,301,081

Total Liabilities	$13,386,354	$4,250,582

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $.001 par value, 10,000,000 shares authorized, 6,000,000 Series E, issued and outstanding	$6,000	$1,000
Common stock, $.001 par value, 900,000,000 shares authorized, and 570,859,333 issued and outstanding, respectively.	570,033	236,511
Additional paid in capital	4,847,013	4,678,823
Accumulated deficit	(10,040,367)	(7,499,045)

Total Stockholders' Equity (Deficit)	$(4,617,321)	$(2,582,711)

Total Liabilities and Stockholders' Equity (Deficit)	$8,769,032	$1,667,871

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-3

PACIFIC VENTURES GROUP, INC.

Consolidated Statements of Operations

	For the period ended,
	December 31,
	2019	2018

Sales, net of discounts	$5,918,337	$3,211,573
Cost of Goods Sold	5,070,322	2,392,329
Gross Profit	848,015	819,244
Operating Expenses
Selling, general and administrative	1,365,942	929,023
Marketing and Advertising	100,508	130,851
Penalty on Payroll Taxes
Amortization & Depreciation expense	229,036	17,626
Financing Cost
Professional fees	556,074	672,235
Salaries and wages	300,000
Operating Expenses/(Loss)	2,551,560	1,749,735
Income/(Loss) from Operations	(1,703,545)	(930,492)
Other Non-Operating Income and Expenses
Gain on shares issued for services	-	-
Interest expense	(970,488)	(617,368)
Forgiveness of Debt
Extraordinary Items
Net Income/(Loss) before Income Taxes	(2,674,033)	(1,547,860)
Provision for income taxes	-	-
Net Ordinary Income/(Loss)	(2,674,033)	(1,547,860)
Other Income / Expense
Other Income - Other	21,407	262
Net Income/(Loss)	$(2,652,626)	(1,547,598)
Basic and Diluted Loss per Share - Common Stock	$(0.00465)	$(0.00652)

Weighted Average Number of Shares Outstanding:
Basic and Diluted Class A Common Stock	570,859,333	237,337,445

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

Statement of Stockholders' Equity (Deficit)

For the Years Ended December 31, 2018 and 2019

	Class A Common Stock		Series E Preferred Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Reversal of prior period adjustment 2016						(34,286.00)	(34,286.00)
Reversal of prior period adjustment 2017						52,863	52,863
Prior period adjustment
Note conversion	135,230,803	135,231			297,409		432,640
Shares Issued	71,350,098	71,350			106,900		178,250
Cancelled shares	(6,500,000)	(6,500)			(26,000)		(32,500)
Reverse split	826,296
Net loss for the year ended December 31, 2018						(1,547,598)	(1,547,598)

Balance, December 31, 2018	237,337,445	$236,511	1,000,000	$1,000	$4,678,823	$(7,499,045)	$(2,582,711)

Note conversion	332,888,888	332,889			107,322		440,211
Shares Issued	633,000	633	5,000,000	5,000	60,867		66,500
Cancelled shares
Reverse split
Prior Period Adjustment						111,304	111,304
Net loss for the year ended December 31, 2019						(2,652,626)	(2,652,626)

Balance, December 31, 2019	570,859,333	$570,033	6,000,000	$6,000	$4,847,012	$(10,040,367)	$(4,617,321)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

PACIFIC VENTURES GROUP, INC.

Consolidated Statements of Cash Flows

	For the period ended
	December 31,
	2019	2018

OPERATING ACTIVITIES
Net loss	$(2,652,626)	$(1,547,598)
Adjustments to reconcile net loss to net cash used in operating activities:
Shares issued for services	6,500	145,750
Accumulated Depreciation	3,989	(18,818)
Changes in operating assets and liabilities
Accounts receivable	(939,104)	(279,953)
Inventory	(669,646)	(160,858)
Other Changes in Assets	(87,638)
Trucks	31,092	88,896
Amortization & Depreciation	68,386
Deposits	-	(11,520)
Accounts payable	1,205,383	340,236
Accrued expenses	101,122	(30,905)
Repayment of Notes Payable		(208,500)
Capitalized interest or penalty fees	311,877
Retirement of fixed assets	-	85,706
Net Cash Used in Operating Activities	(2,620,665)	(1,597,563)
INVESTING ACTIVITIES
Receivable - Related	(34,379)
Computers		(10,426)
Purchase of equipment, building & improvements, & fixed assets	(1,384,382)	(141,413)
Goodwill and Intangible Assets	(2,783,239)	(950,000)
Net Cash Used In Investing Activities	(4,202,000)	(1,101,839)

FINANCING ACTIVITIES
Proceeds from notes payable	2,960,900	2,742,721
Proceeds from notes payable - Related	119,542
Proceeds from long-term loans	3,461,606	(175,000)
Repayment of notes payable		(149,973)
Debt Conversion	(166,000)
Shares issued for debt conversion	440,211	432,641
Preferred stocks issued	60,000
Common stocks issued for cash
Prior period adjustment to retained earnings	111,304
Net Cash Provided by Financing Activities	6,987,564	2,850,390

NET INCREASE (DECREASE) IN CASH	164,898	150,988
CASH AT BEGINNING OF PERIOD	151,058	69

CASH AT END OF PERIOD	$315,957	$151,058

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest and penalty fees	$142,695	$185,884
NON CASH FINANCING ACTIVITIES:
Issuance of shares for debt conversion	$440,211	$432,641

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Pacific Ventures Group, Inc.

Notes to Condensed Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

1.	NATURE OF OPERATIONS

The Company and Nature of Business

Pacific Ventures Group, Inc. (the “Company,” “we,” “us” or “our”) was incorporated under the laws of the state of Delaware on October 3, 1986, under the name AOA Corporation. On November 12, 1991, the Company changed its name to American Eagle Group, Inc. On October 22, 2012, the Company changed its name to “Pacific Ventures Group, Inc.”.

The current structure of the Company resulted from a share exchange with Snöbar Holdings, Inc. (“Snöbar Holdings”), which was treated as a reverse merger for accounting purposes. On August 14, 2015, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with Snöbar Holdings, pursuant to which the Company acquired 100% of the issued and outstanding shares of Snöbar Holdings’ Class A and Class B common stock in exchange for 22,500,000 restricted shares of the Company’s common stock, while simultaneously issuing 2,500,000 restricted shares of the Company’s common stock to certain other persons, including for services provided and to a former officer of the Company (the “Share Exchange”).

As the result of the Share Exchange, Snöbar Holdings became the Company’s wholly owned operating subsidiary and the business of Snöbar Holdings became the Company’s sole business operations and MAS Global Distributors, Inc., a California corporation (“MGD”), became an indirect subsidiary of the Company.

Prior to the Share Exchange, the Company operated as an insurance holding company and through its subsidiaries, which marketed and underwrote specialized property and casualty coverage in the general aviation insurance marketplace. However, in 1997, after selling several of its divisions, the Company’s remaining insurance operations were placed into receivership and the Company ceased operating its insurance business.

Since the Share Exchange represented a change in control of the Company and a change in business operations, the Company’s business operations changed to that of Snöbar Holdings and the discussions of business operations accompanying this filing are solely that of Snöbar Holdings and its affiliates and subsidiaries comprising of Snöbar Trust , International Production Impex Corporation, a California corporation (“IPIC”) , and MGD.

Snöbar Holdings was formed under the laws of the State of Delaware on January 7, 2013. Snöbar Holdings is the trustor and sole beneficiary of Snöbar Trust, a California trust (“Trust”), which was formed in June 1, 2013. The current trustee that holds legal title to the Trust is Clark Rutledge, the father of Shannon Masjedi, the Company’s President, Chief Executive Officer, Interim Chief Financial Officer, Treasurer, and majority stockholder. The Trust owns 100% of the shares of IPIC, which was formed on August 2, 2001. IPIC is in the business of selling alcohol-infused ice cream and ice-pops and holds all of the rights to the liquor licenses to sell such products and trade names “Snöbar”. As such, the Trust holds all ownership interest of IPIC and its liquor licenses, permitting IPIC to sell its product to distributors, with all income, expense, gains and losses rolling up to the Trust, of which Snöbar Holdings is the sole beneficiary. Snöbar Holdings also owns 99.9% of the shares of MGD. MGD is in the business of selling and leasing freezers and providing marketing services. As a result of the foregoing, Snöbar Holdings is the primary beneficiary of all assets, liabilities and any income received from the business of the Trust and IPIC through the Trust and is the parent company of MGD.

The Trust and IPIC are considered variable interest entities (“VIEs”) and Snöbar Holdings is identified as the primary beneficiary of the Trust and IPIC. Under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, Snöbar Holdings performs ongoing reassessments of whether it is the primary beneficiary of a VIE. As the assessment of Snöbar Holdings’ management is that Snöbar Holdings has the power to direct the activities of a VIE that most significantly impact the VIE’s activities (it is responsible for establishing and operating IPIC), and the obligation to absorb losses of the VIE that could potentially be significant to the VIE and the right to receive benefits from the VIE that could potentially be significant to the VIE’s economic performance, it was therefore concluded by management that Snöbar Holdings is the primary beneficiary of the Trust and IPIC. As such, the Trust and IPIC were consolidated in the financial statements of Snöbar Holdings since the inception of the Trust, in the case of the Trust, and since the inception of Snöbar Holdings, in the case of IPIC.

F-7

On May 1, 2018, Royalty Foods Partners, LLC – a Florida Limited Liability Corporation and a subsidiary of Pacific Ventures Group, Inc. – completed an asset acquisition of San Diego Farmers Outlet, Inc. (SDFO), a California Corporation. San Diego Farmers Outlet was started in over thirty-five years ago to provide primarily restaurants customers in southern California’s three largest counties with quality food and produce and does business under the name of Farmers Outlet and San Diego Farmers Outlet.

On December 8, 2019, Seaport Group Enterprises LLC—a California Limited Liability Corporation and a subsidiary of Pacific Ventures Group, Inc.—complete an asset acquisition of Seaport Meat Company, a California Corporation. Seaport Meat Company was started in over thirty years ago and is a USDA inspected fresh meat processing company. Seaport Meat Company delivers to all of Southern California as well as Arizona, customers include US Foods, SYSCO, and large restaurant chains.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, Snöbar Holdings and its subsidiaries, in which Snöbar Holdings has a controlling voting interest and entities consolidated under the variable interest entities (“VIE”) provisions of ASC 810, “Consolidation” (“ASC 810”). Inter-company balances and transactions have been eliminated upon consolidation.

The Company applies the provisions of ASC 810 which provides a framework for identifying VIEs and determining when a company should include the assets, liabilities, non-controlling interests and results of activities of a VIE in its consolidated financial statements.

In general, a VIE is a corporation, partnership, limited-liability corporation, trust, or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that is unable to make significant decisions about its activities, (3) has a group of equity owners that does not have the obligation to absorb losses or the right to receive returns generated by its operations or (4) the voting rights of some investors are not proportional to their obligations to absorb the expected losses of the entity, their rights to receive the expected residual returns of the entity, or both and substantially all of the entity’s activities (for example, providing financing or buying assets) either involve or are conducted on behalf of an investor that has disproportionately fewer voting rights.

ASC 810 requires a VIE to be consolidated by the party with an ownership, contractual or other financial interest in the VIE (a variable interest holder) that has both of the following characteristics: a) the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and b) the obligation to absorb losses of the VIE that could potentially be significant to the VIE, or the right to receive benefits from the VIE that could potentially be significant to the VIE.

A variable interest holder that consolidates the VIE is called the primary beneficiary. If the primary beneficiary of a variable interest entity (VIE) and the VIE are under common control, the primary beneficiary shall initially measure the assets, liabilities, and non-controlling interests of the VIE at amounts at which they are carried in the accounts of the reporting entity that controls the VIE (or would be carried if the reporting entity issued financial statements prepared in conformity with generally accepted accounting principles). ASC 810 also requires disclosures about VIEs in which the variable interest holder is not required to consolidate but in which it has a significant variable interest.

F-8

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the Company, Snöbar Holdings, San Diego Farmers Outlet, Seaport Meat Company, MGD, IPIC and the Trust, which was established to hold IPIC, which in turn holds liquor licenses. All inter-company accounts have been eliminated during consolidation. See the discussion in Note 1 above for variable interest entity treatment of the Trust and IPIC.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, which requires that five basic steps be followed to recognize revenue: (1) a legally enforceable contract that meets criteria standards as to composition and substance is identified; (2) performance obligations relating to provision of goods or services to the customer are identified; (3) the transaction price, with consideration given to any variable, noncash, or other relevant consideration, is determined; (4) the transaction price is allocated to the performance obligations; and (5) revenue is recognized when control of goods or services is transferred to the customer with consideration given, whether that control happens over time or not. Determination of criteria (3) and (4) are based on our management’s judgments regarding the fixed nature of the selling prices of the products and services delivered and the collectability of those amounts. The adoption of ASC 606 did not result in a change to the accounting for any of the in-scope revenue streams; as such, no cumulative effect adjustment was recorded.

Unearned Revenue

Certain amounts are received pursuant to agreements or contracts and may only be used in the conduct of specified transactions or the related services are yet to be performed. These amounts are recorded as unearned or deferred revenue and are recognized as revenue in the year/period the related expenses are incurred, or services are performed. As of December 31, 2019, and December 31, 2018, the Company had $0 in deferred revenue.

Leases

ASC 842, Leases, was required to be adopted for all financial years beginning after December 15, 2018 and requires long term leases (longer than 12 month) to be capitalized with a corresponding liability for the term of the lease and expensed over that term. Currently the Company has 2 long-term leases SDFO & Seaport .

Shipping and Handling Costs

The Company’s shipping costs are all recorded as operating expenses for all periods presented.

Disputed Liabilities

The Company is involved in a variety of disputes, claims, and proceedings concerning its business operations and certain liabilities. We determine whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. We assess our potential liability by analyzing our litigation and regulatory matters using available information. We develop our views on estimated losses in consultation with outside counsel handling our defense in these matters, which involves an analysis of potential results, assuming a combination of litigation and settlement strategies. Should developments in any of these matters cause a change in our determination as to an unfavorable outcome and result in the need to recognize a material accrual, or should any of these matters result in a final adverse judgment or be settled for significant amounts, they could have a material adverse effect on our results of operations, cash flows and financial position in the period or periods in which such change in determination, judgment or settlement occurs. As of December 31, 2019, the Company has $0 in disputed liabilities on its balance sheet.

F-9

Cash Equivalents

The Company considers highly liquid instruments with original maturity of three months or less to be cash equivalents. As of December 31, 2019, the Company had a cash balance of $315,957 in cash and cash equivalents, compared to $118,579 at December 31, 2018.

Accounts Receivable

Accounts receivable are stated at net realizable value of $1,290,637. This value includes an appropriate allowance for estimated uncollectible accounts. The allowance is calculated based upon the level of past due accounts and the relationship with and financial status of our customers. As of December 31, 2019, the Company wrote off $323 of bad debt expense. The Company write off $3,820 during the year ended December 31, 2018.

Inventories

Inventories are stated at the lower of cost or market value. Cost has been determined using the first-in, first-out method. Inventory quantities on-hand are regularly reviewed, and where necessary, reserves for excess and unusable inventories are recorded. Inventory consists of finished goods and includes ice cream, popsicles and the related packaging materials. As of December 31, 2019, the Company had total inventory assets of $830,504 consisting of $53,207 of San Diego Farmers Outlet, Inc.’s inventory assets of fresh produce and food products and $777,297 of Seaport Meat Company’s inventory assets of fresh and frozen proteins and seafood and all other restaurants supply items. As of December 31, 2018, the Company has $160,858 in inventories.

Income Taxes

Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the difference between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net Income/(Loss) Per Common Share

Income/(loss) per share of common stock is calculated by dividing the net income/(loss) by the weighted average number of shares of common stock outstanding during the period. The Company has no potentially dilutive securities. Accordingly, basic and dilutive income/(loss) per common share are the same.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and includes expenditures that substantially increase the useful lives of existing property and equipment. Maintenance, repairs, and minor renovations are expensed as incurred. Upon sale or retirement of property and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in the results of operations. The Company provides for depreciation of property and equipment using the straight-line method over the estimated useful lives or the term of the lease, as appropriate. The estimated useful lives are as follows: vehicles, five years; office furniture and equipment, three to fifteen years; equipment, three years.

F-10

Identifiable Intangible Assets

As of December 31, 2019, the Company’s Identifiable Intangible Assets are as follows:

Intangible Assets

Identifiable Intangible Assets

Trade Name (San Diego Farmers Outlet) $193,000

Trade Name (Seaport Meat) $449,000

Wholesale Customer Relationships (San Diego Farmers Outlet) $226,100

Wholesale Customer Relationships (Seaport Meat) $2,321,271

Total Identifiable Intangible Assets $3,189,371

Goodwill

Assembled Workforce $21,000

Unidentified Intangible Value $470,000

Total Goodwill $491,000

Total Intangible Assets $3,680,371

Management does not believe that there is an impairment as of 2019.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash, accounts receivable, accounts payable, and accrued expenses are representative of their fair values due to the short-term maturity of these instruments.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and accounts receivable. The Company maintains cash balances at financial institutions within the United States which are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to limits of approximately $250,000. The Company has not experienced any losses with regard to its bank accounts and believes it is not exposed to any risk of loss on its cash bank accounts.

Critical Accounting Policies

The Company considers revenue recognition and the valuation of accounts receivable, allowance for doubtful accounts, and inventory and reserves as its significant accounting policies. Some of these policies require management to make estimates and assumptions that may affect the reported amounts in the Company’s financial statements.

Recent Accounting Pronouncements

In June 2009, the FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). Rules and interpretive releases of the Securities and Exchange Commission (the “SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The core principle of this amendment is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. This standard is effective for fiscal years and interim reporting periods beginning after December 15, 2016. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date. The amendments in this update deferred the effective date for implementation of ASU 2014-09 by one year and is now effective for annual reporting periods beginning after December 15, 2017.

F-11

In April 2015, FASB issued Accounting Standards Update (“ASU”) No. 2015-03, “Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs”, to simplify presentation of debt issuance costs by requiring that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The ASU does not affect the recognition and measurement guidance for debt issuance costs. For public companies, the ASU is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early application is permitted.

In April 2015, FASB issued ASU No. 2015-04, “Compensation – Retirement Benefits (Topic 715): Practical Expedient for the Measurement Date of an Employer’s Defined Benefit Obligation and Plan Assets”, which permits the entity to measure defined benefit plan assets and obligations using the month-end that is closest to the entity’s fiscal year-end and apply that practical expedient consistently from year to year. The ASU is effective for public business entities for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early application is permitted.

In April 2015, FASB issued ASU No. 2015-05, “Intangibles – Goodwill and Other – Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement”, which provides guidance to customers about whether a cloud computing arrangement includes a software license. If such includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If the arrangement does not include a software license, the customer should account for it as a service contract. For public business entities, the ASU is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. Early application is permitted. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In April 2015, FASB issued ASU No. 2015-06, “Earnings Per Share (Topic 260): Effects on Historical Earnings per Unit of Master Limited Partnership Dropdown Transactions”, which specifies that, for purposes of calculating historical earnings per unit under the two-class method, the earnings (losses) of a transferred business before the date of a drop down transaction should be allocated entirely to the general partner. In that circumstance, the previously reported earnings per unit of the limited partners (which is typically the earnings per unit measure presented in the financial statements) would not change as a result of the dropdown transaction. Qualitative disclosures about how the rights to the earnings (losses) differ before and after the dropdown transaction occurs for purposes of computing earnings per unit under the two-class method also are required. The ASU is effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Earlier application is permitted.

In June 2014, FASB issued ASU No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation”. The update removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. In addition, the update adds an example disclosure in Risks and Uncertainties (Topic 275) to illustrate one way that an entity that has not begun planned principal operations could provide information about the risks and uncertainties related to the company’s current activities. Furthermore, the update removes an exception provided to development stage entities in Consolidations (Topic 810) for determining whether an entity is a variable interest entity-which may change the consolidation analysis, consolidation decision, and disclosure requirements for a company that has an interest in a company in the development stage. The update is effective for the annual reporting periods beginning after December 15, 2014, including interim periods therein. Early application is permitted with the first annual reporting period or interim period for which the entity’s financial statements have not yet been issued (Public business entities) or made available for issuance (other entities). Our company adopted this pronouncement.

F-12

In June 2014, FASB issued ASU No. 2014-12, “Compensation – Stock Compensation (Topic 718); Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period”. The amendments in this ASU apply to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718 as it relates to awards with performance conditions that affect vesting to account for such awards. For all entities, the amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. Entities may apply the amendments in this ASU either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. If retrospective transition is adopted, the cumulative effect of applying this Update as of the beginning of the earliest annual period presented in the financial statements should be recognized as an adjustment to the opening retained earnings balance at that date. Additionally, if retrospective transition is adopted, an entity may use hindsight in measuring and recognizing the compensation cost. This updated guidance is not expected to have a material impact on our results of operations, cash flows or financial condition.

In August 2014, the FASB issued ASU 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued).

All other newly issued accounting pronouncements which are not yet effective have been deemed either immaterial or not applicable.

We reviewed all other recently issued accounting pronouncements and determined these have no current applicability to the Company or their effect on the financial statements would not have been significant.

3.	GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying consolidated financial statements, the Company has incurred a net loss of $2,652,626 for the year ended December 31, 2019 and has an accumulated deficit of $10,040,367 as of December 31, 2019.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. The Company is significantly dependent upon its ability, and will continue to attempt, to secure equity and/or additional debt financing. There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The audited consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These audited consolidated financial statements do not include any adjustments that might arise from this uncertainty.

4.	INVENTORIES

As of December 31, 2019, the Company had inventory assets for a total of $830,504. Inventory of $160,858 was recorded as of December 31, 2018.

F-13

5.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at December 31, 2019 and December 31, 2018, consisted of:

	December 31, 2019	December 31, 2018
Computers	$11,788	$11,788
Building & Improvement	25,000	25,000
Forklift 1	3,000	3,000
Forklift 2	2,871	2,871
Truck 2004 Hino 1	-	10,000
Truck 2004 Hino 2	-	10,000
Truck 2018 Hino 155 5347	30,181	30,181
Truck 2018 Hino 155 5647	30,181	30,181
Truck 2018 Hino 155 5680	30,181	30,181
Truck 2019 Hino 155 3710	24,865
Truck 2019 Hino 155 7445	34,213
Machinery & Equipment	913,696
Office Equipment	62,400
Vehicles	409,108
Accumulated Depreciation	(99,815)	(40,408)

	$1,477,668	$112,793

Depreciation and Amortization expense for the year ended December 31, 2019 was $229,036 compared to $17,626 for the same period of December 31, 2018.

6.	ACCRUED EXPENSE

As of December 31, 2019, the Company had accrued expenses of $714,962 compared to $286,598 for the year ended December 31, 2018.

7.	INCOME TAX

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

F-14

8.	RELATED PARTY TRANSACTIONS

The following table presents a summary of the Company’s promissory notes issued to related parties as of December 31, 2019:

Noteholder	Note Amount	Issuance Date	Unpaid Amount
S. Masjedi	$150,000	12/10/2010	$75,692
A. Masjedi	500,000	6/1/2013	264,550
M. Shenkman	10,000	2/21/2012	10,000
M. Shenkman	10,000	2/23/2012	10,000
M. Shenkman	10,000	3/14/2013	6,000
M. Shenkman (Entrust)	16,000	9/9/2014	16,000
	$696,000		$382,241

The following description represent note payable-related party transaction pre-Share Exchange that were assumed by the Company as a condition to the Share Exchange:

In January 2011, MGD, which is now a majority owned subsidiary of Snöbar Holdings, entered into an unsecured promissory note with Mrs. Masjedi, who is now the Company’s President, Chief Executive Officer, Interim Chief Financial Officer, director and majority stockholder. The note had a principal balance of $150,000 with an interest rate of 3% and has a maturity date of December 31, 2022. The balance of the note at December 31, 2019 was $75,692.

On February 21, 2012, Snöbar Holdings entered into an unsecured promissory note with Mr. Shenkman, who is Chairman of the Board of Directors and a shareholder of the Company. The note had a principal balance of $10,000 with an interest rate of 5% and is due on demand. The note’s maturity date has subsequently been extended to December 31, 2022. Interest against the note was extinguished in a subsequent extension of the term. The note had a principal balance of $10,000 as of December 31, 2019.

On February 23, 2012, Snöbar Holdings entered into a promissory note with Mr. Shenkman for $10,000, maturing in one year at an interest of 8%. The note has subsequently been extended to December 31, 2022. Interest under the note was extinguished in a subsequent extension of the term. The note had an outstanding balance of $10,000 as of December 31, 2019.

On March 14, 2013, Snöbar Holdings entered into an unsecured promissory note with a Mr. Shenkman, the Company’s Chairman of the Board of Directors. The note had a principal balance of $10,000 with an interest rate of 5% and an original maturity date of March 14, 2014, subsequently extended to December 31, 2022 with a lower interest rate of 2%/year. Mr. Shenkman also agreed to make all interest retroactive and deferred. The note had an outstanding balance of $6,000 as of December 31, 2019.

On June 1, 2013, Snöbar Holdings entered into a promissory note with Azizollah Masjedi, father-in-law to Shannon Masjedi who’s the Company’s President, Chief Executive Officer, Interim Chief Financial Officer, director and majority stockholder, in an amount of $500,000 to purchase all the shares and interests of IPIC. The note matured on June 31, 2017. As of December 31, 2018, the outstanding balance under this note was $264,550, which includes interest and penalty charges.

On September 9, 2014, Snobar Holdings entered into a second unsecured promissory note with Mr. Shenkman, through his affiliate company Entrust Group for a total amount of $6,000 and a third unsecured promissory note for a total amount of $10,000, both at an annual interest rate of 2%. No term was provided for in each note, but Mr. Shenkman has agreed to a maturity date of December 31, 2022 and the accrual of interest rates and deferral to maturity. The notes had an aggregate outstanding balance of $16,000 as of December 31, 2019.

As of December 31, 2019, the Company had total short-term notes payable of $1,362,605 and long-term notes payable of $8,669,129.

F-15

9. NOTES PAYABLE

The following table presents a summary of the Company’s promissory notes issued to unrelated third parties as of December 31, 2019:

	Note Amount	Issuance Date	Balance
A. Rodriguez	$86,821	3/14/13	$86,821
A. Rodriguez	15,000	7/22/13	15,000
A. Rodriguez	10,000	2/21/14	10,000
Henry Mahgerefteh	144,000	2/15/15	144,000
TRA Capital	106,112	3 loans	106,112
BNA Inv	223,499	6 loans	223,499
Brian Berg	30,000	2/1/12	25,000
Classic Bev	73,473	5/1/17	277,385
JSJ, Investments	75,000	7/12/17	53,758
PowerUp	204,000	various	151,000
PNC, Inc.	2,876,509	12/19/20	2,876,509
TCA Global fund	2,150,000	5/1/18	2,664,628
TCA Global fund 2	3,000,000	12/17/19	3,015,780
	$8,994,414		$9,649,492

The following description represent unrelated notes payable transactions pre-reverse merger between Snöbar and the Company that were assumed by the Company as a condition to the Share Exchange Agreement:

In February 2012, MGD entered into an unsecured promissory note with a certain unrelated party, now a shareholder of the Company for a principal balance of $30,000 at in interest rate of 8% per year and maturity date of August 1, 2014. The note’s maturity date has been extended to December 31, 2020 and the interest rate under the extinguished as part of the extension. The note had an outstanding balance of $25,000 as of December 31, 2019.

On March 14, 2013, Snöbar Holdings entered into an unsecured promissory note with a certain unrelated third party, now a shareholder of the Company. The note had a principal balance of $86,821 with an interest rate of 5% and had a maturity date of March 14, 2014. The note’s maturity date has subsequently been extended to February 1, 2020. The entire balance is owed and outstanding as of December 31, 2020.

On July 22, 2013, Snöbar Holdings entered into an unsecured promissory note with a certain unrelated third party. The note had a principal balance of $15,000 with an original interest rate of 5%. Maturity date has been extended to December 31, 2018, and interest rate has been reduced to 2%, and lender agreed to make all interest retroactive and deferred. The balance of the note was $15,000 as of December 31, 2019.

The following description represents unrelated note payable transactions post-merger between Snöbar and the Company:

On July 12, 2017, the issued a Convertible Promissory Note to JSJ Investments Inc. for total gross proceeds of $75,000. The company entered into a mutually agreed upon settlement agreement that called out for monthly payments of $3,359.90. All payments are current and the balance on the note as of December 31, 2019 was $53,758. There is no conversion feature to this settlement an only cash payment.

Effective September 30, 2017, the Company entered into amended promissory notes with BNA/TRA an unrelated third party in an amount of $372,500, one for $172,500, and four others for $50,000 each. All of the notes have an interest rate of 8% and had a maturity date of August 13, 2017 but have been extended to November 15, 2017 for a fee of $15,000. The notes had a principal outstanding balance of $329,611 as of September 30, 2018, including the $15,000 extension fee.

In late July, August, and September of 2017, the Company entered into a financing arrangement with Power Up Lending pursuant to which the Company borrowed a total principal of $129,000 secured by shares of the Company’s common stock. The notes were subject to a 6 month hold before any stock was issued. The current balance as of December 31, 2019 is $151,000.

F-16

Over the past year Classic Beverage has periodically issued loans to the Company. The Company has agreed to pay interest 10% per year and has agreed on penalty fees if late on payments. The note is due on demand. The current balance is $277,385, including capitalized interest and penalty fees.

 On May 1, 2018, Pacific Ventures Group entered into a secured promissory note with TCA Global Master Fund. The note was secured by interests in tangible and intangible property of Pacific Ventures Group. The effective interest rate on the note is 16%. The outstanding balance of the notes with TCA Global Fund for San Diego Farmers Outlet is $2,664,628 as of December 31, 2019.

On December 17, 2019 Pacific Ventures Group entered into a secured promissory note with TCA Special Situations Credit Strategies ICAV. The note was secured by interests in tangible and intangible property of Pacific Ventures Group. The effective interest rate is 16%. The outstanding balance of the notes for Seaport Meat is $3,015,780 as of December 31, 2019.

On February 13, 2017, Pacific Ventures entered settlement with one of its creditors for $527,333 of its long-term notes payable. As of December 31, 2019, the balance is $200,000 due on April 15, 2020.

As of December 31, 2018, the Company had total short-term notes payable of $976,120 and long-term notes payable of $2,397,623.

As of December 31, 2019, the Company had short-term notes payable of $1,362,605 and long-term notes payable of $8,669,129.

10. STOCKHOLDERS’ EQUITY

Share Exchange

On August 14, 2015, Snöbar Holdings entered into the Share Exchange Agreement with the Company and Snöbar Holdings’ shareholders (the “Snöbar Shareholders”) who held of record (i) at least 99% and up to 100% of the total issued and outstanding shares of Class A Common Stock and (ii) 100% of the total issued and outstanding shares of Class B Common Stock, of Snöbar Holding. In accordance with the terms and provisions of the Share Exchange Agreement, the Company acquired all of the issued and outstanding shares of Snöbar Holdings’ Class A and Class B Common Stock from Snöbar Shareholders, with Snöbar Holdings becoming a wholly owned subsidiary of the Company, in exchange for the issuance to the Snöbar Shareholders of 22,500,000 shares of restricted common stock of the Company and the issuance of 2,500,000 restricted shares of the Company’s common stock to certain other persons (as set forth below).

The 333,521,888 restricted shares of the Company’s common stock issued during the fiscal year ended December 31, 2019 were for the following: issued 332,888,888 for repayment of stocks and 633,000 issued shares of its common stock for other considerations.

Common Stock and Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of its preferred stock, $0.001 par value per share. The Company designated 6,000,000 shares of preferred stock as Series E Preferred Stock (the “Series E Preferred Stock”). Under the rights, preferences and privileges of the Series E Preferred Stock, for every share of Series E Preferred Stock held, the holder thereof has the voting rights equal to 10 shares of common stock. As of December 31, 2019, there were 6,000,000 shares of Series E Preferred Stock issued and outstanding.

From January 1, 2019 through December 31, 2019, the Company issued 333,521,888 shares of its common stock to various investors for cash and other considerations.

F-17

From January 1, 2019 through December 31, 2019, the Company issued 332,888,888 shares of its common stock for repayment of debt issued 633,000 for various considerations.

The Company is authorized to issue up to 900,000,000 shares of its common stock, $0.001 par value per share. Holders of common stock have one vote per share. As of December 31, 2018, and 2019, there were 237,337,445 and 570,859,333 shares of the Company’s common stock issued and outstanding, respectively.

11. COMMITMENTS, CONTINGENCIES AND UNCERTAINTIES

Operating Lease

The Company is currently obligated under two operating leases for office spaces and associated building expenses. Both leases are on a month-to-month basis at a monthly rate of $450 and $330, respectively.

SDFO operations are located at 10407 Friars Rd, San Diego, CA 92110, where they occupy an aggregate of approximately 10,000 square feet pursuant to leases. The 5-year leases are on an annual basis at a monthly rate of $6,000 per month.

Seaport Group Enterprise LLC is located at 2533 Folex Way, Spring Valley CA 91978, where they occupy an aggregate of approximately 17,000 square feet pursuant to the lease. The 5-year leases are on an annual basis starting at a monthly rate of $14,750.00 per month.

San Diego Farmers Outlet and SeaPort Meat Company Operating Leases

The Company in May 1, 2018 assumed a lease agreement for a facility site and entered into a lease agreement for office space for San Diego Farmers Outlet. The lease has a term of five years expiring on April 30, 2023.

Future minimum lease payments, as set forth in the lease, are below:

YEAR	AMOUNT
2020	$72,000
2021	$72,000
2022	$72,000
2023	$24,000

The Company on December 1, 2019 entered into a lease agreement for a facility site for office space for Seaport Meat Company. The lease has a term of five years expiring on November 30, 2024.

Future minimum lease payments, as set forth in the lease, are below:

YEAR	AMOUNT
2020	$177,000
2021	$177,000
2022	$177,000
2023	$177,000
2024	$162,250

12. EQUITY INCENTIVE PLAN

On November 3, 2017, the Company’s Board of Directors approved the Company’s 2017 Equity Incentive Plan (the “2017 Plan”), which reserves a total of 1,500,000 shares of the Company’s common stock for issuance under the 2017 Plan. Incentive awards authorized under the 2017 Plan include, but are not limited to, incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, subject to the approval of the 2017 Plan by the Company’s stockholders. If an incentive award granted under the 2017 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with the exercise of an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2017 Plan. All of the shares under the 2017 Plan were registered in the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 21, 2017 (the “Form S-8”).

13. SUBSEQUENT EVENTS

ASC 855-16-50-4 establishes accounting and disclosure requirements for subsequent events. ASC 855 details the period after the balance sheet date during which we should evaluate events or transactions that occur for potential recognition or disclosure in the financial statements, the circumstances under which we should recognize events or transactions occurring after the balance sheet date in its financial statements and the required disclosures for such events.

The Company has evaluated all subsequent events through the date these consolidated financial statements were issued, and determined the following are material to disclose.

F-18

PART I – FINANCIAL INFORMATION

Item 1. Financial Statements

F-19

PACIFIC VENTURES GROUP, INC.

Consolidated Balance Sheets

	For the nine months ended Sept 30, 2020	December 31, 2019
	(unaudited)	(audited)

ASSETS
Current Assets:
Cash and cash equivalents	$(34,861)	$315,957
Accounts receivable	1,399,237	1,290,637
Inventory Asset	1,703,162	830,504
Other Current Asset	36,897	34,379
Right to Use Asset	195,000	249,000
Deposits	16,845	16,845
Total Current Assets	3,316,279	2,737,322
Fixed Assets
Fixed assets, net	$1,294,412	$1,477,668
Total Fixed Assets	1,294,412	1,477,668
Other Assets
Intangible Assets	$3,527,497	$3,680,371
Right to Use Asset	827,752	861,250
Rent Deposit and Employee Advances	10,732	12,421
	4,365,981	4,554,042
TOTAL ASSETS	$8,976,671	$8,769,032

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,556,896	$1,409,420
Accrued expenses	1,202,372	714,962
Lease Liability	195,000	249,000
Current portion, notes payable	1,474,122	1,022,364
Current portion, notes payable - related party	433,849	340,241
Current portion, leases payable	94,528	119,988
Total Current Liabilities	$5,956,767	$3,855,976

Long-Term Liabilities:
Notes payable	$10,546,942	$8,627,129
Notes payable - related party	42,000	42,000
Lease Liability	817,000	861,250
Total Long-Term Liabilities	11,405,942	9,530,379

Total Liabilities	$17,362,709	$13,386,354

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $.001 par value, 10,000,000 shares authorized, 6,000,000 Series E, issued and outstanding	$6,000	$6,000
10,000 Series F, issued and outstanding	10	-
Common stock, $.001 par value, 900,000,000 shares authorized, and 6,871,351 issued and outstanding at September 30, 2020, which reflects the 1-for-500 reverse stock split that occurred on Apr 13, 2020	3,427,444	570,033
Additional paid in capital	2,117,407	4,847,013
Accumulated deficit	(13,936,898)	(10,040,367)

Total Stockholders’ Equity (Deficit)	$(8,386,037)	$(4,617,321)

Total Liabilities and Stockholders’ Equity (Deficit)	$8,976,671	$8,769,032

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-20

PACIFIC VENTURES GROUP, INC.

Consolidated Statements of Operations

(unaudited)

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2020	2019	2020	2019

Sales, net of discounts	$7,540,361	$1,098,052	$22,929,026	$3,600,317
Cost of Goods Sold	7,060,129	903,879	20,429,567	2,627,418
Gross Profit	480,232	194,174	2,499,459	972,899
Operating Expenses
Selling, general and administrative	1,503,850	259,196	3,636,326	782,041
Marketing and Advertising	8,555	62,014	27,698	98,885
Amortization and Depreciation expense	178,947	5,758	505,969	18,231
Professional fees	299,100	102,524	752,723	419,961
Officer Compensation	75,000		225,000	225,000
Operating Expenses/(Loss)	2,065,453	429,493	5,147,716	1,544,119
Income/ (Loss) from Operations	(1,585,221)	(235,319)	(2,648,257)	(571,219)
Other Non-Operating Income and Expenses
Interest expense	(453,139)	(180,936)	(1,261,273)	(537,673)
Net Income/(Loss) before Income Taxes	(2,038,360)	(416,255)	(3,909,530)	(1,108,891)
Provision for income taxes
Net Ordinary Income/(Loss)	(2,038,360)	(416,255)	(3,909,530)	(1,108,891)
Other Income / Expense
Other Income - Other	3,476	10,316	13,000	20,699
Net Income/(Loss)	$(2,034,885)	(405,939)	$(3,896,531)	(1,088,193)
Basic and Diluted Loss per Share - Common Stock	$(0.29614)	$(0.00085)	$(0.56707)	$(0.00228)

Weighted Average Number of Shares Outstanding:
Basic and Diluted Class A Common Stock	6,871,351	477,226,000	6,871,351	477,226,000

Common stock outstanding shares reflect the 1-for-500 reverse stock split that occurred on Apr 13, 2020.

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-21

PACIFIC VENTURES GROUP, INC.

Consolidated Statements of Cash Flows

(unaudited)

	For the nine months
	ended September 30,
	2020		2019

OPERATING ACTIVITIES
Net loss		$(3,896,531)	$(1,088,193)
Adjustments to reconcile net loss to net cash used in operating activities:
Shares issued for services		(127,815)	6,500
Accumulated Depreciation			18,231
Depreciation & Amortization Expense		502,969
Changes in operating assets and liabilities
Accounts receivable		(179,991)	87,638
Inventory		(872,658)	(299,252)
Other Current Assets		70,563
Other Assets		-
Accounts payable		1,265,532	473,131
Accrued expenses		294,476	85,904
Other Current liabilities		110,624
Capitalized interest or penalty fees		181,219	136,134

Net Cash Provided by / (Used in) Operating Activities		(2,651,613)	(579,908)
INVESTING ACTIVITIES
Receivable - Related			(75,525)
Purchase of equipment, building & improvements & fixed assets		(177,590)
Goodwill and Intangible Assets
Net Cash Provided by / (Used In) Investing Activities		(177,590)	(75,525)

FINANCING ACTIVITIES
Proceeds from notes payable		744,378	204,000
Proceeds from notes payable - Related		-	16,100
Repayment of notes payable		(194,619)	72,796
Repayment of notes payable - Related		(125)
Proceeds from long-term loans		3,700,936
Repayment of long-term loans		(1,900,000)
Repayment of debt by Shares		-	(166,000)
Common Shares Issued for Cash		-
Shares Issued for Debt		122,815	387,211
Preferred Stocks issued		5,000
Prior period adjustment to retained earnings			3,846
Net Cash Provided by / (Used in) Financing Activities		2,478,385	517,952

NET INCREASE (DECREASE) IN CASH		(350,819)	(137,481)
CASH AT BEGINNING OF PERIOD		315,956	151,058

CASH AT END OF PERIOD		$(34,861)	$13,577

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest and penalty fees		$262,822	$127,615
NON CASH FINANCING ACTIVITIES:
Issuance of shares for debt conversion	$		$387,211

The accompanying notes are an integral part of these consolidated financial statements.

F-22

Pacific Ventures Group, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(Unaudited)

1. NATURE OF OPERATIONS

Pacific Ventures Group, Inc. (the “Company,” “we,” “us” or “our”) was incorporated under the laws of the state of Delaware on October 3, 1986, under the name AOA Corporation. On November 12, 1991, the Company changed its name to American Eagle Group, Inc. On October 22, 2012, the Company changed its name to “Pacific Ventures Group, Inc.”.

The current structure of the Company resulted from a share exchange with Snöbar Holdings, Inc. (“Snöbar Holdings”), which was treated as a reverse merger for accounting purposes. On August 14, 2015, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with Snöbar Holdings, pursuant to which the Company acquired 100% of the issued and outstanding shares of Snöbar Holdings’ Class A and Class B common stock in exchange for 22,500,000 restricted shares of the Company’s common stock, while simultaneously issuing 2,500,000 restricted shares of the Company’s common stock to certain other persons, including for services provided and to a former officer of the Company (the “Share Exchange”).

As the result of the Share Exchange, Snöbar Holdings became the Company’s wholly owned operating subsidiary and the business of Snöbar Holdings became the Company’s sole business operations and MAS Global Distributors, Inc., a California corporation (“MGD”), became an indirect subsidiary of the Company.

Prior to the Share Exchange, the Company operated as an insurance holding company and through its subsidiaries, which marketed and underwrote specialized property and casualty coverage in the general aviation insurance marketplace. However, in 1997, after selling several of its divisions, the Company’s remaining insurance operations were placed into receivership and the Company ceased operating its insurance business.

Since the Share Exchange represented a change in control of the Company and a change in business operations, the Company’s business operations changed to that of Snöbar Holdings and the discussions of business operations accompanying this filing are solely that of Snöbar Holdings and its affiliates and subsidiaries comprising of Snöbar Trust, International Production Impex Corporation, a California corporation (“IPIC”) , and MGD.

Snöbar Holdings was formed under the laws of the State of Delaware on January 7, 2013. Snöbar Holdings is the trustor and sole beneficiary of Snöbar Trust, a California trust (“Trust”), which was formed in June 1, 2013. The current trustee that holds legal title to the Trust is Clark Rutledge, the father of Shannon Masjedi, the Company’s President, Chief Executive Officer, Interim Chief Financial Officer, Treasurer, and majority stockholder. The Trust owns 100% of the shares of IPIC, which was formed on August 2, 2001. IPIC is in the business of selling alcohol-infused ice cream and ice-pops and holds all of the rights to the liquor licenses to sell such products and trade names “Snöbar”. As such, the Trust holds all ownership interest of IPIC and its liquor licenses, permitting IPIC to sell its product to distributors, with all income, expense, gains and losses rolling up to the Trust, of which Snöbar Holdings is the sole beneficiary. Snöbar Holdings also owns 99.9% of the shares of MGD. MGD is in the business of selling and leasing freezers and providing marketing services. As a result of the foregoing, Snöbar Holdings is the primary beneficiary of all assets, liabilities and any income received from the business of the Trust and IPIC through the Trust and is the parent company of MGD.

The Trust and IPIC are considered variable interest entities (“VIEs”) and Snöbar Holdings is identified as the primary beneficiary of the Trust and IPIC. Under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, Snöbar Holdings performs ongoing reassessments of whether it is the primary beneficiary of a VIE. As the assessment of Snöbar Holdings’ management is that Snöbar Holdings has the power to direct the activities of a VIE that most significantly impact the VIE’s activities (it is responsible for establishing and operating IPIC), and the obligation to absorb losses of the VIE that could potentially be significant to the VIE and the right to receive benefits from the VIE that could potentially be significant to the VIE’s economic performance, it was therefore concluded by management that Snöbar Holdings is the primary beneficiary of the Trust and IPIC. As such, the Trust and IPIC were consolidated in the financial statements of Snöbar Holdings since the inception of the Trust, in the case of the Trust, and since the inception of Snöbar Holdings, in the case of IPIC.

F-23

On May 1, 2018, Royalty Foods Partners, LLC – a Florida Limited Liability Corporation and a subsidiary of Pacific Ventures Group, Inc. – completed an asset acquisition of San Diego Farmers Outlet, Inc. (SDFO), a California Corporation. San Diego Farmers Outlet was started over thirty-five years ago to provide primarily restaurant customers in southern California’s three largest counties with quality food and produce and does business under the name of Farmers Outlet and San Diego Farmers Outlet.

On December 17, 2019, the Company completed an asset acquisition of Seaport Meat Company, (Seaport Meat), a California Corporation with over thirty (30) years in business servicing restaurant and retail, and institutional customers in Southern California and Arizona. Seaport Meat is a USDA meat processing plant that supplies quality meats, seafood, dry goods, dairy and produce. Seaport Meat Company built a state-of-the-art food distribution and manufacturing facility in Spring Valley, California. Seaport operates out of a 17,000 square foot facility is HACCP-compliant and is a USDA Licensed processing facility with on-site daily inspections. HACCP is a management system in which food safety is addressed through the analysis and control of biological, chemical, and physical hazards from raw material production, procurement and handling, to manufacturing, distribution and consumption of the finished product. Having a USDA certified facility allows consumers to be confident that the Food Safety and Inspection Service (FSIS), the public health agency in the USDA, ensured that meat and poultry products are safe, wholesome, and correctly labeled and packaged.

The Company’s customers range from a wide variety of restaurants, including many well known in Southern CA, to institutions, schools (UCSD, SDSU, etc.) and re-distributors such as US Foods and Sysco as well as to local distributors. They supply wholesale food and restaurant supplies to San Diego, Los Angeles, Orange and Riverside and offer same day service. In addition, they have clients in Arizona and Colorado that come to their facility to pick up their orders.

Due to the impact that the COVID-19 pandemic had on our customers, particularly our larger customers have been forced to close. Some of these accounts remain closed such as Petco Park the Major League ballpark “Padre Stadium” and the LA, San Diego, and Del Mar County Fairs. Despite these cutomer closures Seaport Meat Company has expanded its customer base and maintained at or above the same revenue as 2019 for the same quarter.

Because Seaport Meat Company can efficiently add new product lines, they can easily expand the distribution of Pacific Ventures’ San Diego Farmers Outlet and SnoBar product line, thereby accelerating Pacific Ventures’ revenue growth. The combination of a distribution and product company is unique in the San Diego area and will position the company for rapid growth.

They manufacture and wholesale custom processed beef, pork, chicken, lamb, veal and seafood. In addition, they are redistributors of a wide variety of dry goods, frozen foods, disposables and janitorial products. Their sales, distribution and finance processes are very efficient and can be expanded to add new product lines, including fresh produce and dairy

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, Snöbar Holdings and its subsidiaries, in which Snöbar Holdings has a controlling voting interest and entities consolidated under the variable interest entities (“VIE”) provisions of ASC 810, “Consolidation” (“ASC 810”). Inter-company balances and transactions have been eliminated upon consolidation.

The Company applies the provisions of ASC 810 which provides a framework for identifying VIEs and determining when a company should include the assets, liabilities, non-controlling interests and results of activities of a VIE in its consolidated financial statements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the Company, Snöbar Holdings, San Diego Farmers Outlet, MGD, IPIC and the Trust, which was established to hold IPIC, which in turn holds liquor licenses. All inter-company accounts have been eliminated during consolidation. See the discussion in Note 1 above for variable interest entity treatment of the Trust and IPIC.

F-24

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, which requires that five basic steps be followed to recognize revenue: (1) a legally enforceable contract that meets criteria standards as to composition and substance is identified; (2) performance obligations relating to provision of goods or services to the customer are identified; (3) the transaction price, with consideration given to any variable, noncash, or other relevant consideration, is determined; (4) the transaction price is allocated to the performance obligations; and (5) revenue is recognized when control of goods or services is transferred to the customer with consideration given, whether that control happens over time or not. Determination of criteria (3) and (4) are based on our management’s judgments regarding the fixed nature of the selling prices of the products and services delivered and the collectability of those amounts. The adoption of ASC 606 did not result in a change to the accounting for any of the in-scope revenue streams; as such, no cumulative effect adjustment was recorded.

Unearned Revenue

Certain amounts are received pursuant to agreements or contracts and may only be used in the conduct of specified transactions or the related services are yet to be performed. These amounts are recorded as unearned or deferred revenue and are recognized as revenue in the year/period the related expenses are incurred, or services are performed. As of September 30, 2020, the Company has $0 in deferred revenue. As of December 31, 2019, the Company also had $0 deferred revenue.

Leases

ASC 842, Leases, was required to be adopted for all financial years beginning after December 15, 2018 and requires long term leases (longer than 12 month) to be capitalized with a corresponding liability for the term of the lease and expensed over that term. Currently the Company has 2 long-term leases SDFO & Seaport Meat Company.

Shipping and Handling Costs

The Company’s shipping costs are all recorded as operating expenses for all periods presented.

Disputed Liabilities

The Company is involved in a variety of disputes, claims, and proceedings concerning its business operations and certain liabilities. We determine whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. We assess our potential liability by analyzing our litigation and regulatory matters using available information. We develop our views on estimated losses in consultation with outside counsel handling our defense in these matters, which involves an analysis of potential results, assuming a combination of litigation and settlement strategies. Should developments in any of these matters cause a change in our determination as to an unfavorable outcome and result in the need to recognize a material accrual, or should any of these matters result in a final adverse judgment or be settled for significant amounts, they could have a material adverse effect on our results of operations, cash flows and financial position in the period or periods in which such change in determination, judgment or settlement occurs.

In August 2019, Seaport Group Enterprises, LLC (“SGE”) agreed to acquire Seaport Meat Company, a wholesale meat distribution and processing company that manufactures and supplies various restaurants and food service institutions, from PNC, Inc., Peter Camarda and Nancy Camarda (collectively, “PNC”). In furtherance of this agreement, the parties entered into an Asset Purchase Agreement on or about August 15, 2019, whereby SGE agreed to purchase certain assets, properties, and rights belonging to PNC. In connection with the closing of the transactions contemplated by the asset purchase acquisition, as part of the consideration for the asset purchase, Seaport Group Enterprises LLC entered into a secured promissory note with PNC INC. in the amount of $850,000 due in three payments over 18 months

On or about May 13, 2020, SGE filed a lawsuit against PNC in Los Angeles Superior Court, based on PNC’s material breaches of the Asset Purchase Agreement and the Consulting and Covenant Not to Compete Agreement (the “Consulting Agreement”), as well material misrepresentations that PNC made to SGE. SGE’s complaint alleges causes of action against PNC for including but not limited to fraud.

As of the date of this report, the note to PNC is past due as the amounts due, if any, are in dispute within the above referenced action brought by SGE. The Company and SGE intend to vigorously pursue its rights and remedies against PNC as well as defend the allegations set forth in the counter complaint. Management does not believe that an adverse ruling would have a material effect on the operations of the Company.

F-25

Cash Equivalents

The Company considers highly liquid instruments with original maturity of three months or less to be cash equivalents. As of September 30, 2020, the Company has an overdraft cash balance of $34,861 in cash and cash equivalents, compared to $315,957 at December 31, 2019.

Accounts Receivable

As of Septmeber 30, 2020, Accounts Receivable are stated at net realizable value of $1,399,237. This value includes an appropriate allowance for estimated uncollectible accounts. The allowance is calculated based upon the level of past due accounts and the relationship with and financial status of our customers. As of December 31, 2019, the Company wrote off $323 of bad debt expense. The Company wrote off $6,152 of bad debts during the nine (9) months ended September 30, 2020, and thus has not set an allowance for doubtful accounts.

Inventories

Inventories are stated at the lower of cost or market value. Cost has been determined using the first-in, first-out method. Inventory quantities on-hand are regularly reviewed, and where necessary, reserves for excess and unusable inventories are recorded. Inventory consists of finished goods and includes ice cream, popsicles and the related packaging materials. As of September 30, 2020, the Company had total inventory assets of $1,703,162 consisting of San Diego Farmers Outlet, Inc.’s inventory assets of fresh produce and food products and of Seaport Meat Company’s inventory assets of fresh and frozen proteins and seafood and all other restaurants supply items.

Income Taxes

Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the difference between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net Income/(Loss) Per Common Share

Income/(loss) per share of common stock is calculated by dividing the net income/(loss) by the weighted average number of shares of common stock outstanding during the period. The Company has no potentially dilutive securities. Accordingly, basic and dilutive income/(loss) per common share are the same.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and includes expenditures that substantially increase the useful lives of existing property and equipment. Maintenance, repairs, and minor renovations are expensed as incurred. Upon sale or retirement of property and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in the results of operations. The Company provides for depreciation of property and equipment using the straight-line method over the estimated useful lives or the term of the lease, as appropriate. The estimated useful lives are as follows: vehicles, five years; office furniture and equipment, three to fifteen years; equipment, three years.

F-26

Identifiable Intangible Assets

As of September 30, 2020, the Company’s Identifiable Intangible Assets are as follows:

Intangible Assets

Identifiable Intangible Assets

Trade Name (San Diego Farmers Outlet) $193,000

Trade Name (Seaport Meat) $449,000

Wholesale Customer Relationships (San Diego Farmers Outlet) $266,000

Wholesale Customer Relationships (Seaport Meat) $2,334,239

Total Identifiable Intangible Assets $3,242,239

Goodwill

Assembled Workforce $21,000

Unidentified Intangible Value $470,000

Total Goodwill $491,000

Amortization Expense $205,742

Total Intangible Assets $3,527,497

Management does not believe that there is an impairment as of 2020.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash, accounts receivable, accounts payable, and accrued expenses are representative of their fair values due to the short-term maturity of these instruments.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and accounts receivable. The Company maintains cash balances at financial institutions within the United States which are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to limits of approximately $250,000. The Company has not experienced any losses with regard to its bank accounts and believes it is not exposed to any risk of loss on its cash bank accounts.

Critical Accounting Policies

The Company considers revenue recognition and the valuation of accounts receivable, allowance for doubtful accounts, and inventory and reserves as its significant accounting policies. Some of these policies require management to make estimates and assumptions that may affect the reported amounts in the Company’s financial statements.

Recent Accounting Pronouncements

In June 2009, the FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). Rules and interpretive releases of the Securities and Exchange Commission (the “SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

In April 2015, FASB issued Accounting Standards Update (“ASU”) No. 2015-03, “Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs”, to simplify presentation of debt issuance costs by requiring that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The ASU does not affect the recognition and measurement guidance for debt issuance costs. For public companies, the ASU is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early application is permitted.

F-27

In April 2015, FASB issued ASU No. 2015-04, “Compensation – Retirement Benefits (Topic 715): Practical Expedient for the Measurement Date of an Employer’s Defined Benefit Obligation and Plan Assets”, which permits the entity to measure defined benefit plan assets and obligations using the month-end that is closest to the entity’s fiscal year-end and apply that practical expedient consistently from year to year. The ASU is effective for public business entities for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early application is permitted.

In April 2015, FASB issued ASU No. 2015-05, “Intangibles – Goodwill and Other – Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement”, which provides guidance to customers about whether a cloud computing arrangement includes a software license. If such includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If the arrangement does not include a software license, the customer should account for it as a service contract. For public business entities, the ASU is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. Early application is permitted. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In April 2015, FASB issued ASU No. 2015-06, “Earnings Per Share (Topic 260): Effects on Historical Earnings per Unit of Master Limited Partnership Dropdown Transactions”, which specifies that, for purposes of calculating historical earnings per unit under the two-class method, the earnings (losses) of a transferred business before the date of a drop down transaction should be allocated entirely to the general partner. In that circumstance, the previously reported earnings per unit of the limited partners (which is typically the earnings per unit measure presented in the financial statements) would not change as a result of the dropdown transaction. Qualitative disclosures about how the rights to the earnings (losses) differ before and after the dropdown transaction occurs for purposes of computing earnings per unit under the two-class method also are required. The ASU is effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Earlier application is permitted.

In June 2014, FASB issued ASU No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation”. The update removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. In addition, the update adds an example disclosure in Risks and Uncertainties (Topic 275) to illustrate one way that an entity that has not begun planned principal operations could provide information about the risks and uncertainties related to the company’s current activities. Furthermore, the update removes an exception provided to development stage entities in Consolidations (Topic 810) for determining whether an entity is a variable interest entity-which may change the consolidation analysis, consolidation decision, and disclosure requirements for a company that has an interest in a company in the development stage. The update is effective for the annual reporting periods beginning after December 15, 2014, including interim periods therein. Early application is permitted with the first annual reporting period or interim period for which the entity’s financial statements have not yet been issued (Public business entities) or made available for issuance (other entities). Our company adopted this pronouncement.

In June 2014, FASB issued ASU No. 2014-12, “Compensation – Stock Compensation (Topic 718); Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period”. The amendments in this ASU apply to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718 as it relates to awards with performance conditions that affect vesting to account for such awards. For all entities, the amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. Entities may apply the amendments in this ASU either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. If retrospective transition is adopted, the cumulative effect of applying this Update as of the beginning of the earliest annual period presented in the financial statements should be recognized as an adjustment to the opening retained earnings balance at that date. Additionally, if retrospective transition is adopted, an entity may use hindsight in measuring and recognizing the compensation cost. This updated guidance is not expected to have a material impact on our results of operations, cash flows or financial condition.

F-28

In August 2014, the FASB issued ASU 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued).

All other newly issued accounting pronouncements which are not yet effective have been deemed either immaterial or not applicable.

We reviewed all other recently issued accounting pronouncements and determined these have no current applicability to the Company or their effect on the financial statements would not have been significant.

3. GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying consolidated financial statements, the Company has incurred a net loss of $3,896,531 for the nine (9) months ended September 30, 2020 and has an accumulated deficit of $13,936,898 as of September 30, 2020.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. The Company is significantly dependent upon its ability, and will continue to attempt, to secure equity and/or additional debt financing. There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The unaudited consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These unaudited consolidated financial statements do not include any adjustments that might arise from this uncertainty.

4. INVENTORIES

As of September 30, 2020, the Company had inventory assets for a total of $1,703,162. The Company had inventory assets of $830,504 as of December 31, 2019.

F-29

5. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at September 30, 2020 and December 31, 2019, consisted of:

	September 30, 2020	December 31, 2019
Computers	$11,788	$11,788
Office Furniture	14,390
Building & Improvement	29,673	25,000
Leashold Improvement	66,932
Forklift 1	3,000	3,000
Forklift 2	2,871	2,871
Truck 2018 Hino 155 5347	30,181	30,181
Truck 2018 Hino 155 5647	30,181	30,181
Truck 2018 Hino 155 5680	30,181	30,181
Truck 2019 Hino 155 3710	24,865	24,865
Truck 2019 Hino 155 7445	34,213	34,213
Machinery & Equipment	994,540	913,696
Office Equipment	62,400	62,400
Vehicles	409,108	409,108
Accumulated Depreciation	(449,910)	(99,815)

	$1,294,412	$1,477,668

Depreciation and Amortization expenses for the nine (9) months ended September 30, 2020 was $505,969 compared to $18,231 for the same period of September 30, 2019.

6. ACCRUED EXPENSE

As of September 30, 2020, the Company had accrued expenses of $1,202,372 compared to $714,962, for the year-end December 31, 2019.

7. INCOME TAX

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

8. RELATED PARTY TRANSACTIONS

The following table presents a summary of the Company’s promissory notes issued to related parties as of September 30, 2020:

Noteholder	Note Amount	Issuance Date	Unpaid Amount
S. Masjedi	$150,000	12/10/2010	$75,567
A. Masjedi	500,000	6/1/2013	358,282
M. Shenkman	10,000	2/21/2012	10,000
M. Shenkman	10,000	2/23/2012	10,000
M. Shenkman	10,000	3/14/2013	6,000
M. Shenkman (Entrust)	16,000	9/9/2014	16,000
	$696,000		$475,849

F-30

The following description represent note payable-related party transaction pre-Share Exchange that were assumed by the Company as a condition to the Share Exchange:

In January 2011, MGD, which is now a majority owned subsidiary of Snöbar Holdings, entered into an unsecured promissory note with Mrs. Masjedi, who is now the Company’s President, Chief Executive Officer, Interim Chief Financial Officer, director and majority stockholder. The note had a principal balance of $150,000 with an interest rate of 3% and has a maturity date of December 31, 2022. The balance of the note at September 30, 2020 was $75,567.

On February 21, 2012, Snöbar Holdings entered into an unsecured promissory note with Mr. Shenkman, who is Chairman of the Board of Directors and a shareholder of the Company. The note had a principal balance of $10,000 with an interest rate of 5% and is due on demand. The note’s maturity date has subsequently been extended to December 31, 2022. Interest against the note was extinguished in a subsequent extension of the term. The note had a principal balance of $10,000 as of September 30, 2020.

On February 23, 2012, Snöbar Holdings entered into a promissory note with Mr. Shenkman for $10,000, maturing in one year at an interest of 8%. The note has subsequently been extended to December 31, 2022. Interest under the note was extinguished in a subsequent extension of the term. The note had an outstanding balance of $10,000 as of September 30, 2020.

On March 14, 2013, Snöbar Holdings entered into an unsecured promissory note with a Mr. Shenkman, the Company’s Chairman of the Board of Directors. The note had a principal balance of $10,000 with an interest rate of 5% and an original maturity date of March 14, 2014, subsequently extended to December 31, 2022 with a lower interest rate of 2%/year. Mr. Shenkman also agreed to make all interest retroactive and deferred. The note had an outstanding balance of $6,000 as of September 30, 2020.

On June 1, 2013, Snöbar Holdings entered into a promissory note with Azizollah Masjedi, father-in-law to Shannon Masjedi who’s the Company’s President, Chief Executive Officer, Interim Chief Financial Officer, director and majority stockholder, in an amount of $500,000 to purchase all the shares and interests of IPIC. The note matured on June 31, 2017. As of September 30, 2020, the outstanding balance under this note was $358,282, which includes interest and penalty charges.

On September 9, 2014, Snobar Holdings entered into a second unsecured promissory note with Mr. Shenkman, through his affiliate company Entrust Group for a total amount of $6,000 and a third unsecured promissory note for a total amount of $10,000, both at an annual interest rate of 2%. No term was provided for in each note, but Mr. Shenkman has agreed to a maturity date of December 31, 2022 and the accrual of interest rates and deferral to maturity. The notes had an aggregate outstanding balance of $16,000 as of September 30, 2020.

As of December 31, 2019, the Company had total short-term notes payable of $1,362,605 and long-term notes payable of $8,669,129. As of September 30, 2020, the Company had total short-term notes payable of $1,907,971 and long-term notes payable of $10,588,942.

9. NOTES PAYABLE

The following table presents a summary of the Company’s promissory notes issued to unrelated third parties as of September 30, 2020:

	Note Amount	Issuance Date	Balance
A. Rodriguez	$86,821	3/14/13	$86,821
A. Rodriguez	15,000	7/22/13	15,000
A. Rodriguez	10,000	2/21/14	10,000
Henry Mahgerefteh	144,000	2/15/15	140,503
TRA Capital	106,112	3 loans	106,112
BNA Inv	223,499	6 loans	223,499
Brian Berg	30,000	2/1/12	25,000
Classic Bev	73,473	5/1/17	348,269
JSJ, Investments	75,000	7/12/17	30,239
PowerUp	168,500	8/7/20	168,500
CapCall	1,000,000	9/20, 11/20	457,000
PNC, Inc.	850,000	12/19/20	850,000
PPP	395,600	5/20/20	395,600
SBA Loan	274,000	4/1/20	274,000
Dicer	64,678	7/20/20	64,678
TCA Global fund	2,150,000	5/1/18	2,871,397
TCA Global fund 2	3,000,000	12/17/19	5,954,446
	$8,666,683		$12,021,064

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The following description represent unrelated notes payable transactions pre-reverse merger between Snöbar and the Company that were assumed by the Company as a condition to the Share Exchange Agreement:

In February 2012, MGD entered into an unsecured promissory note with a certain unrelated party, now a shareholder of the Company for a principal balance of $30,000 at in interest rate of 8% per year and maturity date of August 1, 2014. The note’s maturity date has been extended to December 31, 2020 and the interest rate under the extinguished as part of the extension. The note had an outstanding balance of $25,000 as of September 30, 2020.

On March 14, 2013, Snöbar Holdings entered into an unsecured promissory note with a certain unrelated third party, now a shareholder of the Company. The note had a principal balance of $86,821 with an interest rate of 5% and had a maturity date of March 14, 2014. The note’s maturity date has subsequently been extended to February 1, 2020. The entire balance is owed and outstanding as of September 30, 2020.

On July 22, 2013, Snöbar Holdings entered into an unsecured promissory note with a certain unrelated third party. The note had a principal balance of $15,000 with an original interest rate of 5%. Maturity date has been extended to December 31, 2018, and interest rate has been reduced to 2%, and lender agreed to make all interest retroactive and deferred. The balance of the note was $15,000 as of September 30, 2020.

The following description represents unrelated note payable transactions post-merger between Snöbar and the Company:

Effective September 30, 2017, the Company entered into amended promissory notes with BNA/TRA an unrelated third party in an amount of $372,500, one for $172,500, and four others for $50,000 each. On Septmeber 25, 2020 Pacific Ventures Group entered into a settlement agreement with BNA/TRA for a combined amount of $400,000 to be in monthly cash installmentsto be paid as follows. On or before October 10, 2020, PACVwill pay the sum of thirty thousand dollars ($30,000); On or before November 1st, 2020, PACV will pay the sum of thirty thousand ($30,000); On or before December 1, 2020, and continuing through and including May 1st 2023, PACV shall pay twenty-nine (29) consecutive monthly payments of eleven thousand five hundred($11,500); On or before June 1st, 2023, PACV will pay the sum of six thousand five hundred($6,500);

On July 12, 2017, the issued a Convertible Promissory Note to JSJ Investments Inc. for total gross proceeds of $75,000. The company entered into a mutually agreed upon settlement agreement that called out for monthly payments of $3,359.90. All payments are current and the balance on the note as of September 30, 2020 was $30,239. There is no conversion feature to this settlement and only cash payment.

Over the past year Classic Beverage has periodically issued loans to the Company. The Company has agreed to pay interest 10% per year and has agreed on penalty fees if late on payments. The note is due on demand. The current balance is $348,269, including capitalized interest and penalty fees.

On May 1, 2018, Pacific Ventures Group entered into a secured promissory note with TCA Global Master Fund. The note was secured by interests in tangible and intangible property of Pacific Ventures Group. The effective interest rate on the note is 16%. The outstanding balance of the notes with TCA Global Fund for San Diego Farmers Outlet is $2,871,397 as of September 30, 2020.

On December 17, 2019 Pacific Ventures Group entered into a secured promissory note with TCA Special Situations Credit Strategies ICAV. The note was secured by interests in tangible and intangible property of Pacific Ventures Group. The effective interest rate is 16%. The total outstanding balance of the two (2) notes for Seaport Meat is $5,954,446 as of Sepember 30, 2020.

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In September 2020, Seaport Group Enterprises LLC entered into a revenue based factoring agreement and received an aggregate of $500,000 (less origination fees of $15,000) in exchange for $650,000 of future receipts relating to monies collected from customers or other third party payors. Under the terms of the agreement, the Company is required to make daily payments equal to $21,500 for 30 weeks. The Company received net proceeds of $485,000.

On May 20, 2020, The Company entered into a SBA PPP note in the amount of $395,000 as a result of the COVID-19 pandemic. The note is current and the Company believes that this not will be forgiven by the SBA. The standards set forth for forgivness have been met and exceeded to order to obtain forgiveness by the SBA. The Company’s forgiveness application is pending.

On July 20,2020, Seaport Group Enterprises LLC entered into a note in the amount of $64,678.00 for a new piece of machinery in order to upgrade the processing line. The note is payable monthly in installment payments of $1500.00. As of September 30, 2020 the note is current.

On August 7, 2020, Pacific Ventures Group entered into a convertible promissory note in the amount of $168,500.00. The note matures one year from the issuance and if not prepaid it is convertible into common stock. As of September the principal balance of the note is $168,500.00 and the Company is within the prepayment period.

On April 1, 2020, The Company entered into a SBA note in the amount of $274,000.00 There are not payment due for 12 months. As of September 30, 2020, the note is current. The monthly payments are estimated to be $1500.00 per month.

In August 2019, Seaport Group Enterprises, LLC (“SGE”) agreed to acquire Seaport Meat Company, a wholesale meat distribution and processing company that manufactures and supplies various restaurants and food service institutions, from PNC, Inc., Peter Camarda and Nancy Camarda (collectively, “PNC”). In furtherance of this agreement, the parties entered into an Asset Purchase Agreement on or about August 15, 2019, whereby SGE agreed to purchase certain assets, properties, and rights belonging to PNC. In connection with the closing of the transactions contemplated by the asset purchase acquisition, as part of the consideration for the asset purchase, Seaport Group Enterprises LLC entered into a secured promissory note with PNC INC. in the amount of $850,000 due in three payments over 18 months.

On or about May 13, 2020, SGE filed a lawsuit against PNC in Los Angeles Superior Court, based on PNC’s material breaches of the Asset Purchase Agreement and the Consulting and Covenant Not to Compete Agreement (the “Consulting Agreement”), as well material misrepresentations that PNC made to SGE. SGE’s complaint alleges causes of action against PNC for including but not limited to fraud.

As of the date of this report, the note to PNC is past due as the amounts due, if any, are in dispute within the above referenced action brought by SGE. The Company and SGE intend to vigorously pursue its rights and remedies against PNC as well as defend the allegations set forth in the counter complaint. Management does not believe that an adverse ruling would have a material effect on the operations of the Company.

As of December 31, 2019, the Company had short-term notes payable of $1,362,605 and long-term notes payable of $8,669,129.

As of September 30, 2020, the Company had short-term notes payable of $1,907,971 and long-term notes payable of $10,588,942.

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10. STOCKHOLDERS’ EQUITY

Share Exchange

On August 14, 2015, Snöbar Holdings entered into the Share Exchange Agreement with the Company and Snöbar Holdings’ shareholders (the “Snöbar Shareholders”) who held of record (i) at least 99% and up to 100% of the total issued and outstanding shares of Class A Common Stock and (ii) 100% of the total issued and outstanding shares of Class B Common Stock, of Snöbar Holding. In accordance with the terms and provisions of the Share Exchange Agreement, the Company acquired all of the issued and outstanding shares of Snöbar Holdings’ Class A and Class B Common Stock from Snöbar Shareholders, with Snöbar Holdings becoming a wholly owned subsidiary of the Company, in exchange for the issuance to the Snöbar Shareholders of 22,500,000 shares of restricted common stock of the Company and the issuance of 2,500,000 restricted shares of the Company’s common stock to certain other persons (as set forth below).

There was 0 restricted shares of the Company’s common stock issued during the fiscal quarter ended September 30, 2020.

Common Stock and Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of its preferred stock, $0.001 par value per share. The Company designated 6,000,000 shares of preferred stock as Series E Preferred Stock (the “Series E Preferred Stock”). Under the rights, preferences and privileges of the Series E Preferred Stock, for every share of Series E Preferred Stock held, the holder thereof has the voting rights equal to 10 shares of common stock. As of December 31, 2019, there were 6,000,000 shares of Series E Preferred Stock issued and outstanding. Additionally, Company has designated 10,000 shares of Series F Preferred Stock and 10,000 shares of the Series F Preferred Stock are issued and outstanding. Each share of Series F Preferred Stock is convertible into 0.1% of the issued and outstanding stock at the time of conversion.

From January 1, 2020 through September 30, 2020, the Company issued 0 shares of its common stock.

The Company is authorized to issue up to 900,000,000 shares of its common stock, $0.001 par value per share. Holders of common stock have one vote per share. As of September 30, 2019, and the same period in 2020, there were 477,226,000 and 6,871,351 shares of the Company’s common stock issued and outstanding, respectively. The September 30, 2020 common stock issued and outstanding shares reflect the 1-for-500 reverse stock split that occurred on April 13, 2020.

On April 13, 2020 the Company effected a 500 for 1 reverse split of its common stock. The number of authorized common shares remained 900,000,000.

11. COMMITMENTS, CONTINGENCIES AND UNCERTAINTIES

Operating Lease

The Company is currently obligated under two operating leases for office spaces and associated building expenses. Both leases are on a month-to-month basis at a monthly rate of $450 and $330, respectively.

SDFO operations are located at 10407 Friars Rd, San Diego, CA 92110, where they occupy an aggregate of approximately 10,000 square feet pursuant to leases. The 5-year leases are on an annual basis at a monthly rate of $6,000 per month.

Seaport Group Enterprise LLC is located at 2533 Folex Way, Spring Valley CA 91978, where they occupy an aggregate of approximately 17,000 square feet pursuant to the lease. The 5-year leases are on an annual basis starting at a monthly rate of $14,750.00 per month.

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San Diego Farmers Outlet and Seaport Meat Company Operating Leases

The Company in May 1, 2018 assumed a lease agreement for a facility site and entered into a lease agreement for office space for San Diego Farmers Outlet. The lease has a term of five years expiring on April 30, 2023.

Future minimum lease payments, as set forth in the lease, are below:

YEAR	AMOUNT
2020	$72,000
2021	$72,000
2022	$72,000
2023	$24,000

The Company on December 1, 2019 entered into a lease agreement for a facility site for office space for Seaport Meat Company. The lease has a term of five years expiring on November 30, 2024.

Future minimum lease payments, as set forth in the lease, are below:

YEAR	AMOUNT
2020	$177,000
2021	$177,000
2022	$177,000
2023	$177,000
2024	$162,250

12. RECENT EVENTS

In March 2020, the World Health Organization characterized a novel strain of coronavirus (“COVID-19”) as a pandemic amidst a rising number of confirmed cases and thousands of deaths worldwide. As of December 28, 2019, the COVID-19 pandemic had not had a significant impact on our business. However, since mid-March 2020, our business has been significantly impacted. Beginning in mid-March 2020, many countries, including the United States, took steps to restrict travel, temporarily close or enforce capacity restrictions in businesses, schools and other public gathering spaces. Restrictions on public gatherings and attendance at retail or other establishments, including restaurants, and recreational, sporting and other similar venues, continue to evolve and are expected to continue to remain in effect in some capacity for the near-term. It remains unclear when and to what extent the COVID-19 pandemic will fully abate. Since mid-March 2020, the operations of our restaurant, hospitality and education customers (and our operations that are dependent upon these customers) have been significantly disrupted by the spread of COVID-19 and the corresponding sudden and significant decline in consumer demand for food prepared away from home.

13. SUBSEQUENT EVENTS

ASC 855-16-50-4 establishes accounting and disclosure requirements for subsequent events. ASC 855 details the period after the balance sheet date during which we should evaluate events or transactions that occur for potential recognition or disclosure in the financial statements, the circumstances under which we should recognize events or transactions occurring after the balance sheet date in its financial statements and the required disclosures for such events.

On April 13, 2020 the Company effected a 500 for 1 reverse split of its common stock. The number of authorized common shares remained 900,000,000.

In August 2019, Seaport Group Enterprises, LLC (“SGE”) agreed to acquire Seaport Meat Company, a wholesale meat distribution and processing company that manufactures and supplies various restaurants and food service institutions, from PNC, Inc., Peter Camarda and Nancy Camarda (collectively, “PNC”). In furtherance of this agreement, the parties entered into an Asset Purchase Agreement on or about August 15, 2019, whereby SGE agreed to purchase certain assets, properties, and rights belonging to PNC. In connection with the closing of the transactions contemplated by the asset purchase acquisition, as part of the consideration for the asset purchase, Seaport Group Enterprises LLC entered into a secured promissory note with PNC INC. in the amount of $850,000 due in three payments over 18 months

On or about May 13, 2020, SGE filed a lawsuit against PNC in Los Angeles Superior Court, based on PNC’s material breaches of the Asset Purchase Agreement and the Consulting and Covenant Not to Compete Agreement (the “Consulting Agreement”), as well material misrepresentations that PNC made to SGE. SGE’s complaint alleges causes of action against PNC for including but not limited to fraud. On or about October 19, 2020, PNC filed a Cross-Complaint alleging among other matters breach of the secured promissory note and fraud.

As of the date of this report, the note to PNC is past due as the amounts due, if any, are in dispute within the above referenced action brought by SGE. The Company and SGE intend to vigorously pursue its rights and remedies against PNC as well as defend the allegations set forth in the counter complaint. Management does not believe that an adverse ruling would have a material effect on the operations of the Company.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, California, on March 4, 2021.

PACIFIC VENTURES GROUP, INC.

By:	/s/ Shannon Masjedi
Shannon Masjedi
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc Shenkman	Chairman of the Board	March 4, 2021
Marc Shenkman

/s/ Shannon Masjedi	Chief Executive Officer	March 4, 2021
Shannon Masjedi	(Principal Executive Officer)

/s/ Shannon Masjedi	Chief Financial Officer	March 4, 2021
Shannon Masjedi	(Principal Financial and Principal Accounting Officer)

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